As filed with the Securities and Exchange Commission on September 24, 2025.

Registration Statement No. 333-290239

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANGIE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	5130	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3/F., West Gate Tower

No. 7 Wing Hong Street

Lai Chi Kok,

Kowloon Hong Kong

+852 2777 7623

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central, Hong Kong SAR +852 3923 1111	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 (703) 919-7285

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _________, 2025

1,500,000 Ordinary Shares

Angie Holdings Limited

This is the initial public offering on a firm commitment basis of the ordinary shares (“IPO”), par value US$0.0001 per share (“Ordinary Shares” or “Shares”), of Angie Holdings Limited (“Angie”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose subsidiary is established in Hong Kong. We are offering 1,500,000 Ordinary Shares of Angie, representing 9.84% of the Ordinary Shares following completion of the offering of Angie. Following the offering, 9.84% of the Ordinary Shares will be held by shareholders for general trading, assuming the underwriter does not exercise the over-allotment option.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of the Shares in this offering is expected to be between US$4.00 and US$6.00 per share. The offering is being made on a “firm commitment” basis by the underwriter. See “Underwriting”. We intend to apply to list the Shares on the Nasdaq Capital Market under the symbol “[●]”. Listing of the Shares on Nasdaq is a condition to the offering. There is no assurance that such application will be approved, and if our application is not approved, this offering will be terminated.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary (as defined below).

Angie is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary. This holding structure involves unique risks to investors as the Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities which are registered for sale, including that it could cause the value of such securities to significantly decline or become worthless. Please refer to page 27 below for further details. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Angie, the Cayman Islands entity that will issue the Ordinary Shares being offered. This is an offering of the Ordinary Shares of Angie, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 15 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. Due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may also be subject to unique risks due to the uncertainty of the interpretation and application of PRC laws and regulations.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations or even significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

The legal and operational risks associated in operating in the PRC also apply to the Operating Subsidiary’s operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary were to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiary, we and/or our subsidiary could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiary and may materially and adversely affect our subsidiary’s business and our results of operations. As of the date of this prospectus, regulatory actions related to data security or anti-monopoly concerns in Hong Kong do not have a material impact on our ability to conduct business, accept foreign investment in the future, continue to list on a United States stock exchange or a foreign stock exchange. However, new regulatory actions related to data security or anti-monopoly concerns in Hong Kong may be taken in the future, and such regulatory actions may have a material impact on our ability to conduct business, accept foreign investment, continue to list on a United States stock exchange or foreign stock exchange. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with any of the PRC and Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 17; and “Risk Factors – Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 21.

We are aware that the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary – Regulatory Development in the PRC” beginning on page 9.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirements within three business days after the completion of the offering.

Given the Company does not have any subsidiary which is incorporated in the PRC, we are of the view that the Company is not subject to the filing requirements under the CSRC Filing Rules.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the CSRC Filing Rules currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Operating Subsidiary’s operations and our offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the CSRC Filing Rules does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 21.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or our subsidiary to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Regulatory Developments in the PRC” beginning on page 9.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 22. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For Angie to transfer cash to its subsidiary, Angie is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles (as defined below) to provide to our subsidiary incorporated in Hong Kong through loans or capital contributions. Our Operating Subsidiary may transfer cash to Angie but is subject to the condition that, under the Companies Ordinance of Hong Kong, it may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus, As a holding company, Angie may rely on dividends and other distributions on equity paid by its subsidiary for its cash and financing requirements. If the Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Angie. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to The Shares — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of the Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business” on page 27, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details. During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, our Operating Subsidiary and Angie did not declare or pay any dividends and there was no transfer of assets between Angie and its Operating Subsidiary. However, our Operating Subsidiary paid constructive dividends, which are economic benefits conferred on a shareholder without a dividend being formally declared, of $971,427 in FY 2024, $1,190,621 in FY2023 and $208,952 in the six months ended June 30, 2025 to Ms. Fong. There is no tax implication in relation to the constructive dividends received by Ms. Fong in Hong Kong.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, 15,250,000 Ordinary Shares will be outstanding (assuming that the underwriter does not exercise any portion of the over-allotment Option). Angie will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Fong, the Controlling Shareholder will own 11,970,000 of the total issued and outstanding Ordinary Shares through Visionary Value Investments Limited and Nexus Capital Development Limited, representing approximately 78.49% of the total voting power. Mr. Fong is our Chief Executive Officer and Chairman of the Board of Directors. Mr. Fong will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. In addition, given that Ms. Fong, an executive director and our Chief Operating Officer will own 665,000 of the total issued and outstanding Ordinary Shares through Stella Wealth Investments Limited, representing approximately 4.36% of the total voting power, is a sibling of Mr. Fong, such family relationship will further concentrate share ownership among company management.

		Per Share		Total(2)
IPO price	$		$
Underwriting discounts(1) and commissions	$		$
Proceeds, before expenses, to us	$		$

(1)	Represents underwriting discounts equal to 7.5% per Ordinary Share.
(2)	Assumes that the underwriter does not exercise any portion of the over-allotment option.

We expect our total expenses for this offering (including expenses payable to the underwriter for its out-of-pocket expenses) to be approximately US$[●] exclusive of the above discounts. In addition, we will pay a non-accountable expense allowance and additional compensation in connection with this offering defined by the Financial Industry Regulatory Authority (“FINRA”) as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See full description in the section “Underwriting.”

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus. We have granted the underwriter an option for a period of forty-five (45) days after the closing date of this offering (the “Closing Date”) to purchase up to 225,000 additional Ordinary Shares (equal to 15% of the Ordinary Shares sold in this offering) from us at the IPO price, less the underwriting discounts and commissions (the “Over-Allotment Option”). If the underwriter exercises the Over-Allotment Option in full, assuming the public offering price per Ordinary Share is US$            , the total underwriting discounts payable will be US$            and the total proceeds to us, before expenses, will be US$       .

The underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about           , 2025.

The date of this prospectus is                , 2025.

i

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriter has not, authorized anyone to provide you with different information, and we and the underwriter take no responsibility for any other information others may give you. We are not, and the underwriter are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Angie is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer”. As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including                , 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Amended and Restated Memorandum and Articles” refers to the amended and restated memorandum and articles of association of our Company to be adopted by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective;

●	“BVI” refers to the British Virgin Islands;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company”, “we”, “us” and “Angie” refers to Angie Holdings Limited, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on March 6, 2025, that will issue the Ordinary Shares being offered and does not include Angie International.

●	“Controlling Shareholder” refers to Mr. Fong, our Chief Executive Officer and Chairman of the Board of Directors. See “Management” and “Principal Shareholders” for more information;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“Group” refers to the Company and its subsidiary, Angie International;

●	“HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“HKRITA” refers to The Hong Kong Research Institute of Textiles and Apparel Limited, a company established under the funding of the Hong Kong Government’s Innovation and Technology Commission and hosted by PolyU;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“Memorandum and Articles” refers to the memorandum of association and the articles of association of our Company adopted on March 6, 2025;

●	“Mr. Fong” refers to Mr. Wai Sing FONG, our Controlling Shareholder, an executive director, Chief Executive Officer and Chairman of the Board of Directors;

●	“Ms. Fong” refers to Ms. Mei Yuk FONG, an executive director, our Chief Operating Officer and a sibling of Mr. Fong;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“Operating Subsidiary” or “Angie International” refers to Angie International Limited, a company incorporated in Hong Kong with limited liability, a directly wholly-owned subsidiary of Angie Holdings Limited and our sole operating subsidiary in Hong Kong;

●	“Ordinary Shares” or “Shares” refer to our ordinary shares, par value US$0.0001 per ordinary share;

●	“our Group” or “the Group” refers to Angie Holdings Limited and the Operating Subsidiary;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“PolyU” refers to the Hong Kong Polytechnic University;

●	“PRC” or “China” or “mainland China” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan for the purposes of this prospectus;

iii

●	“PRC government” or “PRC authorities” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC;

●	“R&D” means research and development;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“U.S. dollars” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of the over-allotment option.

Angie is a holding company with operations conducted in Hong Kong through its key Operating Subsidiary in Hong Kong, Angie International. Angie International’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of June 30, 2025. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iv

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “Angie”, “we”, “us”, “our”, the “Company”, and similar designations refer to Angie Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Angie International. We have been engaged in the provision of corporate uniforms with or without special functionalities and safety products in Hong Kong since 2015. As a supplier of corporate uniforms, we provide our customers not only with finished goods but also ancillary services, including design, tailoring and functionality counseling.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Established track record in the corporate uniform industry in Hong Kong;
●	Complete but flexible and effective supply chain;
●	Implementation of stringent quality assurance system;
●	Collaboration with a reputable university in Hong Kong in R&D of new functional fabrics and mobile applications; and
●	Experienced and professional management team.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Strengthening R&D capabilities;
●	Expanding overseas presences; and
●	Increasing spending on marketing and branding.

Corporate History and Structure

Angie was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in March 2025. Angie’s direct subsidiary is Angie International, which was incorporated as a company with limited liability under the laws of Hong Kong in June 2015.

The chart below illustrates our corporate structure and identifies our subsidiary as of the date of this prospectus:

Mr. Fong
Mr. Fong
Ms. Fong
Victor Kin Wing CHOY
Hiu Ching LEE
100%
100%
100%
100%
100%
Visionary Value Investments Limited (BVI)
Nexus Capital Development Limited (BVI)
Stella Wealth Development Limited (BVI)
Quantum Value Investments Limited (BVI)
Jaxton Ocean Capital Development Limited (BVI)
77.38%
9.67%
4.84%
4.84%
3.27%
Angie (Cayman Islands)
100%
Angie International (Hong Kong)

The chart below illustrates our corporate structure and identifies our subsidiary upon completion of this offering (assuming the underwriter does not exercise the over-allotment option):

Mr. Fong
Mr. Fong
Ms. Fong
Victor Kin Wing CHOY
Hiu Ching LEE
100%
100%
100%
100%
100%
Visionary Value Investments Limited (BVI)
Nexus Capital Development Limited (BVI)
Stella Wealth Development Limited (BVI)
Quantum Value Investments Limited (BVI)
Jaxton Ocean Capital Development Limited (BVI)
Public shareholders
69.77 %
8.72%
4.36%
4.36%
2.95%
9.84%
Angie (Cayman Islands)
100%
Angie International (Hong Kong)

Upon the completion of this offering, 15,250,000 Ordinary Shares will be outstanding assuming the underwriter does not exercise the over-allotment option. Angie will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Fong, the Controlling Shareholder will own an aggregate of 11,970,000 issued and outstanding Ordinary Shares through Visionary Value Investments Limited and Nexus Capital Development Limited, representing approximately 78.49% of the total voting power. Mr. Fong is our Chief Executive Officer and Chairman of the Board of Directors. Mr. Fong will have the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. In addition, given that Ms. Fong, an executive director and our Chief Operating Officer will own 665,000 of the total issued and outstanding Ordinary Shares through Stella Wealth Investments Limited, representing approximately 4.36% of the total voting power, is a sibling of Mr. Fong, such family relationship will further concentrate share ownership among company management.

Holding Company Structure

Angie is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiary. This is an offering of the Ordinary Shares of Angie, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, Angie’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. This holding structure involves unique risks to investors as the Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities which are registered for sale, including that it could cause the value of such securities to significantly decline or become worthless. Please refer to page 27 below for further details.

Transfers of Cash To and From Our Subsidiary

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by the board of directors.

No regulatory approval is required for Angie to transfer cash to its subsidiary. Angie is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to our Operating Subsidiary through loans or capital contributions. However, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the Company and its subsidiaries by the PRC government to transfer cash.

The ability of our Operating Subsidiary to transfer cash to Angie is subject to the following condition: according to the Companies Ordinance of Hong Kong, our Operating Subsidiary may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus, hence no summary and setting out of the policies and the relevant procedures are available.

During the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025 and up to the date of this prospectus, our Operating Subsidiary and Angie did not declare or pay any dividends and there was no transfer of assets between Angie and its Operating Subsidiary. However, our Operating Subsidiary paid constructive dividends, which are economic benefits conferred on a shareholder without a dividend being formally declared, of $971,000 in FY 2024, $1,190,621 in FY2023 and $208,952 in the six months ended June 30, 2025 to Ms. Fong. There is no tax implication in relation to the constructive dividends received by Ms. Fong in Hong Kong (see F-24 below).

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. Angie is permitted under the laws of Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to its subsidiary through loans or capital contributions. The Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to Angie through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Angie and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiary, to Angie and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from Angie to our Operating Subsidiary nor from our Operating Subsidiary to Angie and the investors in the U.S. There is currently no restriction or limitation under the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business”, “Risk Factors — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”, and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are citizens and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are citizens or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, e.g., declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Directors and Executive officers	Age	Position
Wai Sing FONG	39	Chairman of the Board of Directors and Chief Executive Officer
Mei Yuk FONG	35	Director and Chief Operating Officer
Wing Hang CHAN	48	Chief Financial Officer
Yan Fai LEE	41	Independent Director Appointee
Pik Yin MOK	52	Independent Director Appointee
Ngo Yin TSANG	51	Independent Director Appointee

All of our directors and officers reside outside the United States in Hong Kong. TWSL Partners, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors”.

Risks Related to Our Business and Industry

●	A significant portion of our revenue was generated from a limited number of customers, and any significant decrease in the revenue derived from our major customers may materially and adversely affect our financial condition and operating results.

●	We have not entered into any long-term agreements with our customers, which expose us to the risk of uncertainty and potential volatility in respect of our revenue.

●	We have not entered into any long-term agreements with third party factories and any disruption in the relationships with the third-party factories or their manufacturing operations could adversely affect our business.

●	Fluctuation in the price, availability and quality of raw materials could affect our or our suppliers’ production, which would then result in increased costs for us.

●	Cash inflows and outflows may be irregular and, thus, may affect our net cash flow position.

●	Our performance depends on market conditions and trends in the corporate uniform industry and if there is any slowdown of economy in Hong Kong, the demands for corporate uniforms and hence our revenue may decrease significantly.

●	We face keen competition from other players in the market.

●	Our Group is dependent on key personnel and there is no assurance that our Group can retain them.

●	We have leased properties, and we may not be able to renew current leases or relocate for relevant leased properties.

●	Product liability and product recall may adversely affect our Group’s results or operations.

●	Our insurance coverage may not be adequate to cover potential liabilities.

●	Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget.

●	If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.

●	We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

Risks Relating to Doing Business in Hong Kong

●	Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

●	We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

●	We may be subject to laws and regulations regarding data security in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong- based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

●	Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

●	The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

●	If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

●	A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

●	There are political risks associated with conducting business in Hong Kong.

●	The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Risks Relating to our Ordinary Shares

●	There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

●	The trading price of the Shares may be volatile, which could result in substantial losses to you.

●	Volatility in our Ordinary Share price may subject us to securities litigation.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective companies. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

●	Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

●	We rely on dividends and other distributions on equity paid by our subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

●	If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

●	If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

●	If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

●	Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	The board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the board of directors, you must rely on price appreciation of the Shares for return on your investment.

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholder, who is also our executive director and officer, may not be the same as or may even conflict with your interests.

Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirements within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiary is incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiary or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiary, the business operation of the Operating Subsidiary and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

We have been advised by TWSL Partners, our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Operating Subsidiary has obtained all requisite licenses and approvals, namely, the business registration certificate, for its business operations in Hong Kong which remain in force and have not been denied, suspended or revoked. As of the date of this prospectus and according to our Hong Kong counsel, Angie is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. Our directors are of the view that we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations. As at the date of this prospectus, the key operations of the Company are primarily conducted in Hong Kong through our Operating Subsidiary. The Company does not have any business operations, assets or customers located in the PRC. Accordingly, the Company has not engaged a PRC counsel on the matters aforementioned, hence no opinion is expressed. This is a view shared by our Hong Kong counsel and U.S. counsel.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiary was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Angie and the Operating Subsidiary are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in San Mateo, California and is subject to inspection by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted”.

See “Risk Factors – Risks Relating to The Shares – Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 22.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer”, our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal office is located at 3/F., West Gate Tower, No. 7 Wing Hong Street, Lai Chi Kok, Kowloon, Hong Kong. Our telephone number is (+852) 2777 7623. Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Offering

Securities being offered	:	1,500,000 Ordinary Shares.
IPO price	:	We estimate the IPO price will be between US$4.00 and US$6.00 per Ordinary Share.
Number of Ordinary Shares outstanding before this offering	:	13,750,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering	:	15,250,000 Ordinary Shares (or 15,475,000 Ordinary Shares if the underwriters exercise in full the option to purchase additional Ordinary Shares).
Over-Allotment Option	:

We have granted the underwriter an option to purchase up to 225,000 additional Ordinary Shares from us at the public offering price less the underwriting discount within 45 days after the Closing Date to cover over-allotments.

Use of proceeds	:	Based upon an assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$5,032,845 if the underwriter does not exercise the over-allotment option, and US$6,062,220 if the underwriter exercises the over-allotment option in full, after deducting the underwriting discounts and commissions, non- accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●	Approximately 25% for R&D of new functional materials;

●	Approximately 25% for R&D in using AI and/or software or mobile application to enhance automation of operation;

●	Approximately 20% for branding and marketing;

●	Approximately 15% for setting up representative offices in foreign countries such as France, Singapore and Dubai; and

●	The remaining 15% to fund working capital and for other general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 36.

Lock-up	:

We, our directors, officers, and holders of 5% or more of our Ordinary Shares as of the date of this prospectus have agreed with the underwriter, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares or securities convertible into or exercisable or exchangeable for the Shares for a period of six (6) months after the Closing Date or the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol	:	We intend to apply to list the Shares on the Nasdaq Capital Market under the symbol “[●]”.

Transfer agent and registrar	:	Vstock Transfer, LLC

Risk factors	:	Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriter’s over-allotment option and is based on 13,750,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

A significant portion of our revenue was generated from a limited number of customers, and any significant decrease in the revenue derived from our major customers may materially and adversely affect our financial condition and operating results.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers during the years December 31, 2024 and 2023, and the six months ended June 30, 2025 accounted for 23%, 26% and 31% of our total revenue, respectively.

There is no assurance that we will continue to be awarded with purchase orders from our major customers in the future. If there is a significant decrease in the revenue derived from our major customers, and we are unable to secure new purchase orders as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, if our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

We have not entered into any long-term agreements with our customers, which expose us to the risk of uncertainty and potential volatility in respect of our revenue.

Generally, we do not enter into any long-term agreements with our customers as business is typically done on an order-by-order basis. Our customers are not obliged to place further orders with us. The orders from our customers may vary from period to period and our customers may even cancel or defer orders under exceptional circumstances. There is also no assurance that the volume or profit margin of our customers’ orders will be consistent with our expectations when we plan our expenditures.

As our customers’ orders may vary significantly from period to period, it is difficult for us to forecast future order quantities. We cannot assure you that any of our customers will continue to place orders with us in the future at the same volume, or at the same profit margin, as compared with prior periods, or at all. Consequently, our business operations and financial conditions may differ from time to time and may fluctuate significantly in the future. If any or a number of our customers cease to place orders with us and if we fail to secure alternative orders in a timely manner, our business and financial performance and results of operations would be materially and adversely affected.

We have not entered into any long-term agreements with third party factories and any disruption in the relationships with the third-party factories or their manufacturing operations could adversely affect our business.

During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, we outsourced the production of our apparel products to third party factories which are mainly located in the PRC. As such, our Group relies on the ability and efficiency of third-party factories to produce apparel products for our customers and therefore the third party factories play a vital role in the one-stop manufacturing services offered to our customers. In addition, our purchases from top three subcontractors accounted for 86% of our total purchase for the year ended December 31, 2024 which implies that we are substantially dependent on the top three subcontractors.

We do not enter into any long-term agreements with the third party factories as we engage them on a case by case basis depending on the requirements and specifications of our customers. There is no assurance that all or any of the third party factories will continue to produce apparel products for our Group at the desired quality and quantity, in a timely manner or on commercially acceptable terms. Any disruption in the third party factories’ production may inevitably have a negative impact on their ability to produce the apparel products in line with the required schedule. If any of the third party factories terminates their business with our Group or if there are any changes to the current business arrangements, we may not be able to source stable and suitable products from comparable alternative third party factories in a timely manner or on commercially acceptable terms. Any of these events may result in production delay and would adversely affect our Group’s ability to fulfil customers’ orders and in turn affect our sales and profitability.

Fluctuation in the price, availability and quality of raw materials could affect our or our suppliers’ production, which would then result in increased costs for us.

We and our suppliers must procure raw materials on a timely basis in order to meet the delivery date set by our customers as well as their expectation. Our business is dependent upon our suppliers’ ability to source sufficient supply of raw materials that meet our and our customers’ specifications, including good quality, satisfactory prices and delivery of products in a timely manner. The availability of raw materials may be affected by many factors beyond our control, including natural disasters such as droughts, floods and earthquakes, seasonal fluctuations, climate conditions, economic conditions, customer demand and governmental regulations. In addition, we generally do not enter into any long-term supply agreements with our suppliers and/or suppliers nominated by our customers for the supply of principal raw materials. As it is our Group’s practice not to keep any inventory for the raw materials to be used before receiving customers’ orders, we rely on the timely delivery of raw materials by our suppliers. A material shortage in the supply of raw materials will affect our production and delivery schedules and our customer’s perception of our manufacturing and sourcing ability.

Raw material suppliers may take into account many factors including, among other things, demand and supply when fixing the prices of their raw materials. Increases in raw material prices will adversely affect our gross profit margin if such additional costs are passed on to us by our suppliers and we are unable to pass on such additional costs to our customers.

Cash inflows and outflows may be irregular and, thus, may affect our net cash flow position.

In general, we do not receive any full payment when we receive purchase orders from our customers. Nevertheless, we may incur various costs, including settlement of our subcontractors’ fees, while payments from customers will be fully paid afterwards. Accordingly, the cash inflows and outflows for a particular purchaser order may fluctuate. If, during any particular period of time, there exists too many purchase orders that require substantial cash outflow but are not covered by sufficient cash inflows from trade receivables, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt payments due to us. We rely on cash inflow from our customers to meet our payment obligation to our subcontractors, which is dependent on prompt settlement of bills by our customers. As such, we may record a significant cash outflow in the event that we take up too many purchase orders during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and customers, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect our ability to repay our subcontractors. This will negatively affect our business operation and financial performance.

Our performance depends on market conditions and trends in the corporate uniform industry and if there is any slowdown of the economy in Hong Kong, the demand for corporate uniforms and hence our revenue may decrease significantly.

During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, the majority of our revenue was derived from our provision of corporate uniforms to customers. The future development of the corporate uniform industry depends largely on the demands from our customers, which in turn are dependent on their business performance and the overall economy in Hong Kong. If there is any slowdown of the economy in Hong Kong, demands from our customers would decrease significantly, and our business, financial position and prospect may be adversely and materially affected as a result.

We face keen competition from other players in the market.

The corporate uniform industry in Hong Kong is competitive. According to anecdotal evidence, there were more than 200 corporate uniform suppliers in Hong Kong as at the date of this prospectus. Some of our competitors may have certain advantages over us, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with customers, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on stock exchanges, which may give them an edge in terms of financing capability and reputation. New participants may also enter the industry. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

Our Group is dependent on key personnel and there is no assurance that our Group can retain them

Our directors believe that our success is largely attributable to, among other things, the contribution of Mr. Fong, our executive director. Details of his expertise and experience are set out in the section headed “Management” in this prospectus. Our key personnel as well as their management experience in the corporate uniform industry in Hong Kong are crucial to our operation and financial performance. Although we enter into a service agreement with each of our executive directors, there could be an adverse impact on our operation should any of our executive directors terminate his service agreement with us or otherwise cease to serve our Group and appropriate persons could not be found to replace them. There is no assurance that we will be able to attract and retain capable staff in the future. In such event, the business and financial position and prospects of our Group could be materially and adversely affected.

We have leased properties, and we may not be able to renew current leases or relocate for relevant leased properties.

Currently, we leased properties for our business operations in Hong Kong. Our lease agreement had a term of 2 years and may be renewed upon mutual agreement. However, we cannot assure you that our rights to use these properties may not be challenged or that we will always be able to successfully renew such lease upon their expiry. If we are required to relocate our office, we may not be able to relocate in a timely manner or on reasonable commercial terms, which, in turn, may materially and adversely affect our operations. In addition, we would incur additional relocation costs, thereby affecting our business operations and financial condition. Moreover, due to rapid rental increases, we may not be able to renew the existing lease at reasonable price. Therefore, we may not be able to obtain new lease at desirable locations or renew our existing lease on acceptable terms, in a timely fashion or at all, resulting in the closure or relocation of the leased properties, which may materially and adversely affect their results, and, in turn could adversely affect our business and results of operations.

Product liability and product recall may adversely affect our Group’s results or operations.

Our obligation is to ensure that the apparel products for sale are safe and bear the appropriate safety warnings depending on the nature of product in question. Our Company requires our suppliers to satisfy certain standards regarding the quality and specifications of our apparel products. However, we cannot assure you that the apparel products manufactured will not cause or have the risk of causing harm at any point in a way that exposes our Group to liability and/or requires our Group to undertake a product recall. Should our products be recalled, our Group’s business, financial condition and results of operations, as well as our reputation may be materially and adversely affected. Even if there is no basis to a product recall or if a product liability claim against our Group was unsuccessful or not fully pursued, our reputation with our existing and potential new customers and our corporate and brand image could be materially and adversely affected by the negative publicity created by any allegation that our products are defective, caused harm, or subject to any product recall.

Our insurance coverage may not be adequate to cover potential liabilities

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to retain and attract personnel, availability and performance of subcontractors and cost management, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is too expensive to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or, even if renewed, on similar or other acceptable terms as before. If we suffer from severe unexpected losses or the amount of losses far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget

We intend to further increase our capital reserve for financing our marketing activities, developing new functional materials and mobile application in order to cope with the expected increase in demand for our goods. However, our plans and strategies may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that we will be able to successfully maintain or increase our market share or grow our business successfully after deploying our management and financial resources. Any failure in maintaining our current market position or implementing our plans could materially and adversely affect our business, financial condition and results of operations.

If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations

We are subject to the anti-corruption and anti-bribery laws of Hong Kong, which include but are not limited to the Prevention of Bribery Ordinance. Our procedures and controls to monitor anti-corruption and anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti- corruption and anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of our Operating Subsidiary depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While our Operating Subsidiary has in place business continuity plans, these plans might not be sufficient to mitigate against all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiary, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, staff and other parties concerned with our business operations from time to time. Such claims may include in particular employees’ compensation claims and other claims in relation to our products supplied. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

Risks Related to Doing Business in Hong Kong

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long- arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Angie is a holding company and we conduct our operations in Hong Kong through our Operating Subsidiary. Hong Kong is a Special Administrative Region of the PRC. Although some of our customers are companies with shareholders and directors who live in mainland China, the Operating Subsidiary does not have any business operations in mainland China or is not regulated by any regulator in there. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by way of promulgation or through legislation enacted by Hong Kong’s legislature. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government will not implement the PRC laws and regulations in Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiary in the future and that, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future. Hence, we may face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in incompatibility with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that the PRC government has recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

Our operations are conducted in Hong Kong, a Special Administrative Region of China with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. However, the Operating Subsidiary may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiary operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be individuals from mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the CSRC Filing Rules currently does not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the CSRC Filing Rules do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and our Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. Our Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject our Operating Subsidiary to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which our Operating Subsidiary currently operate or in which we or our Operating Subsidiary may operate in the future.

Additionally, as our Operating Subsidiary is based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and our Operating Subsidiary are not required to seek approval from the CSRC, or any other PRC governmental authorities, for our overseas listing plan, nor have we or our Operating Subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions advising or requiring us to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

We may be subject to laws and regulations regarding data security in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may be subject to a variety of laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) which came into force on December 20, 1996 states that any person who controls the collection, holding, processing or use of personal data (the “Data User”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles sets out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the Data User. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a Data User shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a Data User shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

We are of the view that we are not likely to be in breach of the PDPO as we possess a minimum amount of personal information, if any, in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. In addition, new laws or regulations related to data security in Hong Kong may be enacted or promulgated in the future, or the scope of our business operations in Hong Kong may change in the future, and such laws and regulations may have a material impact on our business in Hong Kong.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 have also shown an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

WWC, P.C. is a firm registered with the PCAOB and is subject to inspections by the PCAOB. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China- based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non- inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB- registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company’s name. This will be a costly and time consuming exercise and distract our management from growing the Operating Subsidiary’s operations. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of the Shares.

The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the HKAA into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law”. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary conducts business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China- based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company’s name. Such investigations or defense would be costly and time consuming and would likely distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through our Operating Subsidiary in Hong Kong, our clients principally comprise of listed companies as well as IPO listing applicants in Hong Kong and abroad. As such, the demand for our IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services may be dependent on the global economy. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, which could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Rising tension between the U.S. and China may have an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolstering U.S. national security and curtailing investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Although we are not involved in the technology sector, any restrictions on investments could also affect our operations. We will closely monitor the developments and potential implications of these regulations to assess any potential indirect effects on our operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through our Operating Subsidiary; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of pegging Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

Most of our clients are domiciled in Hong Kong while our purchases are from China. Since the US economy may enter a downward cycle of the interest rate, any future interest rate cut in the US may lead to a depreciation of the US dollars, which, in turn, will lead to an appreciation of the Renminbi and an increase of our cost. Any significant depreciation of the US dollars against the Renminbi in the near future may materially and adversely affect the operating and financial results of the Company.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, the then President, Donald Trump, signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. After British colonial rule for 155 years from 1842 to 1997, China assumed sovereignty over Hong Kong under the “one country, two systems” principle. The Basic Law, Hong Kong Special Administrative Region’s constitutional document, ensures that the current political situation in Hondg Kong will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the then President of the United States, Donald Trump, signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, cause uncertainty in, e.g., the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. Almost all of our directors and officers are residents in Hong Kong and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities”.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy. Although almost all of our goods are supplied to our clients for their uses in Hong Kong such that recent worldwide tariffs may not have a direct impact on our goods, they could have a material adverse effect on our clients, our service providers, and our other partners. For example, tariffs could increase the cost of operations of our clients, which could affect clients’ investment decisions. Tariffs could also increase the costs of operations of our service providers, which in return may partly shift such costs to us by increasing their fees. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to The Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

The offering under this prospectus is an IPO of our Shares. Prior to the closing of the offering, there was no public market for the Shares. While we plan to list the Shares on the Nasdaq Capital Market, our listing application may not be approved. We may also not complete the offering if we otherwise determine that we will not be able to secure the listing of the Shares on the Nasdaq Capital Market. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell the Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling the Shares and may impair our ability to acquire other companies by using the Shares as consideration.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to a number of broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility after their IPOs, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of the securities of other Hong Kong and PRC companies’ after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile because of, amongst others:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our products, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

Volatility in our Ordinary Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective companies. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of the Shares may be volatile, which could result in substantial losses to you.”, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume of trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may find it difficult and confusing to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under Rule 144.

Our pre-IPO shareholders, may be able to sell their Ordinary Shares under Rule 144 after completion of this offering, subject to certain lock-up agreements. See “Underwriting.” Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

We rely on dividends and other distributions on equity paid by our subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

Angie is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. This holding structure involves unique risks to investors as the Chinese regulatory authorities could disallow this structure, which would like result in a material change in our operations and/or a material change in the value of the securities which are registered for sale, including that it could cause the value of such securities to significantly decline or become worthless. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for internal control over financial reporting. For example, our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified are related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of independent directors and an audit committee. We intend to address the underlying causes of these material weaknesses, including (i) recruiting employees (including a qualified chief financial officer) with knowledge of accounting and SEC financial reporting requirements, and (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we will not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Assuming our shares are listed on the Nasdaq Capital Market, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Shares;

●	reduced liquidity for the Shares;

●	a determination that the Shares are “penny stock”, which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities”. Because we expect that our shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

If you purchase Shares in this offering, you will pay substantially more than our net tangible book value per Share. As a result, you will experience immediate and substantial dilution of US$4.53 per Share, representing the difference between our pro forma as adjusted net tangible book value per Share of US$0.47 as of June 30, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of US$5.00 per share (the midpoint of the price range set forth on the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Shares sold in this offering, even if the initial sales by the underwriter are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public stockholder requirements.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, Mr. Fong, our Controlling Shareholder holds approximately 87.05% of our Ordinary Shares, which in conjunction with his sister, Ms. Fong who holds approximately 4.84% of our Ordinary Shares, the management of our Company holds in aggregate 91.89% or more of our Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own 11,970,000 of our total issued and outstanding Ordinary Shares through Visionary Value Investments Limited and Nexus Capital Development Limited, representing approximately 78.49% of the total voting power. In addition, given that Ms. Fong, an executive director and our Chief Operating Officer will own 665,000 of the total issued and outstanding Ordinary Shares through Stella Wealth Investments Limited, representing approximately 4.36% of the total voting power, is a sibling of Mr. Fong, such family relationship will further concentrate share ownership among company management.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) the Ordinary Share transferred is fully paid and free of any lien in favor of us; (v) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiary; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

To the extent (i) we raise more money from this offering than required for the purposes explained in the section entitled “Use of Proceeds”, or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the Closing Date, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, e.g., declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities”.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. Our directors have discretion under our Amended and Restated Memorandum and Articles that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2024 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Cayman Islands ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10- Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, e.g., more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences”.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes- Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company”, or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholder, who is also our executive director and officer, may not be the same as or may even conflict with your interests.

Our Controlling Shareholder, who is also our executive director and chief executive officer, beneficially owns a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of our Controlling Shareholder may not be the same as or may even conflict with your interests. For example, our Controlling Shareholder will have the ability to control matters requiring shareholders’ approval, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of shares. Similarly, our Controlling Shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;
●	capabilities of our business operations;
●	expected future economic performance;
●	competition in our market;
●	continued market acceptance of our products;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	projections of revenue, earnings, capital structure, and other financial items;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors”.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering of approximately US$5,032,845, if the underwriter does not exercise the over-allotment option, or US$6,062,220, if the underwriter exercises the over-allotment option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed IPO price of US$5.00 per Ordinary Share would increase (decrease) the net proceeds to us from this offering by approximately US$1,372,500, assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately US$4,575,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for the Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

●	Approximately 25% for R&D of new functional materials;

●	Approximately 25% for R&D in using AI and/or software or mobile application to enhance automation of operation;

●	Approximately 20% for branding and marketing;

●	Approximately 15% for setting up representative offices in foreign countries such as France, Singapore and Dubai; and

●	The remaining 15% to fund working capital and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, Angie did not declare or pay any dividends and there was no transfer of assets among Angie and its subsidiary.

During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to date of this prospectus, our Operating Subsidiary did not declare or pay any dividends, but paid constructive dividends of $971,427 in FY2024, $1,190,621 in FY2023 and $208,952 in the six months ended June 30, 2025.

Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. Our Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Considerations — Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we rely on dividends paid to us by our subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiary. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025, on:

●	an actual basis; and

●	a pro forma as adjusted basis to give effect to the sale of 1,500,000 Ordinary Shares in this offering at the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriter does not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Use of Proceeds”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	As of June 30, 2025
	Actual	Adjusted(1)
	US$	US$
Indebtedness
Bank borrowings	824,230	824,230

Equity
Ordinary Shares, US$0.0001 par value per share: 200,000,000 shares authorized; 13,750,000 shares issued and outstanding; 15,250,000 shares issued and outstanding pro forma	1,375	1,375
Subscription receivable	(1,375)	(1,375)
Additional paid-in capital	-	5,032,845
Retained earnings	2,208,769	2,208,769
Total shareholders’ equity	2,208,769	7,241,614
Total capitalization	2,208,769	7,241,614

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed IPO of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 7.5% per Ordinary Share), non-accountable expense allowance, and estimated offering expenses payable by us (US$1,829,655). We estimate that such net proceeds will be approximately US$5,032,845. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

DILUTION

If you invest in the Shares in this offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of June 30, 2025, we had a historical net tangible book value of US$2,208,769, or US$0.16 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of June 30, 2025.

After giving effect to the sale of Ordinary Shares in this offering at the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 15,250,000 Ordinary Shares outstanding, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2025, would have been US$7,241,614, or US$0.47 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.31 per Ordinary Share to existing investors and immediate dilution of US$4.53 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of over-allotment option(2)
Assumed IPO price per Ordinary Share	$5.00	$5.00
Net tangible book value per Ordinary Share as of June 30, 2025	$0.16	$0.16
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.31	$0.37
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.47	$0.53
Dilution per Ordinary Share to new investors in this offering	$4.53	$4.47

(1)	Assumes gross proceeds from the offering of 15,250,000 Ordinary Shares, and assumes that the over-allotment option has not been exercised.
(2)	Assumes gross proceeds from the offering of 15,475,000 Ordinary Shares, and assumes that the over-allotment option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$5.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value as June 30, 2025, after this offering by approximately US$0.09 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.91 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us.

If the underwriter exercises the over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.53, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.37, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.47.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of June 30, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed IPO price of US$5.00 per Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include the over-allotment option.

Ordinary Shares purchased			Total consideration		Average price per
	Number	Percent	Amount	Percent	Ordinary Share
Existing shareholders	13,750,000	90.16%	$1,375	0.018%	$0.0001
New investors	1,500,000	9.84%	$7,500,000	99.982%	$5.00
Total	15,250,000	100%	$7,501,375	100%	$0.492

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Angie International. We have been engaged in the provision of corporate uniforms with or without special functionalities and safety products in Hong Kong since 2015. As a supplier of corporate uniforms, we provide our customers not only with finished goods but also provide them with ancillary services including design, tailoring and functionality counseling.

Our Operating Subsidiary, Angie International Limited, was incorporated as a company with limited liability under the laws of Hong Kong in June 2015.

Angie was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in March 2025.

On March 6, 2025, one (1) Ordinary Share was allotted and issued as fully paid to Ogier Global Subscriber (Cayman) Limited, an initial subscriber and an independent third party, which was subsequently transferred to Mr. Fong on March 12, 2025. On April 11, 2025, Mr. Fong transferred one (1) Ordinary Share to Visionary Value Investments Limited. On April 14, 2025, 11,754,999 Ordinary Shares, 665,000 Ordinary Shares and 1,330,000 Ordinary Shares were allotted and issued as fully paid to Visionary Value Investments Limited, Stellar Wealth Development Limited and Nexus Capital Development Limited for considerations of US$1,175.4999, US$66.5 and US$133, respectively.

On April 15, 2025, Ms. Fong sold, and Angie purchased from Ms. Fong, a total of 10,000 ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), for a consideration of HK$10,000. After the acquisition, Angie became the sole shareholder of the Operating Subsidiary.

On April 16, 2025, Visionary Value Investments Limited transferred 665,000 Ordinary Shares to Quantum Value Investments Limited for a consideration of US$66.5.

On April 17, 2025, Visionary Value Investments Limited transferred 450,000 Ordinary Shares to Jaxton Ocean Capital Development Limited for a consideration of US$45.

Our principal office is located at 3/F., West Gate Tower, No. 7 Wing Hong Street, Lai Chi Kok, Kowloon, Hong Kong. Our telephone number is (+852) 2777 7623. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The chart below illustrates our corporate structure and identifies our subsidiary as of the date of this prospectus:

Mr. Fong
Mr. Fong
Ms. Fong
Victor Kin Wing CHOY
Hiu Ching LEE
100%
100%
100%
100%
100%
Visionary Value Investments Limited
(BVI)
Nexus Capital Development Limited
(BVI)
Stella Wealth Development Limited
(BVI)
Quantum Value Investments Limited
(BVI)
Jaxton Ocean Capital Development Limited
(BVI)
77.38%
9.67%
4.84%
4.84%
3.27%
Angie
(Cayman Islands)
100%
Angie International
(Hong Kong)

The chart below illustrates our corporate structure and identifies our subsidiary upon completion of this offering (assuming the underwriter does not exercise the over-allotment option):

Mr. Fong
Mr. Fong
Ms. Fong
Victor Kin Wing CHOY
Hiu Ching LEE
100%
100%
100%
100%
100%
Visionary Value Investments Limited (BVI)
Nexus Capital Development Limited (BVI)
Stella Wealth Development Limited (BVI)
Quantum Value Investments Limited (BVI)
Jaxton Ocean Capital Development Limited (BVI)
Public shareholders
69.77%
8.72%
4.36%
4.36%
2.95%
9.84%
Angie (Cayman Islands)
100%
Angie International (Hong Kong)

Name	Background	Ownership
Angie International Limited	- A Hong Kong company - Incorporated on June 11, 2015 - Issued share capital of HK$10,000	100% owned by Angie Holdings Limited

We are offering 1,500,000 Ordinary Shares of Angie, our Cayman Islands holding company, representing 9.84% of the Ordinary Shares following completion of the offering of Angie, assuming the underwriter does not exercise the over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder will own in aggregate 11,970,000 of our total issued and outstanding Shares, representing approximately 78.49% of the total voting power. In addition, given that Ms. Fong, an executive director and our Chief Operating Officer will own 665,000 of the total issued and outstanding Ordinary Shares through Stella Wealth Investments Limited, representing approximately 9.84% of the total voting power, is a sibling of Mr. Fong, such family relationship will further concentrate share ownership among company management.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

I. Comprehensive Overview of Business Operations

Angie is a provider of integrated apparel solutions headquartered in Hong Kong, offering end-to-end services that span product design, raw material sourcing, production oversight and quality assurance. The Company’s clientele includes public and corporate entities seeking customised apparel products. Most of our revenues was generated in Hong Kong and our sales are primarily settled in Hong Kong dollar which is pegged to the US dollars at the rate of approximately HK$7.80 to US$1.00. On the other hand, our purchases were from China which was settled in Renminbi, any depreciation of the US dollar in the near future would lead to an increase of our cost. To maintain our competitive position, the Company will continue to reassess its business model to ensure sustainable growth and profitability such as setting up offices overseas to replicate the success of the Hong Kong market, and to deploy sufficient resources to R&D to ensure our products are at the leading edge of the industry in terms of quality and sustainability at all times.

Strategic Positioning and Market Challenges

The apparel industry in Hong Kong remains highly competitive, with margins compressed by rising labor costs, fluctuating raw material prices, and the growing influence of low-cost manufacturing hubs in Southeast Asia. Angie’s strengths lie in its ability to deliver high-quality, customized apparel with rapid turnaround times, a value proposition that has historically attracted premium clients. However, the Company’s reliance on a concentrated customer base and lack of geographic diversification have exposed it to volatility, as evidenced by the 7.4% year-over-year (YoY) revenue decline in FY 2024 and a slight increase in revenue in 1H2025 of 0.8% compared to 1H2024.

Financial Snapshot and Key Performance Metrics

The table below summarizes Angie’s financial performance for the years/periods:

				For the six-month periods ended June 30,
Metric	FY 2024	FY 2023	YoY Change	2025	2024	Change
Total Revenue	$10,315,926	$11,140,034	(7.4)%	4,539,156	4,504,244	0.8%
Gross Profit	$3,206,754	$3,493,118	(8.2)%	1,474,616	1,381,784	6.7%
Net Income	$1,717,358	$1,720,331	(0.2)%	486,920	581,522	(16.3)%
EBITDA	$2,075,041	$2,107,403	(1.5)%	581,957	707,825	(17.8)%

Note: EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) is a non-GAAP measure used to assess operational efficiency.

Reconciliation from net income to EBITDA as below:

			For the six-month periods ended June 30,
Metric	FY 2024	FY 2023	2025	2024
Net Income	$1,717,358	$1,720,331	$486,920	$581,522
Interest expense	$38,469	$45,646	$21,399	$22,043
Interest income	$(1,228)	$(1,523)	$(217)	$(709)
Income tax expense	$290,852	$313,360	$71,688	$90,174
Depreciation expense	$29,590	$29,589	$2,167	$14,795
EBITDA	$2,075,041	$2,107,403	$581,957	$707,825

II. Detailed Analysis of Results of Operations

A. Revenue Performance and Market Dynamics

1. Revenue Composition

Revenue decreased from $11.14 million in FY 2023 to 10.32 million in FY 2024, which was primarily caused by two key customers, who together contributed 17% of FY 2023’s revenue, reducing their order volumes in FY2024, which contributed 11% of FY2024’s revenue. These two customers attributed the decrease in purchases to inventory overstocking and diminished consumer demand for apparel in Hong Kong’s post-pandemic economy.

Revenue increased slightly by 0.8% from 1H2024 to 1H2025, driven by robust demand for custom uniforms from Hong Kong’s public and corporate sectors, such as schools and government entities, aligning with post-COVID recovery in institutional spending,

Customer Concentration Risks

The Company’s revenue is generated from a diverse range of customers. In FY 2024, the top five customers of the Company accounted for 23% of its total revenue (down from 26% in FY 2023), with the largest single client contributing to 10% of its sales. While this represents a marginal improvement in diversification, the loss of any top client could materially impair Angie’s financial stability. In 1H2025, top five customers accounted for 31% of its total revenue.

Table 1: Customer Revenue Contribution (%)

Customer Ranking	FY 2024	FY 2023	For the six-month period ended June 30, 2025
Top 1	10%	11%	16%
Top 2–5	13%	15%	15%
Others	77%	74%	69%

2. Pricing Strategy and Competitive Pressures

Angie’s average selling price (ASP) per unit in 2023 was $5.54, which remained consistent at $5.26 in FY 2024 and $6.05 in 1H 2025, which evidenced the Company’s desire to maintain premium pricing amidst competitive market pressures. Nonetheless, this approach has restricted the Company’s capacity to penetrate price-sensitive markets or secure volume-based discounts from suppliers. Management recognizes the need to balance ASP stability with volume growth, particularly now that competitors in Mainland China and Vietnam can offer comparable quality at lower prices due to economies of scale.

B. Cost of Sales and Gross Margin Consistency

1. Material Cost Optimization

In FY2024, Angie reported a cost of sales of $7.11 million, which dropped from FY2023’s $7.65 million. This decline corresponds with reduced revenues, following the cost containment initiatives implemented in fiscal year 2024, gross profit (GP) for 2024 stood at $3.21 million, down by 8.2% from FY2023’s $3.49 million, revenue dropped by 7.4% ($10.3 million in FY2024 vs. $11.1 million in FY2023). The gross profit margin slightly decreased from 31.4% in 2023 to 31.1% in FY2024. Uniforms, which contributed to 98% of the Company’s revenue, maintained a steady 31% margin, while safety tools, including safety hamlets, boots and gloves, saw a slight increase from 27% to 28%. Despite a rise of 55.5% in inventory, operational cash flow improved from $0.86 million in FY2023 to $1.42 million in FY2024, indicating better working capital management.

Cost of sales dropped 1.9% from 1H2024 to 1H2025, even though the slight increase in sales of 0.8%, showing improvement of operational efficiency, The decrease is attributed to optimized raw material sourcing from China, the cost reduction aligns with the apparel industry’s trend of supply chain optimization to counter competition from low-cost Southeast Asian manufacturers. Negotiations with long-term relationship vendors would help on securing better pricing, leveraging closer supplier networks or consolidated shipments to maintain cost competitiveness in a price-sensitive market.

C. Operating Expense Management and Improved Efficiency

1. Selling, General, and Administrative (SG&A) Expenses

Total operating expenses decreased from $1.42 million in FY 2023 to $1.26 million in FY 2024, representing an improvement of 10.6%, which was driven by stringent cost-control measures, including:

●	46.1% Reduction in Selling & Marketing Expenses: The Company phased out traditional advertising campaigns in favor of digital marketing, reducing expenses from $0.38 million to $0.21 million.

●	10.1% Reduction in staff salaries: Headcount was reduced by 8% through attrition, saving $84,750 annually.

In 1H2025, similar trend is found, total operating expenses in 1H2025 (excluding one-off legal and professional fees incurred for listing related expenses), the total was $0.63 million compared to $0.69 million in 1H2024. The improvement in operating expense mainly attributable from the changes in provision of expected credit loss, in 1H2025, the collection in accounts receivable of the Company improved compare to that in 1H2024, and there is a reversal in provision of expected credit loss $37,233 in 1H2025 while an expense in provision of expected credit loss of $33,869 in 1H2024.

2. Legal and Professional Fees

Legal and professional fees skyrocketed by 1,221% to $0.10 million in FY 2024 and $0.26 million in 1H2025, reflecting costs associated with the audit fee. This one-time expense is expected to normalize post-listing.

3. Operating Income and Margin Resilience

In FY2024 and FY2023, despite lower revenue, operating income declined by only 2.4% to $1.94 million, with operating margin improving from 18.5% to 18.8%. This margin resilience underscores management’s success in aligning costs with revenue trends.

Table 3: Major Operating Expense Breakdown

				For the six-month periods ended June 30,
Major Expense Category	FY 2024	FY 2023	Change (%)	2025	2024	Change (%)
Selling & Marketing	$205,064	$380,140	(46.0)%	101,905	88,108	15.7%
Staff Salaries & Benefits	$755,944	$840,694	(10.1)%	403,653	365,726	10.4%
Legal & Professional Fees	$100,228	$7,585	+1,221%	263,497	—	N/A
Total SG&A	$1,264,793	$1,415,432	(10.6)%	894,826	688,754	29.9%

D. Net Income and Bottom-Line Performance

1. Net Income Stability

Angie reported only a slight decrease in net income, from $1.72 million in 2023 to $1.72 million in 2024, despite a 7.4% decline in revenue (from $11.1 million to $10.3 million). This resilience was due to strategic cost management and a one-time gain from government subsidy. Gross profit remained stable at 31% of revenue, indicating consistent pricing or cost controls. Operating expenses decreased by 10.6% from $1.42 million in 2023 to $1.26 million in 2024, mainly driven by reductions in selling and marketing costs (-46%) and lease expenses (-36%), highlighting efficiency improvements. However, legal and professional fees rose significantly to $0.10 million (compared to $7,585 in 2023), which was related to audit fee. A significant contributor to the financial performance was the receipt of $0.10 million in government subsidies, which was not granted in 2023, effectively offsetting the decline in revenue. Additionally, lower interest expenses (-16%) and a slight reduction in the tax rate (from 15.4% to 14.5%) further supported profitability.

The net income of the Company reported a slight decrease from $0.58 million to $0.49 million from 1H2024 to 1H2025, with the stable sales and gross margin, the drop in net income mainly attributable to the one-off legal and professional fee related to listing amounted to $0.26 million, without this one-off nature legal and professional fee, the net income would have been an increase.

2. Profitability Metrics

Metric	FY 2024	FY 2023	Change (%)	For the six-month period ended June 30, 2025
Net Profit Margin	16.6%	15.4%	+1.2%	10.7%
Return on Equity (ROE)	88.9%	145.2%	-56.3%	22.0%
Return on Assets (ROA)	46.7%	65.8%	-19.1%	11.9%

Despite a decline of 7.4% in revenue from $11.14 million (2023) to $10.32 million (2024), Angie maintained stable profitability in 2024. Gross profit margins were stable at 31.1% (2024) and 31.4% (2023), which showed effective cost management. Costs aligned with reduced sales volumes preserved gross profitability.

Operating expenses fell from $1.42 million in 2023 to $1.26 million in 2024, representing a decline of 10.6%, mainly due to reduced selling/marketing costs (-46.1%) and staff costs (-10.1%). This boosted operating income margins from 18.7% in 2023 to 18.9% in 2024. Net income was nearly unchanged at $1.72 million in 2024 versus $1.72 million in 2023, supported by a one-off government subsidy of $102,533. Net profit margins improved slightly from 15.4% to 16.6%, which was attributable to vigorous control of expenses. During 1H2025, net profit margin was 10.7%, due to one-time professional fee incurred for listing, this one-time expense accounted for 5.8% of net profit margin reduction in 1H2025. During 1H2025, a reduction in constructive dividend of $0.21 million, compared to $0.97 million and $1.19 million in FY2024 and FY2023 respectively, hence the ROA and ROE had a reducing trend in 1H2025 since the Company retained more cash resources and equity compared to FY2024 and FY2023.

Key liquidity metrics showed strong cash generation from operations at $1.42 million in 2024, but cash reserves fell to $0.17 million due to debt repayments and $0.97 million in constructive dividends. Retained earnings increased by 63.0% to $1.93 million, indicating reinvestment capacity.

III. Liquidity, Capital Resources, and Cash Flow Dynamics

A. Cash Flow Statement Analysis

The cash flow statement is segmented into operating, investing, and financing activities. Below is a comparative analysis of key metrics for years/periods:

Category	2024 (USD)	2023 (USD)	Key Observations
Net Cash from Operations	1,421,442	864,715	64% increase due to improved working capital management.
Net Cash outflow in Financing	(1,482,560)	(1,268,608)	Stable outflow, driven by debt repayments and dividend distributions.
Net Change in Cash	(61,118)	(403,893)	Reduced outflow in 2024, reflected stronger operational cash generation.
Ending Cash Balance	167,246	228,364	Declined liquidity highlights potential risk if operational cash flow weakens.

	For the six-month periods ended June 30,
Category	2025	2024	Key Observations
Net Cash from Operations	529,251	915,411	Reduced net cash from operations mainly due to decrease in EBITDA and cash locked in working capital for operations.
Net Cash outflow in Financing	(421,672)	(882,958)	Changes mainly due to proceeds from bank borrowing during 1H2025
Net Change in Cash	107,579	32,453	Improved inflow in 1H2025, reflecting stronger operational cash generation.
Ending Cash Balance	274,825	260,817	Stablized cash resources management resulted in similar ending cash balance in both period ends.

1.	Operating Activities

The Company generated $1.42 million in net cash from operations in 2024 versus $0.86 million in 2023. This growth was primarily driven by stable net income ($1.72 million in both years) and improved management of working capital. Key adjustments included $0.13 million in non-cash expenses (depreciation and lease amortization) and a rise in expected credit loss provisions ($62,277 in 2024 vs. $18,855 reversal in 2023), reflecting heightened credit risk in accounts receivable. However, operational efficiency was partially offset by increased cash outflows from rising receivables ($0.76 million outflow in 2024) and inventory buildup ($90,362 outflow). A notable positive feature was the $0.22 million inflow from delayed payments to suppliers (accounts payable), which bolstered liquidity. Overall, profitability remained steady.

The Company generated $0.51 million and $0.92 million in net cash from operations in 1H2025 and 1H2024. The reduction was mainly attributable to decrease in EBITDA from 1H2024 to 1H2025, from $709,211 to $0.59 million. Moreover, an increase to outflow on account payables from $87,476 to $206,000 also reduced the overall net cash from operations in 1H2025 compare to 1H2024.

2.	Investing Activities

No material cash flows were reported for investing activities in 1H2025, 2024 or 2023, indicating no significant capital expenditures, asset sales, or acquisitions by the Company. However, a non-cash transaction of $0.20 million was recorded in 2024, representing new lease liabilities for office space. This implies the company prioritized leasing over outright asset purchases, aligning with its capital-light strategy. The absence of traditional investing activities (e.g., equipment purchases) showed that the Company’s focus was on leveraging existing resources rather than expanding physical infrastructure.

3.	Financing Activities

Financing activities resulted in a net cash outflow of $0.41 million in 1H2025, $1.48 million in 2024, consistent with an outflow of $1.27 million in 2023. Key drivers included:

●	Loan Proceeds and Repayments: A new loan was raised during 1H2025 with an inflow of $0.46 million, while the Company repaid $0.29 million of bank borrowings in 2024, with $0.52 million still outstanding, continuing its trend of deleveraging (vs. $0.39 million repaid in 2023, with $0.80 million still outstanding).

●	Shareholder Returns: Dividend payouts continued, with $0.21 million and $0.97 million distributed as dividends in 1H2025 and FY2024 (vs. $1.19 million in FY2023), which took up a significant portion of retained earnings.

●	Lease Obligations: Minor finance lease repayments ($4,689) had a negligible impact.

The consistent outflow highlights the Company’s dependence on operational cash flow to fund shareholder returns and debt reduction. While this strategy reduces leverage, the declining cash reserves ($0.17 million at year-end 2024, down 26.7% YoY) signalled potential liquidity risks if operational performance falters.

Our primary sources of liquidity include cash, cash equivalents, and cash generated by our operations. As of June 30, 2025 and December 31, 2024, we had $0.28 million and $0.17 million in cash and cash equivalents and $1.4 million of net cash generated from operating activities for the year ended December 31, 2024. We believe that we have sufficient liquidity to meet our operating requirements for at least the next twelve months and thereafter for the foreseeable future. We continuously evaluate our liquidity and capital resources, including our access to external capital, to ensure we can finance future capital requirements.

IV. Capital Expenditures

Capital expenditures totalled $0.11 million in FY2024, down 67% from $0.34 million in FY 2023. Key investments included:

●	IT Infrastructure: $45,000 for cloud-based ERP software to enhance supply chain visibility.

●	Leasehold Improvements: $65,628 to upgrade maintenance facilities in Hong Kong.

V. Critical Accounting Policies and Estimates

Critical Accounting Policies

A. Revenue Recognition

The Company currently generates its revenue by the following source:

(a)	Sale of corporate uniform products

The Company recognizes revenue from the sale of corporate uniform products. It offers customized design and manufacturing services to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. There is only one performance obligation as a series of services on this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e. customers do not obtain any benefits other than the finished products). The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

(b)	Sale of safety tools

The Company recognizes revenue from the sale of safety tools. It sources and sells safety tools to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The performance obligation is the delivery of safety tools to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company determined that the Company is the principal to the transaction for its goods and services and revenue is recognized on a gross basis based on the transfer of control to the customer. The Company is primarily responsible for fulfilling the promise to deliver the product and bears risk of loss while the inventory is in-transit to the customer. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to the remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. Costs that relate directly to a contract include cost of purchasing of products from suppliers. We elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfilment activity and present as transportation costs in selling and marketing expenses. Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced are expensed when the advertising event takes place.

The Company does not have a sale refund policy and does not accept any return of products; the transaction price does not include variable consideration provision for the right of return. Instead, the Company offers exchange of defective products. For the years ended December 31, 2024 and 2023 and the six-month period ended 2025, the Company is not aware of any material claims against the Company in relation to the goods sold.

B. Inventory Valuation

Inventories, representing finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in-first-out method. The Company evaluates the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable value on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers.

C. Lease Accounting

Operating leases

ROU assets represent the right to use underlying assets for the lease terms and lease liabilities represent the obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate is not readily determinable for the operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Finance leases

The Company classify a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;
●	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;
●	The lease term is for a major part of the remaining economic life of the underlying asset;
●	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;
●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

The lease term includes rental holidays and options to extend or terminate the lease when we are reasonably certain that it will exercise that option, if any. We do not recognize finance lease assets or lease liabilities for renewal periods unless it is determined that we are reasonably certain of renewing the lease at inception or when a triggering event occurs. The lease assets for finance leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. The finance lease expense, including interest and amortization expense of finance lease are presented separately. Interest expense is determined by using the effective interest method. Amortization expense is recorded on a straight-line basis of the finance lease assets. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Critical accounting estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates include, but not limited, to allowance for credit losses and useful lives of property and equipment. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Expected credit losses

We determine the adequacy of allowance for expected credit losses based on historical collection trend. We establish a provision for expected credit losses when there is objective evidence that we may not be able to collect the amounts due. The allowance is based on management’s best estimate of the provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for credit losses after management has determined that the likelihood of collection is not probable.

As of June 30, 2025, December 31, 2024 and 2023, we have recorded the allowance for expected credit losses of $92,971, $130,204 and $67,927, respectively, on our consolidated balance sheets and recorded the provision for expected credit losses of $62,277 and reversal of provision for expected credit losses of $18,855 on our consolidated statements of income and comprehensive income for the fiscal years ended December 31, 2024 and 2023, respectively and a reversal of provision for expected credit losses of $37,233 for the six-month period ended June 30, 2025. We estimated that a 10% unfavorable change in our assumptions and estimates would have decreased our pre-tax income by $6,228 and $1,886 for the fiscal years ended December 31, 2024 and 2023, respectively and $3,723 for the six-month period ended June 30, 2025.

INDUSTRY

All the information and data presented in this section, unless otherwise noted, have been derived from an industry report entitled “Corporate Uniform with Special Functionality Market Study” (the “Frost & Sullivan Report”), which is prepared by Frost & Sullivan Limited (“Frost & Sullivan”) and commissioned by us. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all. Also, the market data and estimates used in the Frost & Sullivan Report are based on a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates.

While we believe that the information in the Frost & Sullivan Report is reliable, the industry in which our Operating Subsidiary operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

OVERVIEW OF HONG KONG’S MACRO ECONOMIC ENVIRONMENT

Nominal GDP and Growth Rate

With economic recovery in Europe and North America, Hong Kong’s domestic demand has increased and trade performance improved. The nominal GDP in Hong Kong registered steady growth, from HK$2,675.8 billion in 2020 to HK$3,177.0 billion in 2024. Owing to the outbreak of COVID-19 in 2020, the Nominal GDP plunged to HK$2,675.8 billion in 2020, a CAGR of approximately 4.4% was recorded from 2020 to 2024. During the same period, the real GDP in Hong Kong recorded a slight increase at a CAGR of 4.6%.

Moving forward, according to the International Monetary Fund (“IMF”), Hong Kong’s economy is set to regain its momentum along with the recovery of tourism and consumption, the nominal GDP of Hong Kong is expected to recover and grow from HK$3,291.9 billion in 2025 to HK$3,936.1 billion in 2029, representing a CAGR of approximately 4.6%. The real GDP in Hong Kong is expected to rise a CAGR of 2.4% from 2025 to 2029.

Source: International Monetary Fund, The Frost & Sullivan Report

Nominal GDP Per Capita and Growth Rate

Nominal GDP per capita in Hong Kong increased at a CAGR of 4.0%, from approximately HK$360.3 thousand in 2020 to approximately HK$421.7 thousand in 2024. The real GDP in Hong Kong increased from HK$368.9 thousand in 2020 to HK$394.6 thousand in 2024, at a CAGR of 1.7%.

The significant drop of nominal GDP per capita in 2020 is caused by the negative impact brought by COVID-19 on the economy. However, with the recovery of the economy, the GDP per capita is expected to reach HK$508.6 thousand in 2029, with a CAGR of 4.0% during the period of 2025 to 2029. The real GDP in Hong Kong is expected to increase at a CAGR of 1.8% from 2025 to 2029.

Source: International Monetary Fund, The Frost & Sullivan Report

Total Population and Growth Rate

The population in Hong Kong has slightly increased from 7.43 million in 2020 to 7.53 million in 2024, representing a CAGR of 0.3%, which is mainly attributed to the continuous dropping in birth rate and immigration. According to the IMF, population growth is forecast to rebound slightly and reach 7.74 million by the end of 2029, representing a CAGR of 0.6% from 2025 to, mainly due to the Hong Kong government’s proactive approach in attracting more outside talent to settle in Hong Kong and fostering a supportive environment for raising families.

Source: International Monetary Fund, The Frost & Sullivan Report

OVERVIEW OF HONG KONG CORPORATE UNIFORM WITH SPECIAL FUNCTIONALITY MARKET

Definition and Classification

Functional apparel refers to clothing designed with improved aesthetics, comfort, and protective features. Common types include athleisure, seamless wear, sports-functional, and medical-functional garments. These items are typically made from synthetic materials like nylon, viscose, and polyester, which offer properties such as temperature regulation, water and oil resistance, anti-static qualities, quick-drying capabilities, and enhanced performance. They protect the wearer from harsh winds, extreme temperatures, chemicals, microbes, and ultraviolet (UV) rays. Additionally, these garments enhance fabric breathability, moisture-wicking, grip, and stretch, contributing to better blood circulation and reduced muscle fatigue and cramping. Consequently, they are extensively used in the production of geotextiles, personal protective equipment, and apparel for medical, military, sports, and leisure activities.

Corporate Uniform with Special Functionality refers to attire designed for employees of a company that not only identifies them as part of the organization but also incorporates specific features or technologies to enhance performance, safety, or comfort.

Value Chain

Source: The Frost & Sullivan Report

The upstream of the value chain of the corporate uniforms industry mainly consists of raw material suppliers such as cotton suppliers or linen manufacturers or distributors and equipment suppliers including loom machine and spinning machine manufacturers or distributors and so forth. Raw material such as cotton, are made into yarns after cleaning, dyeing and spinning.

Textile fabric manufacturers and textile products manufacturers constitute the middle stream of the value chain of the corporate uniforms industry.

Corporate uniforms manufacturers may source textile fabrics from textile fabric manufacturers or would manufacture by themselves. The production of textile fabric usually includes a series of steps including weaving, knurling, printing and dyeing and others. Services scope of textile products manufacturers depend on a series of factors, namely, target consumer market, production technology and capacity, downstream application so forth. Generally, manufacturers produce textile products based on different requests from downstream customers.

The downstream is corporates who are the end users.

Asset-light business Model

Corporate uniforms with special functionality services providers often assign production tasks to Original Equipment Manufacturers (OEM) who specialize in production and design, allowing corporate uniforms companies to leverage their expertise in quality control and design processes. The advantages of outsourcing to OEMs include, but are not limited to, the following.

●	Specialization: OEMs specialize in manufacturing and design, allowing corporate uniform companies to leverage their expertise in production processes and quality control.

●	Cost Reduction: Corporate uniforms providers can reduce labor and operational costs, as these manufacturers often have established facilities and workforce efficiencies.

●	Scalability: Collaborating with OEMs enables corporate uniform companies to scale production up or down based on demand without the need for significant investments in infrastructure.

●	Faster Time-to-Market: OEMs can accelerate production timelines, allowing corporate uniform brands to bring new designs to market quickly and respond to fashion trends more effectively.

●	Access to Advanced Technology: Many OEMs invest in the latest manufacturing technologies, providing corporate uniform companies with access to innovative production techniques without the need for direct investment.

●	Focus on Core Activities: By outsourcing production, corporate uniform providers can concentrate on their core competencies, such as branding, marketing, and customer engagement, rather than getting bogged down in manufacturing logistics.

●	Risk Management: Partnering with multiple OEMs allows corporate uniform companies to diversify their supply chains, reducing dependency on a single manufacturer and mitigating risks associated with production disruptions.

Market Size

The corporate uniform with special functionality market in Hong Kong experienced a steady boom from HK$10,701.5 million in 2020 to HK$11,893.2 million in 2025 at a CAGR of 2.7% from 2020 to 2024, pushed by the expansion of corporates sectors in Hong Kong and the rising awareness of employee safety and comfort.

Growing focus on branding and corporate identity and demand for sustainability and eco-pleasant design would continue to drive market growth. Hence, this market in Hong Kong is expected to reach HK$13,935.2 million in 2029, at a CAGR of 3.2% from 2025 to 2029.

Source: The Frost & Sullivan Report

Market Drivers and Trends Analysis

Expanding Corporate Sectors: Corporate uniforms with special functionality play a vital role in the hospitality and service sectors, including hotels, restaurants, and airlines, by enhancing professionalism and creating a cohesive experience for customers. Corporate uniforms contribute to a strong first impression and reinforce brand identity, while fostering team unity among staff, which in turn improves service quality and customer satisfaction. The development of these industries further drives the uniform market, as new establishments require uniforms for their employees, leading to diverse offerings that cater to various roles and environments. As the hospitality and service sectors continue to grow, the corporate uniform market will adapt to meet evolving industry needs, balancing trends in fashion and sustainability.

Rising Awareness of Employee Safety and Comfort: The growing emphasis on work place protection across industries serve as the driver to the corporate uniforms with specialty functions. It is a rising trend for companies to adopt workwear designed to shield their personnel from hazards, such as chemical publicity, health, or bodily harm. Workwear is often equipped with safety functions such as flame-resistant substances, excessive-visibility elements, and anti-slip footwear, ensuring compliance with safety regulations and decreasing work place injuries. In particular, safety helmets are used to prevent head injuries from falling objects, high-visibility clothing are designed to enhance visibility in low-light conditions, typically in bright colors with reflective strips. Besides the need for safety, workwear should also be comfortable, which would, in turn, result in better productivity. Advanced fabrics that provide breathability, moisture-wicking capabilities, and durability are becoming increasingly popular. They enhance the overall experience for workers, allowing them to perform their tasks effectively without being hindered by uncomfortable clothing.

Growing Focus on Branding and Corporate Identity: With growing focus on branding and corporate identity, the need for companies to maintain a professional and consistent image is another driver to the corporate uniforms with special functionalities industry. Corporate uniforms create a sense of unity among workers, fostering team spirit and collaboration and present a professional image to clients and the public. Customized corporate uniforms, which include specific pockets, tools, and features tailored to the job requirements to improve efficiency, further enhances branding, team unity, and employee satisfaction while ensuring functionality and compliance with safety standards. Customized corporate uniforms are widely used across various industries, including healthcare, hospitality, construction, retail, transportation, education, sports, corporate sectors, food service, and security. These uniforms often feature company logos, specific colors, and personalized details that enhance brand identity and professionalism.

Sustainability and Eco-pleasant Design: Sustainability and eco-friendly design are increasingly important in the production of corporate uniforms, which reduces environmental impact, enhances brand image, and improves employee satisfaction. The adoption of recycled and organic substances, alongside improvements in biodegradable fabrics, offers sizable possibilities for increase within the market. In particular, biodegradable materials, including organic cotton, bamboo fabric, Tencel, hemp, and biodegradable polyester blends, are incorporated into corporate uniforms. Ethical production practices ensure fair labor conditions, and thoughtful design features, such as versatile styles and recyclability, further contribute to sustainability. Companies are increasingly seeking alternatives to corporate uniforms that reduce environmental impact, while aligning with their corporate social responsibility desires and responding to demand for greener products. As the awareness of sustainability continues to grow, there are market opportunities for corporate uniform manufacturers to capitalize on this trend by introducing more eco-conscious designs and solutions, attracting groups devoted to sustainability.

Market Opportunities Analysis

Need for Customization and Fit Sizing: Ensuring that garments offer the right fit and customization options for employees is a major concern in the corporate uniforms with special functionality market. Corporate uniforms are required to accommodate a diverse range of body types, sizes, and personal preferences. Additionally, customization for branding is essential while maintaining comfort and functionality. Companies may encounter sizing issues, particularly when employees wear workwear for long shifts or undertake physically demanding roles, leading to comfort concerns that can affect overall productivity. Producing tailored uniforms with specific designs, logos, and color schemes while maintaining quality and ensuring timely delivery is a distinguishable asset in the market. Artificial Intelligence has been increasingly incorporated into corporate uniforms sizing that use algorithms to analyze customer data and preferences for recommendations on sizes and styles, which increases the likelihood of a good fit.

Integration of Technology: The integration of AI, RFID and smart fabrics and wearable technology opens up new opportunities for innovation and product differentiation. Corporate uniforms with built-in sensors health monitoring capabilities, or communication features have the potential to revolutionize the market. AI is transforming garment sizing by enhancing both the customer experience and manufacturing processes. Employee data are analysed by AI algorithms, including measurements, body types, and previous purchase histories, to recommend the best sizes and styles for individual employees. By understanding variances in sizing across brands, AI helps customers find garments that are more likely to fit well, reducing the likelihood of returns. Radio Frequency Identification (RFID) technology has also enhanced garment inventory management in the corporate uniforms industry. RFID tags attached to garments allow for real-time tracking of inventory levels. This automation reduces manual counting errors and provides instant visibility on stock levels. Companies can quickly identify discrepancies between recorded and actual inventory, leading to more accurate stock management.

Market Challenge Analysis

Supply Chain Disruptions: The procurement of raw materials, labor, and transportation are one of the market challenges to the growth of the corporate uniforms industry. The production of corporate uniforms with special functionalities requires advanced materials, such as fire-resistant and antimicrobial fabrics, which could be expensive and time-consuming in supply chain management. The supply chain is subject to market disruptions, such as those resulting from geopolitical events like the Russia-Ukraine conflict or the ongoing effects of the COVID-19 pandemic, have led to delays and shortages of both materials and finished products, further driving up costs and affecting timely delivery.

Popularity of Casual Work Attire: The trend of companies, e.g., technical start-ups, to embrace casual dress codes, opting for more relaxed dress standards has decreased the demand for traditional corporate uniforms and present a challenge to uniform manufacturers. In response to such market change, manufacturers pivot from producing traditional uniforms to offering more casual and versatile clothing options that align with modern workplace expectations, e.g., designs incorporating casual styles, breathable fabrics, and customizable options.

Market Size of School Uniform in Hong Kong

The school uniform market in Hong Kong has grown steadily from HK$82.4 million in 2020 to HK$88.9 million in 2024, at a CAGR of 1.9%., and is driven by greater public awareness of the advantages of uniforms, and rising demand for high-quality, reasonably priced school supplies. In addition, many manufacturers and retailers are now providing a wide range of uniform options to meet the diverse needs of students, increasing competition in the school uniform market. As a result, school uniforms have become more comfortable, durable, and stylish due to advancements in design, materials, and technology. The school uniform market in Hong Kong is expected to increase at a CAGR of 2.2% from 2025 to 2029.

Source: The Frost & Sullivan Report

Market Size of Jersey in Hong Kong

The jersey market size in Hong Kong increased from HK$21.0 million in 2020 to HK$24.0 million in 2024, at a CAGR of 3.4%. Fuelled by the increasing interest in sports and fitness activities shown by the local population, the demand for both official team jerseys and casual sportswear has expanded. There is also a growing trend towards personalized and customized jerseys, with consumers seeking unique designs that reflect their individual style or support for particular teams. The market size of jersey in Hong Kong is expected to rise at a CAGR of 3.6% from 2025 to 2029, reaching HK$28.6 million in 2029.

Source: The Frost & Sullivan Report

Market Size of Laundry Services in Hong Kong

The market size of laundry services in Hong Kong was estimated at HK$25.5. billion in 2024 and grew at a CAGR of 4.8% from 2020 to 2024. In the wake of the COVID-19 pandemic, the local population has become increasingly aware of the need to maintain hygiene and sanitation, which has boosted the demand for laundry services. This trend stems from a heightened focus on maintaining stringent cleanliness standards in environments where infection control is critical, such as hospitals, nursing homes, and fitness centers. Solutions providers are focusing on creating products that offer superior cleaning power but also address the growing need for sustainability, efficiency, and tailored solutions. Going forward, the market is expected to reach HK$32.6 billion in 2029, at a CAGR of 4.9% from 2025 to 2029.

Source: The Frost & Sullivan Report

Market Size of Laundry Services Worldwide

The global laundry services market size was US$64.2 billion in 2020 and is forecasted to rise at a CAGR of 6.6% from 2025 to 2029. The commercial services sector represents one of the largest customer groups for laundry services. This includes hospitality, industrial workers, factory and warehouse employees, healthcare facilities, beauty salons, and spas, all of which generate significant amounts of soiled items like tablecloths, upholstery, uniforms, sheets, and towels at the end of each week. To meet the growing demand from this sector, laundry service providers have upgraded their commercial equipment to enhance energy efficiency and attract environmentally conscious customers. Additionally, the convenience and accessibility of on-demand laundry service featuring app-based booking, digital payment options, real-time tracking, and scheduled delivery have made them increasingly popular among users.

Source: The Frost & Sullivan Report

COMPETITION OVERVIEW

Competition Overview of Corporate Uniform Market in Hong Kong

In 2024, there were more than 200 active suppliers in the Hong Kong’s corporate uniform market, serving a wide range of customers in diverse industries such as hospitality, catering, aviation, healthcare, education and corporate.

In terms of industrial characteristics, the market is primarily segmented into integrated uniform suppliers and industry-specific uniform providers. The former, with their primary skills of scalable production capacity and one-stop services covering design, manufacturing, and logistics, tend to be local businesses which have entered the market early and established factories in Mainland China or Southeast Asia. Players such as the Group, iGift, K&S Uniform Company Limited, and Antonhill Company Limited, e.g., have established track records, customer cooperation networks in a variety of industries, and strong market recognition due to their first-mover advantage. Industry-specific uniform providers are typically small and medium-sized businesses (SMEs) that focus on niche markets to create professional distinctions, such as Easy-Order (medical uniforms), and Workwear (industrial uniforms).

However, as competition intensifies, market players are likely to be driven to enhance their advantages through mergers and acquisitions or technological upgrades. New entrants will inevitably face challenges in terms of upfront capital investment, technical and design threshold, lack of track record, and supply chain management.

Competition Overview of Corporate Uniform Market in Macau

In 2024, the corporate uniform market in Macau is significantly smaller than that of Hong Kong, due to a limited customer base and a relatively underdeveloped local manufacturing sector. There are fewer than 30 active suppliers, primarily comprising small enterprises, individual studios, and local branches of uniform suppliers from Hong Kong or Mainland China. The majority of market participants are primarily engaged in design and order acquisition, while production are mostly outsourced to factories in cities in mainland China, such as Zhuhai or Zhongshan. Only a limited number of integrated suppliers, like MCSPORTSWEAR & UNIFORM, Group, iGift, Beverley Apparel, etc., have the capability for local quick prototyping and further mass production.

Ranking and Market Share

In 2024, the top 5 players accounted for the market share of 4.2% in terms of revenue in the corporate uniform market in Hong Kong.

The Group was ranked the 3rd with a market share of 0.7% in terms of revenue in this market. Meanwhile, the Group is one of the largest corporate uniform providers in the construction sector in Hong Kong.

Source: The Frost & Sullivan Report

Entry Barriers

Upfront Capital Investment: New entrants to the Hong Kong corporate uniform market must invest in production equipment, including automatic cutting and digital printing machines. Enterprises must also incur essential operational and labor expenses, including the recruitment of design teams and rentals for office and factory. Moreover, market participants must have a flexible inventory management system to accommodate the varied requirements of consumers, including small and medium-sized caterers who necessitate placing multiple orders of little quantities. Moreover, the rising land and labor expenses in Hong Kong have led to increased local production costs. Many companies choose to outsource manufacturing to mainland China or Southeast Asia, and incur cross-border shipping and quality control expenses. New entrants with inadequate budgets will encounter substantial obstacles.

Technical and Design Threshold: The conventional uniform market is defined by intense homogenization and competition, while high-end clients are increasingly demanding technology-integrated products, including smart wearable devices and functional, eco-friendly textiles. New entrants offering solely standardized products will encounter a saturated market with low-margin. To penetrate the high value-added sector; however, they must spend in R&D, acquire patents, and establish partnerships with technology firms or design entities, which are obstacles to new market entrants.

Lack of Track Record: Hong Kong businesses depend significantly on suppliers’ track record in purchasing uniforms, particularly in the premium sector, including airlines and five-star hotels. Major corporate clients typically mandate that suppliers must possess years of industry expertise and customer references. New entrants may find it challenging to acquire sizable bids. However, for small and medium-sized clients who generally possess a lower standard of requirements often have established robust long-term partnerships with suppliers utilizing low-pricing techniques. Therefore, new entrants without sufficient project experience may find customer acquisition challenging.

Supply Chain Management Ability: The fragmentation of the uniform supply sector in Hong Kong poses challenges to new entrants. Group customers expect quick shipping, with orders frequently comprising small quantities, various sizes, and customization. Leading manufacturers usually have developed vertically integrated supply chain systems, covering fabric procurement to automated warehousing, facilitating rapid response and reduced unit costs, meanwhile, enhancing efficiency through digital integration. However, new entrants frequently lack expertise in supply chain management during their initial phase, potentially constraining their capacity to secure orders and profit margins.

OVERVIEW OF OVERSEAS CORPORATE UNIFORM WITH SPECIAL FUNCTIONALITY MARKET

Market Size in France

The corporate uniform market in France is shaped by its strong industrial base, strict workplace safety regulations, and growing demand for sustainability in textiles. France’s economy is driven by key sectors such as aerospace, automotive, manufacturing, and healthcare, which require uniforms with advanced functionalities such as flame resistance, chemical protection, and antimicrobial properties. Additionally, the country’s focus on sustainability has encouraged the adoption of eco-friendly materials, such as recycled fabrics and biodegradable textiles, making France a leader in high-quality, durable, and environmentally conscious workwear. The emphasis on compliance with EU safety standards and the growing focus on corporate branding in customer-facing roles like retail and hospitality further contribute to the development of this market.

In terms of market size, the corporate uniform market with special functionality in France has grown from US$1,582.3 in 2020 to US$1,748.0 in 2024, representing a CAGR of approximately 2.5% during the period. From 2025 to 2029, the market is expected to grow at a CAGR of 3.0%, reaching $2,032.3 million USD by 2029, driven by increasing industrialization, stricter safety regulations, and the adoption of advanced, sustainable workwear.

Source: The Frost & Sullivan Report

Market Size in United Kingdom

The corporate uniform market in the United Kingdom is characterized by its highly developed service sector, robust industrial base, and a growing emphasis on worker safety and sustainability. The UK economy is driven by key industries such as healthcare, construction, manufacturing, hospitality, and retail, all of which require specialized workwear designed for safety, functionality, and professional branding. The healthcare sector, in particular, plays a significant role in the demand for antimicrobial uniforms and scrubs, while the construction and industrial sectors prioritize flame-resistant, waterproof, and high-visibility workwear to comply with strict UK Health and Safety Executive regulations. Additionally, the rise of corporate branding in customer-facing roles, particularly in retail and hospitality, has driven demand for stylish yet functional uniforms.

The corporate uniform market with special functionality in the UK grew from US$1,938.2 million in 2020 to US$2,239.0 million in 2024, reflecting a CAGR of 3.7% over this period. Looking forward, the market is projected to grow at a CAGR of 2.9% from 2025 to 2029, reaching US$2,600.6 million by 2029, driven by increasing industrial activity, stricter workplace safety regulations, and rising demand for sustainable and branded workwear.

Source: The Frost & Sullivan Report

Market Size in Singapore

The corporate uniform market in Singapore reflects the country’s advanced economy, high standards of workplace professionalism, and growing emphasis on sustainability. As a global hub for finance, technology, logistics, and healthcare, Singapore’s demand for corporate uniforms is heavily influenced by its service-oriented industries. Singapore’s renowned hospitality and retail industries prioritize stylish and branded uniforms to enhance customer-facing roles. Sustainability is an emerging trend in the market, with businesses increasingly adopting eco-friendly and ethically sourced uniforms to align with the city-state’s broader green initiatives and environmental goals.

The corporate uniform market with special functionality in Singapore grew from US$119.5 million in 2020 to US$153.6 million in 2024, representing a CAGR of 6.5% over this period, while slightly disrupted by the outbreak of the COVID-19 in 2020. The market is projected to grow at a CAGR of 5.6% from 2025 to 2029, reaching US$201.3 million by 2029, driven by the continued expansion of Singapore’s healthcare, logistics, and hospitality industries, along with a rising focus on sustainability and innovation in workwear materials.

Source: The Frost & Sullivan Report

Market Size in Taiwan

The corporate uniform market in Taiwan is driven by the country’s strong manufacturing sector, advanced technology industry, and growing emphasis on workplace safety and sustainability. Taiwan’s industrial base, which includes electronics, machinery, and chemicals, generates significant demand for highly functional workwear with features such as flame resistance, chemical protection, and high durability to meet stringent safety standards.

In terms of market size, the corporate uniform market with special functionality in Taiwan grew from US$417.7 million in 2020 to US$471.3 million in 2024, reflecting a CAGR of 3.1% during this period. Unlike many other markets, Taiwan’s corporate uniform market was unaffected by the COVID-19 pandemic, as its industrial, healthcare, and technology sectors continued to operate robustly throughout the period. The market is projected to grow at a CAGR of 5.2% from 2025 to 2029, reaching US$604.9 million by 2029, fueled by continued expansion in Taiwan’s manufacturing and technology sectors, rising workplace safety awareness, and increasing investments in sustainable workwear solutions.

Source: The Frost & Sullivan Report

Market Size in Macau

The corporate uniform market in Macau is closely tied to the region’s dominant industries, particularly hospitality, gaming, and tourism, which account for a significant portion of uniform demand. As a global entertainment and tourism hub, Macau’s hospitality and gaming sectors emphasize stylish and branded uniforms that enhance the customer experience while maintaining functionality and comfort. Additionally, sectors like retail and healthcare contribute to the demand for uniforms, with healthcare focusing on easy-to-maintain fabrics and hygiene, while retail prioritizes professional and branded attire.

The corporate uniform market with special functionality in Macau grew robustly from US$7.4 million in 2020 to US$12.2 million in 2024, reflecting a CAGR of 13.3% over this period. The market was heavily impacted by the COVID-19 pandemic, with a sharp decline in 2020, as the market size contracted to US$7.4 million due to reduced tourism and the temporary closure of casinos and hospitality services. The market is projected to grow significantly at a CAGR of 5.8% from 2025 to 2029, reaching US$16.6 million by 2029, driven by the expedite recovery and expansion of Macau’s gaming and hospitality sectors since 2024, along with increasing demand for high-quality, branded uniforms that reflect professionalism and enhance customer-facing roles.

Source: The Frost & Sullivan Report

Market Size in Greece

The corporate uniform market in Greece is influenced by the country’s reliance on key sectors such as tourism, shipping, construction, and agriculture, which drive demand for specialized workwear. The tourism and hospitality industries, in particular, play a significant role due to Greece’s status as one of the world’s top travel destinations, requiring uniforms that balance functionality with professional branding. Meanwhile, the construction and shipping sectors demand durable, high-performance uniforms with features like flame resistance, waterproofing, and high visibility to meet safety standards.

The corporate uniform market with special functionality in Greece grew from US$242.8 million in 2020 to US$286.6 million in 2024, representing a CAGR of 4.2% during this period. Looking ahead, the market is expected to grow at a CAGR of 2.8% from 2025 to 2029, reaching US$329.7 million by 2029, driven by the continued recovery of Greece’s tourism industry, increased investments in infrastructure and construction, and rising awareness of workplace safety standards.

Source: The Frost & Sullivan Report

Market Size in Australia

The corporate uniform market in Australia is shaped by the country’s diverse economy, strong industrial base, and high workplace safety standards. Key sectors driving demand include mining, construction, healthcare, agriculture, and hospitality. The mining and construction industries, in particular, are major contributors due to Australia’s extensive natural resource extraction and infrastructure projects, requiring durable uniforms with functionalities such as flame resistance, high visibility, and durability to comply with strict safety regulations. Meanwhile, the healthcare and hospitality sectors contribute significantly to the demand for professional uniforms, with a focus on antimicrobial and easy-to-maintain fabrics.

The corporate uniform market with special functionality in Australia grew from US$841.6 million in 2020 to US$961.1 million in 2024, representing a CAGR of 3.4% over this period. Unlike many other countries, the COVID-19 pandemic had minimal impact on Australia’s corporate uniform market, as the country’s mining, agriculture, and healthcare sectors remained resilient and operational during the crisis. Looking ahead, the market is projected to expand at a CAGR of 5.8% from 2025 to 2029, reaching US$1,272.3 million by 2029.

Source: The Frost & Sullivan Report

Market Size in Middle East

The corporate uniform market in the Middle East, encompassing major countries such as Saudi Arabia, the United Arab Emirates (UAE), Qatar, Kuwait, Oman, Bahrain, Egypt, Jordan, and Iraq, is shaped by the region’s strong industrial base, expanding service sectors, and growing focus on safety and functionality in workwear. Key industries driving demand include oil and gas, construction, healthcare, hospitality, and retail. The oil and gas sector, a cornerstone of the Middle Eastern economy, generates significant demand for specialized uniforms such as flame-resistant and high-visibility workwear. Meanwhile, the rapid growth of the hospitality and retail sectors in countries like the UAE, Saudi Arabia, and Qatar contributes to the need for professional and branded uniforms. The construction industry, fueled by large-scale infrastructure projects, also remains a major consumer of corporate workwear, particularly safety-oriented uniforms.

The corporate uniform market in the Middle East grew from US$5,276.4 million in 2020 to US$6,568.4 million in 2024, representing a CAGR of 5.6% over this period. The market was impacted by the COVID-19 pandemic, with a sharp decline in 2020 as the market contracted by a year-on-year rate of 8.1%. The market is projected to grow at a CAGR of 4.9% from 2025 to 2029, reaching US$8,279.6 million by 2029, propelled by the continued expansion of industries such as oil and gas, construction, and healthcare, alongside the recovery and growth of the hospitality and retail sectors. Increasing investment in workplace safety and the adoption of advanced materials, such as flame-resistant, antimicrobial, and moisture-wicking fabrics, are expected to further drive demand.

Source: The Frost & Sullivan Report

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Angie International. We have been engaged as a supplier of corporate uniforms with or without special functionalities and safety products in Hong Kong since 2015. As a supplier of corporate uniforms, we provide our customers not only with finished goods but also ancillary services, including design, tailoring and functionality counseling.

Our customers include building and construction contractors, security and building management companies, cleaning companies, governmental departments, public utility companies such as electric power companies and mass transit railways, retail chain shops and airlines. We take pride in the quality of goods and services which we deliver and have developed stable relationship with a majority of our customers over the years.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

Established track record in the corporate uniform industry in Hong Kong

Since the inception of our Operating Subsidiary in 2015, we have been striving to provide corporate uniforms to our customers and in our operating history of over nine years, we have built up our expertise in corporate uniform industry as well as our reputation as a dedicated corporate uniform supplier in Hong Kong. Our ability to consistently achieve customer satisfaction has helped build our customers’ confidence in our products and in turn, created more business engagement opportunities for us. Leveraging on our proven track record and our established customer network, we are confident that the demand for our products will continue to grow in the future and that we will be able to achieve consistent business growth, which will in turn strengthen our competitiveness in the corporate uniform industry in Hong Kong.

Complete but flexible and effective supply chain

In order to reduce our risk and maintain our competitiveness, we maintain a complete and effective supply chain. We outsource all of the manufacturing works to our subcontractors in order to maintain an asset-light business model without owning factories with heavy machineries or bearing the costs of workers. In addition, we require our subcontractors to purchase all of the principal raw materials from suppliers nominated and approved by us. We have generally established stable relationships with our suppliers and subcontractors. For each of the years ended December 31, 2023 and 2024 and the six months ended June 30, 2025, we have engaged seven subcontractors. We consider that the above nomination of suppliers and our good track record of timely payment to our subcontractors allows us to maintain a strong network of suppliers and subcontractors and allows us to maintain long-term and stable relationship with them. For the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, our trade receivables turnover days were approximately 100, 70 and 106 days, respectively, while our trade payables turnover days were approximately 19, 7 and 10 days, respectively.

We believe that the above nomination of suppliers and our good track record of timely payment helps us to attract and retain high quality subcontractors and suppliers. Based on our established relationships with these subcontractors and suppliers, we believe that not only can we undertake more purchase orders with different requirements of different customers, but also ensure stable and timely delivery of materials and products from our suppliers and subcontractors, respectively.

Implementation of stringent quality assurance system

We have also implemented a stringent quality control system to regulate our products’ quality. We emphasize quality control in all aspects of our business to protect the image of our Group. In order to monitor the production quality and ensure that our products meet benchmarks and specifications of our customers and ourselves, we have implemented various quality-control checks into our production process. We believe that our stringent quality control system helps separate us from other competitors and solidifies our position as a reliable corporate uniform supplier, which is crucial to our customer retention and business growth.

Collaboration with reputable university in Hong Kong

In order to maintain competitiveness and build up R&D capability, we have been collaborating with PolyU in certain areas including new functional materials and mobile applications. Through such collaboration, we have provided funding to PolyU for selected subjects and, in return, have been granted the rights to be licensed or a first right of refusal to acquire the results. Leveraging on such R&D results, we have gained extensive knowledge of new functional materials, which further expands the product portfolio available to our customers.

We believe that our strong R&D capabilities and efforts have improved our operation efficiency, diversified our products to meet customers’ different requirements.

Experienced and professional management team

Our management team has extensive industry knowledge and experience in the corporate uniform industry in Hong Kong. Mr. Fong, our executive director and our Controlling Shareholder, has over 15 years of experience in the corporate uniform industry in Hong Kong and Ms. Fong has been overseeing administrative work of Angie International for 10 years. Mr. Fong and Ms. Fong are jointly responsible for the overall management, formulation of business strategies and day-to-day management of the operations of our Group. Mr. Fong’s and Ms. Fong’s qualifications and leadership have facilitated us in formulating business strategies and developing new products with special functionalities that are essential in securing new business. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of our business operations and in coping with uncertainties encountered during deliveries of new products. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Our Strategies

Our primary business objective is to further solidify our market position and increase our market share in the Hong Kong corporate uniform industry. We intend to achieve our business objective by expanding our scale of operation through the implementation of the following strategies:

Consolidating R&D capabilities

We believe that R&D is the core driving force for the success of our business and crucial to the sustainability of our future developments. We will continue to strengthen our R&D capabilities through undertaking more R&D projects. We will continue to pay attention to the market needs and trends, and continuously improve our existing products based on the feedback of our customers, so as to enhance the performance and competitiveness of our products and meet the diversified needs of the market. At the same time, we will also intensify our efforts to develop new functional materials so as to optimize our product portfolio and expand the available functions and application areas of our products, so as to launch more products that meet the market demand and further enhance our market share and reputation.

Expanding overseas presence

Our business is generally dependent on (a) replacement orders from our existing customers; (b) our existing or new customers for tender invitation; and (c) the fact that we do not engage in any active marketing of our business. In order to expand our business, we are prepared to extend our business coverage to countries in Europe, South East Asia and Middle East such as France, Singapore and Dubai by setting up representative offices in those countries. We believe that not only would such marketing strategies help improve our market presence, but would also help diversify our customer base and reduce our customer concentration.

Developing mobile application for uniform cleaning

We understand that the highest expense that some of our customers have incurred is from regularly cleaning company uniforms and distributing such uniforms to their employees, and not from purchasing uniforms for them.

In order to help customers solve the abovementioned mis-issuance problem and save human resources, we have been able to add wireless identification devices (RFIDs) to uniforms. In addition, we are also developing mobile application to assist customers with large-scale uniform cleaning. Through the mobile application, customers can register their uniforms to be cleaned using near field connection on their mobile phones. After registration, the mobile application will send a signal to the courier company to arrange for the uniforms to be collected and delivered to the designated laundry contractor for cleaning. The laundry contractor uses the same mobile application to summon a courier company to return the laundry to the customer after cleaning. Due to the presence of identity recognition components on the uniform, customers do not need to worry about the uniform being lost or mistakenly sent to other employees.

OUR BUSINESS OPERATIONS

The following diagram illustrates the typical key processes of our corporate uniform business:

The following table sets out a breakdown of our revenue by categories of our products and services for the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025:

Type of revenue	Sales for the year ended December 31, 2024 (US$)%		Sales for the year ended December 31, 2023 (US$)%		Sales for the six months ended June 30, 2025 (US$)%
Sales of normal corporate uniforms	3,013,533	29.21	3,578,165	32.12	1,730,579	38.13
Sales of corporate uniforms with special functionalities	7,151,276	69.32	7,413,957	66.55	2,789,871	61.46
Others including sale of safety products	151,117	1.47	147,912	1.33	18,706	0.41
Total:	10,315,926	100%	11,140,034	100%	4,539,156	100%

OUR PRODUCTS AND CUSTOMERS

Our product portfolio consists mainly of normal corporate uniforms and corporate uniforms with special functionalities. Special functionalities add values by including anti-bacteria, anti-odor, UV protection, moisture management and anti-radiation features, etc. We provide normal corporate uniforms to customers such as airlines and hotels and corporate uniforms with special functionalities such as reflective, flame-retardant, wind-resistant, water-resistant, anti-UV and anti-radiation, etc. to customers including building and construction contractors, mass transit railways and electric power companies For the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, our revenue derived from normal corporate uniforms and corporate uniforms with special functionalities were US$10,164,809, US$10,992,122 and US$4,520,450, respectively.

The pictures below show some of our normal corporate uniform products and special uniform products with special functionalities.

Normal corporate uniform for airlines

Normal corporate uniform for hotels	Normal corporate uniform for cleaning companies

Corporate uniform with wind and water resistant functionality	Corporate uniform with reflective functionality

Corporate uniform with anti-heat stress functionality	Corporate uniform with flame retardant functionality

For the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and as of the date of this prospectus, we did not have any uncollectible accounts receivable from our major customers and we received timely payment from such major customers pursuant to the agreed payment schedule. Our management monitors the movements in our accounts receivable to ensure timely collection and maintain healthy cash flow. This includes regularly reviewing outstanding invoices, analyzing payment patterns, and identifying any potential issues with customer creditworthiness.

For the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, almost all of our customers were located in Hong Kong and the majority of orders were from Hong Kong and our sales were denominated in Hong Kong dollars.

PRICING STRATEGY

The price we charge customers for our products varies depending on the negotiations with them. We typically determine prices of our products on a cost-plus basis by reference to a number of factors, including production costs and expected profit margins.

SALES AND MARKETING

Our business opportunities arose mainly from (i) invitation for quotations or tenders by our existing customers; (ii) purchase orders from existing customers for replacement purposes; and (iii) cold calls made by our sales and marketing team to potential customers. We strive to maintain an open dialogue with our customers so that we understand their latest business needs and also allows us to collect vital market information, thereby allowing us to keep track of the latest market demand on pricing, product range and quality. We would also receive tender invitations through referrals from our new customers, which we believe are attributable to our well-established presence in the corporate uniform industry in Hong Kong and our good customer and supplier relationships.

The following table sets out a breakdown of our revenue by types of business of our customers for the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025:

Type of business of customers	Sales for the year ended December 31, 2024 (US$)%		Sales for the year ended December 31, 2023 (US$)%		Sales for the six months ended June 30, 2025 (US$)%
Building and construction contractors	6,143,751	59.56	6,424,481	57.67	2,511,757	55.34
Security and building management companies	651,347	6.31	404,599	3.63	362,159	7.98
Cleaning companies	883,457	8.56	917,538	8.24	290,166	6.39
Governmental departments and public utility companies	693,148	6.72	776,423	6.97	251,072	5.53
Retail chain shops	254,804	2.47	398,950	3.58	122,207	2.69
Others	1,689,419	16.38	2,218,043	19.91	1,001,795	22.07
Total:	10,315,926	100%	11,140,034	100%	4,539,156	100%

For the year ended December 31, 2024, our two key clients were main contractors in Hong Kong and our sales to them accounted for approximately 13.41% of our total revenue.

We enter into agreements with some of our clients. For those clients who have not entered into contracts with us, such clients place orders with us through purchase orders, whether or not they have entered into definite agreements with us. We would then issue invoices to our such clients which constitute our contracts with them.

One of our key clients has entered into contracts with us, the major contract terms of which are summarized as follows:

●	Description of products. This would typically include a description and/or specifications of the relevant goods to be supplied by us, together with the quantity and unit price.

●	Contract period. This refers to the period for which contract is effective particularly in respect of the unit prices of relevant goods and such period is typically one to three years.

●	Delivery. The ordered goods are usually delivered by third party logistics service providers hired by us to the designated receiving location of the client.

●	Payment terms. Our client shall settle the purchase amount in accordance with the relevant contract, with the credit period granted generally of 60 days.

SUPPLIERS AND SUBCONTRACTORS

In order to reduce our risk and maintain our competitiveness, we maintain a complete and effective supply chain. We outsource all of the manufacturing works to our subcontractors in order to maintain an asset-light business model without owning factories with heavy machineries or bearing the costs of workers. In addition, we require our subcontractors to purchase all of the principal raw materials from suppliers nominated and approved by us. For the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, our subcontractors were located in the PRC and our purchases were mainly denominated in RMB.

Suppliers of materials

All major materials are sourced from independent suppliers and generally there are no requirements of minimum purchase amount from the suppliers. The primary materials which our subcontractors source from our suppliers are fabrics. We place orders to our subcontractors after receiving new purchase orders from our customers, which in turn place orders to the suppliers for the materials in order to ensure stable supply.

We strive to ensure consistency in the materials that we use. We select our suppliers based on the: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. We have generally maintained good business relationship with our suppliers of materials. We understand that the materials which our subcontractors source directly affect the quality of the products which we supply and as such, we conduct thorough inspections of the materials sourced and request immediate replacement if our quality control department considers that the qualities of the materials fail to comply with the necessary specifications or standards.

Subcontractors

We generally outsource our manufacturing works to different subcontractors in order to maintain an asset-light business model without owning factories with heavy machineries or bearing the costs of workers. Our customers generally consent to our use of subcontractors and do not specify which subcontractors we should use. Our subcontractors are apparel manufacturing or factories located in the PRC. We conduct a thorough evaluation of potential subcontractors, considering various factors to ensure their suitability for our products. The relevant factors which we take into account include their background, technical capabilities, experience, service quality, track records, available labor resources, ability to meet delivery lead times and reputation. We send our quality control personnel to the production facilities of our subcontractors to conduct quality check during the subcontracting process. We also perform quality control tests on the semi-finished/finished products processed by our subcontractors before further using them in our production process and/or delivering the finished products to us.

We have entered into subcontracting agreements with our major subcontractors including the top three subcontractors which accounted for 86% of our total purchase for the year ended December 31, 2024.

The major contract terms with our suppliers are summarized as follows:

●	Description of products. This would typically include a description and/or specifications of the relevant goods to be supplied by the subcontractor, together with the quantity and unit price.

●	Delivery. The ordered goods are usually collected by third party logistics service providers hired by us, which will collect finished products the subcontractor to the warehouses, and then deliver the same to our customers directly.

●	Payment terms. We usually need to settle the purchase amount in accordance with the relevant contract, with the credit period granted of 90 days after monthly statement.

●	Termination. Each party may terminate the agreement by giving 1-year prior notice to the other party.

●	Liability. The defaulting party shall pay liquidated damages equivalent to 10% of the total sum of the relevant purchase order to the non-defaulting party together with such damages and losses as may be suffered by the non-defaulting party as a result therefrom.

●	Minimum purchase quantity. No minimum purchase quantity is required.

We are liable to our customers for the products manufactured by our subcontractors. As such, our subcontractors are not allowed to further subcontract parts of the manufacturing works without our permission. In the event that our permission has not been obtained, we have the absolute discretion to terminate their contracts immediately and our subcontractor shall be liable for our damages incurred therefrom. We require our subcontractors to follow our in-house rules in relation to work quality, occupational safety and environmental protection. In general, our quality control department will supervise our subcontractors on a continuing basis to ensure that they comply with our in-house rules.

During the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to date of this prospectus, we did not experience any difficulties in procuring services from subcontractors, nor have we encountered any material delay in the provision of services by our subcontractors which caused material disruption to our operations.

RESEARCH & DEVELOPMENT

We believe that establishing research collaboration with research institutions is an effective way to enhance our R&D efforts. Our collaboration with PolyU mainly focuses on development of new functional materials and mobile applications, respectively.

New functional materials

In 2016, we started our collaboration with PolyU by entering into a sub-licence agreement with Construction Industry Council (as sub-licensor), pursuant to which we were granted the non-exclusive licence to use the proprietary data, information, design, know-how, processes, methods, materials and specifications owned or controlled by PolyU related to anti-heat stress work-wear for construction workers from 6 June 2016 to 31 March 2025. Through such sub-licence agreement, the research effort of PolyU was successfully commercialized after we successfully built the anti-heat stress materials on the surface of the fabrics which our products were manufactured. The successful commercialisation of this technology entails the expansion of our product offering which further expands our possible customer base and enhances overall competitiveness. The said sub-licence agreement expired on 31 March 2025 without extension as its principal purpose, namely, commercialization of the research effort of PolyU had been fulfilled.

Since then, we have continuously worked with PolyU to leverage on their expertise in the synthesis of fine chemicals with a view to developing certain new functional materials suitable to be added to our corporate uniform products with value-added features. For each R&D project, we would enter into a separate agreement with PolyU such that we would provide funding for PolyU in return for the transfer of or license for the findings and results of the research from PolyU to us. To avoid any possible contention on the intellectual right of the research findings, such agreement would expressly delineate the rights and obligations of each party in the conduct of the research works and confer the ownership or license of the findings or results of the researches to us.

In 2021, we collaborated with HKRITA by providing funding to HKRITA in the development of functional Chitosan fiber blended knitted fabrics. Chitosan is a linear polysaccharide made by treating the chitin shells of shrimp and other crustaceans with an alkaline substance, which is used as medicine and in drug manufacturing. The said collaboration was a project to research on the application of Chitosan as fiber used in blended fabrics with anti-bacterial function. As a result of successful completion of the research project, Angie International entered into a license agreement with HKRITA on 28 October 2024, whereby the invention and intellectual property rights associated therewith was licensed to Angie International for a period of ten years unless terminated pursuant to the license agreement. Pursuant to the license agreement, HKRITA as licensor granted to Angie International as licensee to use Chitosan and the authorized logo “HKRITA” for manufacturing, selling, supplying, marketing and distributing products for certain annual license fee. As at the date of this prospectus, the said license agreement is still in effect.

Mobile application

3D tailor mobile application

We provide uniforms to employees of customers. Due to the different body shapes of each employee, we also have to provide tailored services to ensure that the relevant uniforms are fit and comfortable. We need to assign relevant personnel to the customers’ premises to tailor for each employee, which requires a significant amount of manpower. To improve our efficiency and save our customers’ time, we considered that it was necessary for us to develop a 3D customization mobile application for such purposes.

As a result, we conveyed our idea to PolyU and a project of developing a business platform for uniform ordering and manufacturing, was agreed to be jointly launched by us and HKRITA, a company established under the funding of the Hong Kong Government’s Innovation and Technology Commission and hoisted by PolyU. On 28 March 2022, we entered into an agreement with HKRITA whereby we agree to provide funding to HKRITA for the project in return for the grant of rights by HKRITA in respect of the deliverables under the project such as authorship, products, inventions and creations, including but not limited to, data, models, programming codes, diagrams and drawings and intellectual property rights thereof. The project would envisage a 3D tailor mobile application installed on mobile phones with a view to improving the workflow of manufacturers so as to largely reduce the manpower and better manage the inventory according to the availability of big data and analytics.

The customers’ employees only need to download and install the mobile application on their respective mobile phones and use their mobile phones to aim at different angles of their body. The relevant body measurements data and employee identity can be immediately sent to our server for sorting and statistics. Afterwards, the customers can send us purchase orders based on their statistical results. After receiving the purchase order, our receiving end will fold and disassemble different parts of the uniform to make sewing paper patterns for cutting fabrics, so that each part of the uniform can be produced in batches for mass production and then combined into a uniform.

As at the date of this prospectus, the project has been completed and the relevant mobile application is at the trial run stage. As at the date of this prospectus, the said agreement is still in effect.

Up to the date of this prospectus, as a result of our collaboration with PolyU, PolyU completed the above two (2) projects, the technology of each of which was authorized for our use pursuant to separate agreements.

For the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, we provided funding of approximately US$38,500, nil and nil, respectively, to PolyU in the development of new functional materials and mobile applications. The Directors believe that the Group’s commitment to R&D is a differentiating factor compared to our competitors.

QUALITY CONTROL

Product quality

We emphasize quality control in all aspects of our business to protect the image of our Group. We strictly control the quality of our operations. In order to monitor the production quality and ensure that our products meet benchmarks and specifications of our customers and ourselves, we have implemented various quality-control checks into our production process.

Our quality control department is responsible for ensuring that the raw materials used and finished products produced by our subcontractors pass through our quality control process and meet customers’ standards. We also communicate regularly with our customers to obtain feedback on the quality of our products.

Incoming Quality Control

To ensure our product quality, we require our subcontractors to purchase materials from our approved suppliers which have maintained satisfactory records of quality and on-time delivery. For new suppliers, we evaluate, among others, their production capacity, quality and reliability before our subcontractors commence business relationships with them. In addition, we conduct random sample checks on incoming raw materials to ensure that they meet our quality requirements. If the quality of the supply does not meet our standards, our suppliers will return it to the suppliers for replacement or refund. Only raw materials with samples which have passed our incoming quality control will be utilized by our subcontractors

Out-going Quality Control

Finished goods are inspected on a random sampling basis to further minimize the risk of selling defective products to customers. Sample checks on each batch of finished products will be conducted by inspecting the goods produced by subcontractors against the specifications as stated in the supply agreement entered into between us and the subcontractors before packaging and delivery to our customers. We also conduct factory visit regularly to sample check the products of subcontractors and monitor the production process.

WAREHOUSE AND LOGISTIC

We believe an effective logistics management system is essential to our business performance. We hire independent third party logistics service providers to provide us with warehouse and delivery services, which will collect finished products from our subcontractors to the warehouses, and then deliver the same to our customers directly. Our logistics service providers bear our insurance expenses and risks during transportation and are responsible for all damages resulting from delayed delivery and indemnify us against all claims and losses arising out of the conduct of their drivers and employees. In addition, the logistics service providers are not allowed to subcontract the work to third parties without our prior written consent. Our logistics service providers typically bear the risks and losses arising from delivery services.

COMPETITION

The corporate uniform industry in Hong Kong is considered relatively fragmented in terms of number of market participants. According to anecdotal evidence, there were more than 200 suppliers of corporate uniforms in Hong Kong as at the date of this prospectus. Nevertheless, there are a number of market entry barriers which include, but is not limited to, the following: (i) reputation and industry experience, (ii) customer and supplier connections, (iii) sufficiency of working capital, and (iv) technical know-how and experienced management team. Our main competitors include primarily private companies in Hong Kong which are engaged in the provision of corporate uniforms as suppliers or traders. We believe that our proven track record shows that we are able to successfully compete against our competitors and even if the competition intensifies in the future, we are confident of our ability to outperform our competitors by relying on our competitive strengths described above.

INTELLECTUAL PROPERTY

As at the date of this prospectus, we own the following trademark and domain:

Trademark

Trademark	Name of Owner	Registration Number	Country of registration	Class(es)	Registration Date	Expiry Date
	Angie International Limited	304557015	Hong Kong	25	June 8, 2018	June 7, 2028

Domain

Domain name	Registrant	Expiry Date
www.angieuniform.com	Angie International Limited	August 29, 2025

INSURANCE

We maintain employees’ compensation insurance for our executive directors and employees at our office. In addition, we have taken out business insurance policy regarding assets in our principal office, our raw materials and our stocks in trade (including finished and semi-finished products). We believe that our insurance coverage is adequate and consistent with the industry norm having regard to our current operations and the prevailing industry practice.

FACILITIES

We do not own any real property.

Our principal executive office is located at 3/F., West Gate Tower, No. 7 Wing Hong Street, Lai Chi Kok, Kowloon, Hong Kong. The said office (with a gross floor area of approximately 4,500 sq. feet.) is leased from an independent landlord for a term of two years from January 11, 2024 to January 10, 2026 at a monthly rent of HK$36,600 (equivalent to approximately US$4,692). We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As at December 31, 2024, 2023 and 2022 and June 30, 2025, our Operating Subsidiary had a total number of 15, 17, 17 and 17 employees in Hong Kong, respectively. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of December 31, 2024	As of December 31, 2023	As of December 31, 2022	As of June 30, 2025
Management team	2	2	1	2
Sales and business development	11	13	11	11
Administrative staff	2	2	5	4
Total	15	17	17	17

We believe that our Operating Subsidiary maintains a good working relationship with its employees, and that it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus. There has not been any trade union set up for our employees.

We review the performance of our employees from time to time in order to determine salary adjustments and promotion opportunities.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

ENVIRONMENTAL PROTECTION

Our operations are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, water pollution control, noise control and waste disposal during the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus. For details of the regulatory requirements, please refer to the section headed “Regulations” in this prospectus.

For the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, we did not record any material non-compliance with the applicable environmental requirements that resulted in prosecution, conviction or penalty being brought against us.

REGULATIONS

The section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations in Hong Kong.

LAWS AND REGULATIONS IN RELATION TO BUSINESS

For the years ended December 31, 2024 and 2023, the six months ended June 30, 2025 and up to the date of this prospectus, we were subject to the following laws and regulations.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance implies various conditions or warranties to contracts of sale of goods and provides the rules on liability in relation to delivery.

When there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description, and if the sale is by sample and by description, it is not sufficient that the bulk of the goods corresponds with the sample if the goods do not also correspond with the description.

Where the seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (a) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (b) if the buyer examines the goods before the contract is made, as regards defects which that examination ought to reveal; or (c) if the contract is a contract for sale by sample, regarding the defects which would have been apparent on a reasonable examination of the sample.

“Merchantable quality” is defined in Section 2(5) of the Sale of Goods Ordinance to mean: (a) as fit for the purpose or purposes for which goods of that kind are commonly bought; (b) of such standard of appearance and finish; (c) as free from defects (including minor defects); (d) as safe; and (e) as durable, as it is reasonable to expect having regard to any description applied to them, the price (if relevant) and all the other relevant circumstances; and any reference in the Ordinance to unmerchantable goods shall be construed accordingly.

Where the seller sells goods in the course of a business and the buyer, expressly or by implication, makes known to the seller any particular purpose for which the goods are being bought, there is an implied condition that the goods supplied under the contract are reasonably fit for that purpose, whether or not that is a purpose for which such goods are commonly supplied, except where the circumstances show that the buyer does not rely, or that it is unreasonable for him to rely, on the seller’s skill or judgment.

In relation to delivery, the Sale of Goods Ordinance presumes that the risk of loss, damage or deterioration of the good remains at the seller until the property therein is transferred to the buyer; if property has been transferred to the buyer, the goods are at the buyer’s risk whether or not physical deliver has been made. Provided that where delivery has been delayed through the fault of either seller or buyer, the goods are at the risk of the party in fault in relation to any loss which might not have occurred but for such fault.

The goods need to be ascertained before property in the goods is transferred to the buyer. Generally, goods are ascertained when they are physically separated from the bulk.

Where there is a contract for the sale of specific goods, or where goods are subsequently appropriate to the contract, the seller may, by the terms of the contract or appropriation, reserve the right of disposal of the goods until certain conditions are fulfilled. In such case, notwithstanding the delivery of the goods to the buyer, or to a carrier or other bailee for the purpose of transmission to the buyer until the conditions imposed by the seller are fulfilled.

After goods have been ascertained, the property in them is transferred to the buyer at such time as the parties to the contract intend it to be transferred, taking into account the terms of the contract, the conduct of the parties, and the circumstances of the case.

For delivery by a carrier, the Sale of Goods Ordinance provides that the seller’s delivery to the carrier is prima facie deemed to be delivery of the goods to the buyer. The seller must make reasonable contract with the carrier having regard to the nature of the goods and the other circumstances of the case. If the seller omits to do so, and the goods are lost or damaged in the course of transit, the buyer may decline to treat the delivery to the carrier as a delivery to himself, or may hold the seller responsible in damages. The seller’s duty is to ensure that the transit of the goods is reasonably safe and smooth, that the goods will not be lost or damaged in the ordinary course of event.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance which aims to consolidate and amend the law with respect to the terms to be implied in contracts for the supply of services (including a contract for the supply of a service whether or not goods are also transferred or to be transferred, or bailed or to be bailed by way of hire under the contract) provides that:

(a)	where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill; and

(b)	where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Where a supplier is dealing with a party to a contract for supply of service who deals as a consumer, the supplier cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of the Supply of Services (Implied Terms) Ordinance. Otherwise, where any right, duty or liability would arise under a contract for the supply of a service by virtue of the Supply of Services (Implied Terms) Ordinance, it may (subject to the Control of Exemption Clauses Ordinance) be negatived or varied by express agreement, or by the course of dealing between the parties, or by such usage as binds both parties to the contract.

LAWS AND REGULATIONS IN RELATION TO LABOUR, HEALTH AND SAFETY

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy working environment.

A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements wilfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. Non-compliance with any of these rules is an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HK$200,000 and imprisonment up to 12 months. In addition, under the Factories and Industrial Undertakings (Safety Management) Regulation (Chapter 59AF of the Laws of Hong Kong), any contractor (i) in relation to construction work with a contract value of HK$100 million or more; or (ii) in relation to construction work having an aggregate of 100 or more workers in a day working in a single construction site; or (iii) in relation to construction work having an aggregate of 100 or more workers in a day working in two or more construction sites is obliged to appoint a safety auditor to conduct a safety audit to collect, assess and verify information on the efficiency, effectiveness and reliability of its safety management system and consider improvements to the system at least once in every six months. Further, any contractor (i) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in a single construction site; or (ii) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in two or more construction sites is obliged to appoint a person, being a person who is capable of competently carrying out a safety review, to be the safety review officer to conduct a safety review to review the effectiveness of its safety management system and consider improvements to the effectiveness of the system at least once in every six months. Any person who contravenes these requirements commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

According to the Factories and Industrial Undertakings (Safety Management) Regulation, the safety auditor shall (i) be a registered safety officer under the Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Chapter 59Z of the Laws of Hong Kong); (ii) have not less than three years’ full-time experience, in the five years period immediately preceding the application for registration with the Labour Department, in a managerial post responsible for industrial safety and health matters in respect of an industrial undertaking; (iii) occupy, at the time of the application for registration with the Labour Department, the managerial post or a like post; (iv) have successfully completed a scheme conducted by a registered scheme operator; and (v) understand the requirements under legislation in Hong Kong relating to industrial safety and health matters. Pursuant to the Code of Practice on Safety Management issued by the Labour Department, a safety auditor should (i) understand his task and be competent to carry it out; (ii) be familiar with the industry and the processes being carried out in the relevant industrial undertaking; (iii) have a good knowledge of the safety management practices in the industry; and (iv) have the necessary experience and knowledge to enable him to evaluate performance and identify deficiencies effectively, while a safety review officer should (i) have a good understanding of the operation of the relevant industrial undertaking in respect of which he conducts the safety review; (ii) have a good understanding of the legal requirements in force in Hong Kong relating to industrial safety and health; and (iii) have received appropriate training in how to review the effectiveness of a safety management system with a view to improving it.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	as regards any workplace under the employer’s control:
–	maintenance of the workplace in a condition that is safe and without risks to health; and
–	provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and
●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labour may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labour not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

A principal contractor shall be subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. According to section 43C of the Employment Ordinance, a principal contractor or a principal contractor and every superior subcontractor jointly and severally is/are liable to pay any wages that become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance. The liability of a principal contractor and superior subcontractor (where applicable) shall be limited to (a) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractor(s) shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HK$50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of the Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor who pays an employee any wages under section 43C of the Employment Ordinance may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to section 38A of the Immigration Ordinance, a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as at the Latest Practicable Date) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the Latest Practicable Date), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the Latest Practicable Date). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the Latest Practicable Date).

LAWS AND REGULATIONS IN RELATION TO ENVIRONMENTAL PROTECTION

We are subject to the following laws and regulations in connection with the environmental protection.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department. All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge licence. The licence specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HK$200,000; (b) for a second or subsequent offence, a fine of HK$400,000, and (c) in addition, if the offence is a continuing offence, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HK$1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong)

Pursuant to section 127 of the Public Health and Municipal Services Ordinance, where a nuisance notice is served on the person by reason of whose act, default or sufferance the nuisance arose or continues, or if that person cannot be found, on the occupier or owner of the premises or vessel on which the nuisance exists, then if either the nuisance to which the notice relates arose by reason of the wilful act or default of that person, or that person fails to comply with any of the requirements of the notice within the period specified therein, that person shall be guilty of an offence.

Emission of dust from any building under construction or demolition in such manner as to be a nuisance is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty of section 127 as mentioned above is a fine at level 3 (currently HK$10,000) upon conviction with a daily fine of HK$200.

Discharge of muddy water etc. from a construction site is actionable under the Public Health and Municipal Services Ordinance. The maximum fine is level 5 (currently HK$50,000) upon conviction.

Any accumulation of water on any premises found to contain mosquito larvae or pupae is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine at level 4 (currently at HK$25,000) upon conviction and a daily fine of HK$450.

Any accumulation or deposit which is a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

Any premises in such a state as to be a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine of level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

OTHERS

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (e.g., financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;
●	Principle 2 — accuracy and duration of retention of personal data;
●	Principle 3 — use of personal data;
●	Principle 4 — security of personal data;
●	Principle 5 — information to be generally available; and
●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Wai Sing FONG	39	Chairman of the Board of Directors and Chief Executive Officer
Ms. Mei Yuk FONG	35	Director and Chief Operating Officer
Mr. Wing Hang CHAN	48	Chief Financial Officer
Ms. Ngo Yin TSANG	51	Independent Director Appointee
Mr. Yan Fai LEE	41	Independent Director Appointee
Ms. Pik Yin MOK	52	Independent Director Appointee

*	Has agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Wai Sing FONG (“Mr. Fong”) has served as our director since March 2025 and is the chairman of the board of directors and chief executive officer of the Company. Mr. Fong is also one of the founders of our Operating Subsidiary, Angie International, and has been assisting Ms. Fong in running its operations since 2015. Under the influence of globalization and liberalization, Angie International has established innovation and breakthroughs as its core competitive advantages for continuous advancement. In 2015, Mr. Fong led Angie International to collaborate with PolyU in the apparel business, focusing on the development of heat-resistant clothing. This innovative achievement earned Angie International an international invention award, making it the first authorized manufacturer of heat-resistant clothing in Hong Kong.

Angie International has long-term collaborations with the construction industry, earning the trust of many leading enterprises. Mr. Fong’s vision extends beyond the apparel industry. He recognized the potential of engineering and construction safety as a highly concerned and rapidly developing field. He pays close attention to the development trends and safety issues in the engineering and construction sector, expanding the business to focus on providing safety solutions for the industry. The R&D efforts emphasize smart clothing and intelligent systems that collaborate with smart construction sites, actively promoting the application of technology in engineering and construction safety. This has brought a positive impact on the industry’s development. By integrating high technology into clothing and engineering construction safety management systems, the safety standards of the engineering and construction industry have been significantly improved, along with time and cost efficiency.

Mr. Fong obtained an executive master degree of business administration (EMBA) from the City University of Hong Kong in 2025. In 2023, Mr. Fong was awarded with the Outstanding Global Chinese Leadership Award by the Global Academy of Innovative Enterprises (GAIE).

Ms. Mei Yuk FONG (“Ms. Fong”) has served as our director since September 1, 2025 and is our chief operating officer. Ms. Fong completed her matriculation in Hong Kong in 2008 and then started her career by serving the service industry in Hong Kong since then. She founded Angie International in 2015 with the assistance of Mr. Fong and has all along been its director and overseeing its administrative work. Ms. Fong is the sibling of Mr. Fong, our Controlling Shareholder and a director of the Company.

Mr. Wing Hang CHAN (“Mr. Chan”) is our chief financial officer and has served Angie since September 1, 2025. Mr. Chan has over 25 years of experience in accounting, corporate finance, compliance, company secretarial and investor relations. Mr. Chan was the chief financial officer and company secretary of HKE Holdings Limited, a company listed on the Hong Kong Stock Exchange from September 2019 to December 2022. Before that, Mr. Chan served as the chief financial officer and company secretary for Huajun International Group Limited, a company listed on the Hong Kong Stock Exchange from December 2015 to January 2019. From August 2011 to March 2015, Mr. Chan was an independent non-executive director of China Regenerative Medicine International Limited, a company listed on the Hong Kong Stock Exchange, where he also held position as financial controller. Earlier in Mr. Chan’s career, he served as the chief financial officer and company secretary for Sijia Group Company Limited (now China Longevity Group Company Limited) and was the financial controller and joint company secretary for China National Materials Company Limited, both being companies listed on the Hong Kong Stock Exchange. Mr. Chan holds a master’s degree in business administration from The University of Hull and a bachelor of business administration in accountancy from City University of Hong Kong. Mr. Chan is a Fellow of the Association of Chartered Certified Accountants and a Member of the Hong Kong Institute of Certified Public Accountants.

Ms. Ngo Yin TSANG (“Ms. Tsang”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part and will be the chairwoman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of Angie. Ms. Tsang has over 20 years of experience in regulatory compliance, corporate finance projects, internal control, auditing and financial management. Ms. Tsang is a member of the Hong Kong Institute of Certified Public Accountants and a member of the American Institute of Certified Public Accountants. Ms. Tsang is currently an independent non-executive director of Fu Shek Financial Holdings Limited and Sunway International Holdings Limited and is the joint company secretary of HG Semiconductor Limited, all being companies listed on the Hong Kong Stock Exchange. Ms. Tsang is also an independent non-executive director of Fuxing China Group Limited, a company listed on the Singapore Stock Exchange. Ms. Tsang graduated from Simon Fraser University with a bachelor of business administration degree and further obtained a bachelor of laws degree from Tsinghua University and a master of laws degree in international corporate and financial law from University of Wolverhampton.

Mr. Yan Fai LEE (“Mr. Lee”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part and will be the chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of Angie. Mr. Lee has around 20 years of experience in the auditing, accounting and corporate finance. Since February 2017, Mr. Lee has been the managing partner of SFAI (HK) CPA Limited. Mr. Lee is also currently independent non-executive directors of TS Wonders Holding Limited and Colour Life Services Group Co., Limited, both being companies listed on the Hong Kong Stock Exchange. Mr. Lee has over 10 years of experience in several accounting firms and was the financial controller of Bisu Technology Group International Limited from August 2015 until December 2018 and Sino Golf Holdings Limited from September 2015 until December 2018, both being companies listed on the Hong Kong Stock Exchange. Mr. Lee obtained his bachelor of accounting degree from the Napier University in January 2008 and subsequently obtained his master of professional accounting from the Hong Kong Polytechnic University in September 2018. Mr. Lee is a practicing certified public accountant in Hong Kong, a fellow of the Hong Kong Institute of Certified Public Accountants and an associate of The Institute of Chartered Accountants in England and Wales.

Ms. Pik Yin MOK (“Ms. Mok”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairwoman of the nominating and corporate governance committee and a member of the audit committee and compensation committee of Angie. Ms. Mok is a trailblazer in AI-driven design technologies for fashion and a passionate advocate for innovation and entrepreneurship. Ms. Mok joined the Division of Integrative Systems and Design at the Hong Kong University of Science and Technology in March 2025, following two decades at The Hong Kong Polytechnic University, where she played a key role in transforming the Institute of Textiles and Clothing into an independent school. Ms. Mok’s impact is rooted in her pioneering research across 2D/3D CAD, digital human modeling, XR interaction design, pose estimation, and smart healthcare applications. Since 2012, Ms. Mok has secured 38 funded projects and holds 7 patents, 6 software copyrights, 3 licenses, and 1 trademark—many of which have been translated into real-world applications. Ms. Mok’s innovations have earned a number of international invention awards and have significantly influenced the fashion tech industry. Beyond research, Ms. Mok actively contributes to the society, serving on vetting and steering committees for Hong Kong SAR government and industry bodies focused on smart innovation and AI. Ms. Mok continues to champion the fusion of design, technology, and business to drive meaningful change.

Family Relationships

Save for the fact that Mr. Fong and Ms. Fong are siblings, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will be employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of directors.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of the Shares on Nasdaq, our audit committee will consist of Ms. Ngo Yin Tsang, Mr. Yan Fai LEE and Ms. Pik Yin MOK, and will be chaired by Ms. Ngo Yin Tsang. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Lui qualifies as an “audit committee financial expert”. The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non- auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm;
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and
●	reporting regularly to the board of directors.

Compensation Committee

Concurrent with the listing of the Shares on Nasdaq, our compensation committee will consist of Ms. Ngo Yin Tsang, Mr. Yan Fai LEE and Ms. Pik Yin MOK, and it will be chaired by Mr. Yan Fai LEE. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board of directors for its approval, the compensation for our Chief Executive Officer and other executive officers;
●	reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;
●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and
●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of the Shares on Nasdaq, our nominating and corporate governance committee will consist of Ms. Ngo Yin Tsang, Mr. Yan Fai LEE and Ms. Pik Yin MOK, and it will be chaired by Ms. Pik Yin MOK. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors or for appointment to fill any vacancy on the board of directors;
●	reviewing annually with the board of directors the current composition of the board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;
●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;
●	developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and
●	evaluating the performance and effectiveness of the board of directors as a whole.

Board Oversight of Cybersecurity Risks

The board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2) (A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers; and
●	exercising the borrowing powers of our Company and mortgaging the property of our Company.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board of directors, is absent from meetings of our board of directors for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Interested Transactions

Interested director transactions are governed by the terms of a company’s Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable law, the Amended and Restated Memorandum and Articles or the Nasdaq listing rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Amended and Restated Memorandum and Articles to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Compensation of Directors and Executive Officers

For the fiscal years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, we paid an aggregate of HK$668,000 (approximately US$85,641), HK$563,000 (approximately US$72,180) and HK$308,000 (approximately US$39,615), respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers. Angie International also paid constructive dividends of US$971,427 in FY2024, $1,190,621 in FY2023 and $208,952 in the six months ended June 30, 2025 to our director. The Operating Subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2023 and June 30, 2025, we had no outstanding equity awards.

RELATED-PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of the Company that occurred during the past three fiscal years up to the date of this prospectus.

Relationships with related parties

Name	Relationship
Ms. Fong	Director of the Company
International Safety Equipment Limited	Entity controlled by the spouse of Mr. Fong
Angie International (Macau) Limited	Entity controlled by Ms. Fong

		For the years ended December 31,			For the six months ended June 30
Name	Nature	2024	2023	2022	2025
Ms. Fong	Constructive dividend	$971,427	$1,190,621	—	$208,952
International Safety Equipment Limited	Sale of products	$270,662	—	—	$18,706
Angie International (Macau) Limited	Sale of products	$17,300	—	—	$9,104

Constructive dividend refers to the economic benefits conferred on Ms. Fong for her deemed contribution, through offsetting the amount due from Ms. Fong during the years ended December 31, 2024, 2023 and the six months ended June 30, 2025 and up to the date of this prospectus.

Sale of products refers to the sale of uniforms and/or safety tools to the related parties, namely International Safety Equipment Limited and Angie International (Macau) Limited during the year ended December 31, 2024 and the six months ended June 30, 2025, in which both companies are related parties of the Company.

Bank loan of $516,048, $802,932 and $824,230 as of December 31, 2024 and 2023 and 30 June 2025 respectively, were supported by personal guarantee by Ms. Fong with guarantee amount of unlimited extend.

Related party balance consists of the following:

		As of December 31,			As of June 30,
Name	Nature	2024	2023	2022	2025
Ms. Fong	Share transfer for reorganization	$(1,282)	$(1,282)	$(1,282)	$(1,282)
International Safety Equipment Limited	Receivables from customer	$231,669	—	—	$18,706
Angie International (Macau) Limited	Receivables from customer	-	-	-	$9,104

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Mr. Fong(1)(3)(4)	11,970,000	87.05%	11,970,000	78.49%
Ms. Fong(1)(3)(5)	665,000	4.84%	665,000	4.36%
Mr. Wing Hang Chan (1)	-	-	-	-
Mr. Yan Fai Lee (1)(2)	-	-	-	-
Ms. Pik Yin Mok (1)(2)	-	-	-	-
Ms. Ngo Yin Tsang (1)(2)	-	-	-	-
5% or greater shareholders
Mr. Fong(4)	11,970,000	87.05%	11,970,000	78.49%
Visionary Value Investments Limited(4)	10,640,000	77.38%	10,640,000	69.77%
Nexus Capital Development Limited(4)	1,330,000	9.67%	1,330,000	8.72%

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at 3/F., West Gate Tower, No. 7 Wing Hong Street, Lai Chi Kok, Kowloon, Hong Kong.
(2)	Each of Ms. Ngo Yin TSANG, Mr. Yan Fai LEE, and Ms. Pik Yin MOK will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.
(3)	Mr. Fong and Ms. Fong, our executive directors, are siblings. Mr. Fong and Mr. Fong do not share the same household nor beneficial ownership over the Ordinary Shares the other owns.
(4)	Each of Visionary Value Investments Limited and Nexus Capital Development Limited is controlled by Mr. Fong. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. Fong may be deemed to have voting and investment power with respect to the 11,970,000 Ordinary Shares held by Visionary Value Investments Limited and Nexus Capital Development Limited in aggregate. The registered address of each of Visionary Value Investments Limited and Nexus Capital Development Limited is Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands.
(5)	Ms. Fong, a director of the Company, owns 100% of the equity interests in Stellar Wealth Development Limited. Stellar Wealth Development Limited is controlled by Ms. Fong. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Ms. Fong may be deemed to have voting and investment power with respect to the 665,000 Ordinary Shares held by Stellar Wealth Development Limited. The registered address of Stellar Wealth Development Limited is Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$20,000 divided into 200,000,000 Ordinary Shares, par value US$0.0001 each.

As of the date immediately prior to this offering, 13,750,000 Ordinary Shares of par value US$0.0001 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 15,250,000 Ordinary Shares issued and outstanding, assuming the underwriter does not elect to exercise the option to purchase additional Ordinary Shares from us.

Our Amended and Restated Memorandum and Articles

Assuming that we obtain the requisite shareholder approval, we will adopt our Amended and Restated Memorandum and Articles which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles are summaries and do not purport to be complete.

Objectives of Our Company

Under our Amended and Restated Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Amended and Restated Memorandum and Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account or as otherwise permitted by the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights

Subject to any rights and restrictions attached to any shares, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each ordinary share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Amended and Restated Memorandum and Articles. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles provide that upon the requisition of shareholders representing, as at the date of the deposit of the requisition, in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings, our chairman or board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Declaration of Interest

Pursuant to our Amended and Restated Memorandum and Articles, a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the listing rules of the designated stock exchange and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Compensation

Under the Amended and Restated Memorandum and Articles, the remuneration of the directors may be determined by our directors.

Borrowing Powers

Our directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Qualification of directors

There is no shareholding qualification for directors nor is there any specified age limit for directors.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the Amended and Restated Memorandum and Articles of Association of our Company, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

Certain Cayman Islands Company Considerations

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors, or is approved by seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers prior to the completion of this offering, that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our articles of association provide that any ordinary or special resolution of shareholders and any other action that may be taken by the shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, by all shareholders who would have been entitled to attend and vote at a meeting called for the purpose of passing such a resolution or taking any other action.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at the date of deposit of requisition shares which carry in aggregate not less than one- third of all votes attaching to the issued and outstanding shares of our Company that as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our chairman or board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See “Our Memorandum and Articles of Association-General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by the affirmative vote of two-thirds of the directors then in office (except with regard to the removal of the chairman, who may be removed from office by the affirmative vote of all directors) or by an ordinary resolution (except with regard to the removal of the chairman, who may be removed from office by special resolution) of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; or (iv) is removed from office pursuant to any other provisions of our Amended and Restated Memorandum and Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our articles of association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering (Amendment) Regulations of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for its investment from an account held in the subscriber’s name at a recognized financial institution; or
●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller”, whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you believe your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Listing

We intend to apply to list the Shares on the Nasdaq Capital Market under the symbol “[●]”. We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is Vstock Transfer, LLC at 18 Lafeyette Place, Woodmere, New York 11593.

History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Ogier Global Subscriber (Cayman) Limited	March 12, 2025	1	USD	0.0001
Visionary Value Investments Limited	April 14, 2025	11,754,999	USD	1,175.4999
Stellar Wealth Development Limited	April 14, 2025	665,000	USD	66.5
Nexus Capital Development Limited	April 14, 2025	1,330,000	USD	133

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply to list the Shares on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 15,250,000 outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option. Of that amount, 1,500,000 Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;
●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and
●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 152,500 Ordinary Shares immediately after the closing of this offering, assuming the underwriter does not exercise its option to purchase additional Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and
●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We have agreed, for a period of six (6) months from the closing of this offering, we and any successors of us will not, without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of our Company whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise.

Each of our directors and officers and holders of 5% or more of our Ordinary Shares as of the date of this prospectus, have agreed or are otherwise contractually restricted for a period of six (6) months after the date of this prospectus, without the prior written consent of the underwriter, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of our Company whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise. See “Underwriting”.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of our Hong Kong counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands. The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Profits Taxation

Our Operating Subsidiary, which is a company incorporated in Hong Kong, was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2022/2023. As from year of assessment of 2020/2021 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Operating Subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Operating Subsidiary to us are not subject to any tax withholding in Hong Kong.

Certain Mainland China Tax Laws and Regulations Considerations

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. Our Operating Subsidiary does not directly or indirectly hold any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiary, is subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese- Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. Our Operating Subsidiary does not directly or indirectly hold any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiary, is subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the Shares pursuant to this offering and hold the Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former nationals or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in the Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock”. Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

The Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences”, a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax- free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences”, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement between us and Cathay Securities, Inc., the underwriter of our IPO, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Ordinary Shares listed next to its name in the following table:

Underwriter	Number of Shares
Cathay Securities, Inc.	1,500,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The Ordinary Shares are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken, other than those Ordinary Shares covered by the over-allotment option described below.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriter a 45-day option following the closing of this offering to purchase up to 225,000 additional Ordinary Shares at the initial public offering price of $             per share, less the underwriting discounts and commissions, solely to cover over-allotments, if any, made in connection with the offering contemplated by this prospectus. If any of these additional shares are purchased, the underwriter will offer the additional Shares on the same terms as those on which the Ordinary Shares are being offered.

Discounts and Expenses

The underwriter proposes initially to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $           per Ordinary Share. If all of the Ordinary Shares offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the underwriters.

	Per Share	Total Without Over-Allotment	Total With Over-Allotment
IPO price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us(1)	$	$	$

(1)	Excludes (i) expenses and fees payable to the underwriter described elsewhere in this section, (ii) deferred IPO costs, expenses incurred by us in this offering, and anticipated offering expenses that will be incurred for completion of the IPO.

In addition to the underwriting discount and commissions to be paid by us, we have agreed to reimburse the underwriter for certain of its out-of-pocket expenses incurred in connection with this offering, in an aggregate amount up to $240,000. As of the date of the prospectus, we paid approximately US$60,000 to the underwriter for its actual out-of-pocket expenses. Any expense deposits will be returned to us to the extent the underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the gross proceeds received at the closing of the offering.

Lock-Up Agreements

We have agreed, for a period of six (6) months from the closing of this offering, we and any successors of us will not, without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of our Company whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise.

Each of our directors and officers and holders of 5% or more of our Ordinary Shares as of the date of this prospectus, have agreed or are otherwise contractually restricted for a period of six (6) months after the date of this prospectus, without the prior written consent of the underwriter, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of our Company whether any such transaction described above is to be settled by delivery of shares or such other securities, in cash or otherwise.

The underwriter, in its sole discretion, may release the Ordinary Shares subject to the lock-up agreements described above in whole or in part at any time.

Determination of offering price

The public offering price of the Ordinary Shares we are offering was negotiated between us and the underwriter. Factors considered in determining the public offering price of the Ordinary Shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Right of First Refusal

We have agreed to grant the underwriter a right of first refusal, exercisable at the sole discretion of the underwriter for twelve months from the closing day of this offering, to provide investment banking service to us on an exclusive basis and terms that are the same or more favorable to us comparing to terms offered to us by other underwriters or placement agents (the “Right of First Refusal”). For these purposes, the investment banking service includes, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of us. The underwriter shall notify us of its intention to exercise the Right of First Refusal within fifteen (15) business days following notice in writing by us. Any decision by the underwriter to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the underwriter and shall be subject to general market conditions. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances the Right of First Refusal shall have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the Company and the Representative. If the underwriter declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to us under reasonable standard, we shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the underwriter. The Right of First Refusal granted hereunder may be terminated by us for “Cause,” which shall mean a material breach by the underwriter of the engagement letter or a material failure by the underwriter to provide the services as contemplated by the engagement letter.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Ordinary Shares for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriter is not greater than the number of Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our Ordinary Shares or reduce any short position by bidding for, and purchasing, Ordinary Shares in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing Ordinary Shares in this offering because the underwriter repurchases the Ordinary Shares in stabilizing or short covering transactions.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Ordinary Shares are traded, in the over-the-counter market, or otherwise.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other

From time to time, the underwriter and/or its affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, our Ordinary Shares may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Ordinary Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	US$	1,585
The Nasdaq Capital Market listing fee	US$	50,000
FINRA filing fee	US$	2,750
Printing and engraving expenses	US$	15,000
Legal fees and expenses	US$	322,000
Accounting fees and expenses	US$	566,000
Miscellaneous expenses	US$	872,320
Total		1,829,655

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities. We may rely upon TWSL Partners with respect to matters governed by Hong Kong law. The validity of the Shares and certain other matters of Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to United States federal securities and New York State law are being passed on for the underwriter by VCL Law LLP.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are citizens and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are citizens or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogent Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Ogier, our counsel as to the laws of the Cayman Islands has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, e.g., declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Sing FONG	Chairman of the Board of Directors and Chief Executive Officer	Chinese	Hong Kong
Ms. Mei Yuk FONG	Director and Chief Operating Officer	Chinese	Hong Kong
Mr. Wing Hang CHAN	Chief Financial Officer	Chinese	Hong Kong
Mr. Yan Fai LEE	Independent Director Appointee	Chinese	Hong Kong
Ms. Pik Yin MOK	Independent Director Appointee	Chinese	Hong Kong
Ms. Ngo Yin TSANG	Independent Director Appointee	Chinese	Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. TWSL Partners, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as

U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

ANGIE HOLDINGS LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Angie Holdings Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheet of Angie Holdings Limited and its subsidiaries (collectively the “Company”) as of June 30, 2025, and the related unaudited interim condensed consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the six-month periods ended June 30, 2025 and 2024, and the related notes (collectively referred to as the “interim financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated May 27, 2025, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

September 12, 2025

F-2

ANGIE HOLDINGS LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	As of
	Jun 30, 2025 (Unaudited)	December 31, 2024 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$274,825	$167,246
Accounts receivable, net	2,634,136	2,604,072
Accounts receivable – related parties, net	27,810	231,669
Deposits, prepayments and other receivables, net	86,847	35,289
Inventories, net	238,644	253,219
Total current assets	3,262,262	3,291,495

Non-current assets:
Property and equipment, net	2,166	4,333
Right-of-use assets, net	55,107	106,295
Rental deposits	17,538	17,538
Deferred tax assets, net	30,072	35,098
Deferred offering costs	737,994	219,560
Total non-current assets	842,877	382,824
TOTAL ASSETS	$4,105,139	$3,674,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$824,230	$516,048
Accounts payable	162,620	369,220
Accrued expenses and other payables	206,234	136,843
Amount due to a related party	1,282	1,282
Income tax payable	643,321	612,071
Finance lease liabilities	2,119	4,587
Operating lease liabilities	56,564	103,467
Total current liabilities	1,896,370	1,743,518

TOTAL LIABILITIES	1,896,370	1,743,518

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares $0.0001 par value per share; 200,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 13,750,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024*	1,375	1,375
Subscription receivable	(1,375)	(1,375)
Retained earnings	2,208,769	1,930,801
Total shareholders’ equity	2,208,769	1,930,801
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,105,139	$3,674,319

*	Retrospectively restated for the effect of share reorganization (see Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

ANGIE HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	For the six-month periods ended June 30,
	2025	2024
Revenues
– External	$4,511,346	$4,328,298
– Related parties	27,810	175,946
Total revenues	4,539,156	4,504,244

Cost of revenues	(3,064,540)	(3,122,460)
Gross profit	1,474,616	1,381,784

Operating expenses
Selling and marketing expenses	101,905	88,108
Staff salaries and welfares	403,653	365,726
Lease expenses	51,188	47,241
Legal and professional fees	263,497	—
Depreciation expenses	2,167	14,795
Other general and administrative expenses	72,416	172,884
Total expenses	894,826	688,754

Other income (expenses)
Bank interest income	217	709
Interest expense	(21,399)	(22,043)
Total other income (expenses), net	(21,182)	(21,334)

Income before income tax expense	558,608	671,696

Income tax expense	(71,688)	(90,174)

Net income	$486,920	$581,522

Basic and diluted net income per share*	$0.04	$0.04
Weighted average number of shares outstanding - basic and diluted*	13,750,000	13,750,000

*	Retrospectively restated for the effect of share reorganization (see Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

ANGIE HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	Ordinary shares
	Number of shares*	Amount	Subscription receivable	Retained earnings	Total shareholders’ equity
Balance as of January 1, 2024	13,750,000	$1,375	$(1,375)	$1,184,870	$1,184,870
Net income	—	—	—	581,522	581,522
Constructive dividend	—	—	—	(739,714)	(739,714)

Balance as of June 30, 2024	13,750,000	$1,375	$(1,375)	$1,026,678	$1,026,678

Balance as of January 1, 2025	13,750,000	$1,375	$(1,375)	$1,930,801	$1,930,801
Net income	—	—	—	486,920	486,920
Constructive dividend	—	—	—	(208,952)	(208,952)

Balance as of June 30, 2025	13,750,000	$1,375	$(1,375)	$2,208,769	$2,208,769

*	Retrospectively restated for effect of share reorganization (see Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

ANGIE HOLDINGS LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	For the six-month periods ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$486,920	$581,522
Adjustment to reconcile net income to cash generated from operating activities:
Depreciation of property and equipment	2,167	14,795
(Reversal of) provision for allowance of expected credit losses	(37,233)	33,869
Provision for (reversal of) unused annual leave	229	(7,726)
Provision for (reversal of) long service payment	5,014	(3,708)
Deferred tax expense (credit)	5,026	(5,019)
Change in operating assets and liabilities:
Accounts receivable	211,028	448,890
Inventories	14,575	(10,478)
Deposits, prepayments and other receivables	(51,558)	(148,511)
Accounts payable	(206,600)	(87,476)
Accrued expenses and other payables	64,148	(5,516)
Operating lease liabilities	4,285	2,473
Income tax payable	31,250	102,296
Net cash generated from operating activities	529,251	915,411

Cash flows from investing activities	—	—
Net cash generated from investing activities	—	—

Cash flows from financing activities
Proceeds from bank borrowings	462,662	—
Repayment of bank borrowings	(154,480)	(138,555)
Finance lease	(2,468)	(4,689)
Constructive dividend	(208,952)	(739,714)
Deferred offering costs	(518,434)	—
Net cash used in financing activities	(421,672)	(882,958)
Net change in cash and cash equivalents	107,579	32,453
Cash and cash equivalents at the beginning of the period	167,246	228,364
Cash and cash equivalents at the end of the period	$274,825	$260,817

Supplementary cash flows information
Cash paid for interest expense	$21,399	$22,043
Cash paid for income taxes expense	$35,412	$—
Supplemental schedule of non-cash investing and financing activities:
Initial recognition of operating lease liabilities related to right-of-use assets	$—	$199,757

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-6

ANGIE HOLDINGS LIMITED

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Business

Angie Holdings Limited (the “Company”), through its wholly-owned subsidiary, is engaged in one-stop corporate uniform solution services, offering a full suite of services in the corporate uniform supply chain, including product design and development, raw material sourcing and quality control in Hong Kong.

Corporate Structure

The Company’s wholly-owned subsidiary, Angie International Limited (“Angie International”), is a company incorporated in Hong Kong with limited liability in June 2015. The equity interest of Angie International was ultimately 100% held as to by Ms. Mei Yuk Fong (“Ms. Fong”), Director and Chief Operating Officer of the Company, prior to the Group Reorganization (see below).

Group Reorganization

In connection with its proposed initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved:

(1)	On March 6, 2025, the Company was incorporated in the Cayman Islands with limited liability and an authorized share capital of $20,000 divided into 200,000,000 of a par value of $0.0001 each. From March 12, 2025 to April 11, 2025, one ordinary share was allotted, issued and transferred to Visionary Value Investments Limited, a company controlled by Mr. Wai Sing Fong (“Mr. Fong”), Chairman and Chief Executive Officer of the Company, and the sibling of Ms. Fong, through a series of transactions.

(2)	On April 15, 2025, Ms. Fong sold, and the Company purchased from Ms. Fong, a total of 10,000 ordinary shares of Angie International (representing the entire issued share capital of Angie International), for a consideration of HK$10,000. After the acquisition, the Company became the sole shareholder of Angie International.

The Company, together with its wholly-owned subsidiary, is effectively controlled by the same shareholder group, Mr. Fong and Ms. Fong, at 100% before the Reorganization and ultimately held as to 92% after the Reorganization. As such, the Reorganization is considered as a recapitalization of entities under common control. The Company has retroactively restated all shares and per share data for all the periods presented.

F-7

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. The results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be substantially the same as the results of operations for the period after the date of Reorganization.

The effects of all inter-company transactions are eliminated in consolidation. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

Upon the Group Reorganization and as of the date of these financial statements, details of the subsidiary company are as follows:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of June 30, 2025	Effective ownership as of December 31, 2024
Angie International Limited	Hong Kong	June 11, 2015	Design and trading of corporate uniform products	100%	100%

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2025, and results of operations and cash flows for the six-month periods ended June 30, 2025 and 2024. The audited consolidated balance sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

F-8

Foreign currency translation and transaction and convenience translation

The Company uses United States dollar (“$”) as reporting currency. The functional currency of the Company incorporated in the Cayman Islands and its subsidiaries incorporated in BVI is $, and the functional currency of its subsidiary in Hong Kong is Hong Kong dollar (“HK$”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Exchange gains and losses resulting from currency translation are recorded as other comprehensive income (losses) in the unaudited interim condensed consolidated statements of income and comprehensive income.

	As of
	June 30, 2025	December 31, 2024
Year-end spot rate	7.8499	7.7677

	For the six-month periods ended June 30,
	2025	2024
Average rate	7.8499	7.8083

Cash and cash equivalents

Cash and cash equivalents consist of deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of June 30, 2025 and December 31, 2024. The Company’s cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable, net

Accounts receivable, net are recorded at the net invoice amount less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides a provision for credit loss accounts. The Company grants credit to customers, without collateral, under normal payment terms. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for expected credit losses.

In establishing the required provision for expected credit loss accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the allowance for the expected credit loss is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and that the likelihood of collection is not probable.

F-9

Allowance for expected credit losses

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2023, the first day of the Company’s fiscal year and applied to Accounts receivable and other financial instruments. The adoption of this guidance did not materially impact on the net earnings and financial position and had no impact on the cash flows.

Deposits, prepayments and other receivables, net

Deposits, prepayments and other receivables, net consist of rental and other deposits. Accrued sales mainly referring to goods delivered to customers without issuance of invoices. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the unaudited interim condensed consolidated statements of income and comprehensive income. As of June 30, 2025 and December 31, 2024, the Company has incurred deferred offering costs of $737,994 and $219,560, respectively.

Inventories, net

Inventories, representing finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in-first-out method. The Company evaluates the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable value on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers.

Property and equipment, net

Property and equipment, net are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Office equipment	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of income and comprehensive income. Expenditures on maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

F-10

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of input that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, accounts receivable, accounts payable, and other payables have determined that the carrying value approximates their fair values. The carrying amount of operating lease liabilities and finance lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates. The fair value of the Company’s short-term and long-term debt approximated the carrying value as of June 30, 2025 and December 31, 2024, as the weighted average interest rate on these short term and long-term debts approximated the market rate for similar debts.

Operating leases

ROU assets represent the right to use underlying assets for the lease terms and lease liabilities represent the obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate is not readily determinable for the operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the unaudited interim condensed consolidated balance sheets.

Finance leases

The Company classify a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;
●	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;
●	The lease term is for a major part of the remaining economic life of the underlying asset;
●	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;
●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

The lease term includes rental holidays and options to extend or terminate the lease when the Company is reasonably certain that it will exercise that option, if any. The Company does not recognize finance lease assets or lease liabilities for renewal periods unless it is determined that the Company is reasonably certain of renewing the lease at inception or when a triggering event occurs. The lease assets for finance leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. The finance lease expense, including interest and amortization expense of finance lease are presented separately. Interest expense is determined by using the effective interest method. Amortization expense is recorded on a straight-line basis of the finance lease assets. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

F-11

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include, accrued salary, long service payment provision, unused annual leave, accrued expenses, and other payables for the operation in the ordinary course of business.

Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent ASUs that modified ASC 606 on April 1, 2017, using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. The Company derives revenue principally from sales of corporate uniform products. Revenue from contracts with customers is recognized using the following five steps:

Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;
2.	identify the performance obligations in the contract;
3.	determine the transaction price;
4.	allocate the transaction price to the performance obligations in the contract; and
5.	recognize revenue when (or as) the entity satisfies a performance obligation.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until we identify a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. The Company has addressed whether various goods and services promised to the customer represent distinct performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expect to be entitled in exchange for transferring the promised goods or services. The transaction price is fixed and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. Revenue is recognized at a point in time. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

F-12

The Company currently generates its revenue by the following source:

(a)	Sale of corporate uniform products

The Company recognizes revenue from the sale of corporate uniform products. It offers customized design and manufacturing services to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. There is only one performance obligation as a series of services on this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e. customers do not obtain any benefits other than the finished products). The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

(b)	Sale of safety tools

The Company recognizes revenue from the sale of safety tools. It sources and sells safety tools to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The performance obligation is the delivery of safety tools to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company determined that the Company is the principal to the transaction for its goods and services and revenue is recognized on a gross basis based on the transfer of control to the customer. The Company is primarily responsible for fulfilling the promise to deliver the product and bears risk of loss while the inventory is in-transit to the customer. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to the remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. Costs that relate directly to a contract include cost of purchasing of products from suppliers. The Company elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfilment activity and present as transportation costs in selling and marketing expenses. Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced are expensed when the advertising event takes place.

The Company does not have a sale refund policy and does not accept any return of products; the transaction price does not include variable consideration provision for the right of return. Instead, the Company offers exchange of defective products. For the six-month periods ended June 30, 2025 and 2024, the Company is not aware of any material claims against the Company in relation to the goods sold.

Cost of revenues

Cost of revenues consists of material costs, and other indirect costs.

Selling and marketing expenses

Selling and marketing expenses primarily consist of freight cost, advertising and promotion expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs, depreciation, professional services fees, utilities, office expense, and expenses related to general operations.

Shipping, handling and insurance costs

Shipping and handling costs are expensed as incurred. Outbound shipping, handling and insurance costs associated with shipping and delivery of the products to customers are recorded in selling and marketing expenses.

Bank interest income

Bank interest income is mainly generated from savings deposits with a period of less than one year and is recognized on an accrual basis using the effective interest method.

F-13

Interest expenses

Interest expenses represent bank loan interest expenses for supporting general business operation.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense. No significant penalties or interest relating to income taxes have been incurred during the six-month periods ended June 30, 2025 and 2024.

Employee benefits

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and HK$1,500 of the employee’s monthly income over HK$30,000.

The Company is obligated to make severance payments and long service payments for its employees on cessation of employment in certain circumstances under the Ordinance. The Ordinance currently allows employers to offset the severance or long service payments to an employee against accrued benefits derived from the contributions it has made to the employee in the MPF Scheme.

However, the Legislative Council has passed the Employment and Retirement Schemes Legislation (Offsetting Arrangement) (Amendment) Bill 2023 on June 9, 2023 to abolish the use of the accrued benefits of employers’ mandatory contributions under the MPF System to offset severance payment and long service payment. The Hong Kong government has announced that the abolition will take effect on May 1, 2025. Accrued benefits derived from employers’ voluntary MPF contributions as well as gratuities based on length of service can continue to be used to offset severance payment and long service payment. Expected contributions to the long service payment obligation by the Company as of June 30, 2025 and December 31, 2024 are $83,110 and $78,096, respectively, in the accrued expenses and other payables of unaudited interim condensed consolidated balance sheets.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

F-14

Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited interim condensed consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company’s subsidiaries not using the $ as the Company’s functional currency.

Subscription receivable

Subscription receivable from shareholders is recorded as a contra- equity.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. There were no material commitments or contingencies as of June 30, 2025 and December 31, 2024.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the chief operating decision maker (“CODM”) has been identified as the Company’s Chief Executive Officer. The CODM has determined that the Company operates as a single operating segment and uses net income (loss) and operating income (loss) as measures of profit or loss on a consolidated basis when making decisions regarding resource allocation and performance assessment. The Company’s key financial metrics used by the CODM help make key operating decisions, include significant acquisitions and allocation of budget between cost of revenues, sales and marketing, general and administrative and research and development expenses.

Information regarding the Company’s net income (loss) and operating income (loss) is disclosed in the unaudited interim condensed Consolidated Statements of Comprehensive Income. Segment expenses and other items are reviewed by the CODM on the same basis as presented in the unaudited interim condensed Consolidated Statements of Comprehensive Income. The CODM does not separately evaluate performance or allocate resources based on segment assets. As a result, asset information by segment is not presented.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six-month periods ended June 30, 2025 and 2024, there were no dilutive shares.

F-15

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which prescribes standard categories for the components of the effective tax rate reconciliation and requires disclosure of additional information for reconciling items meeting certain quantitative thresholds, requires disclosure of disaggregated income taxes paid, and modifies certain other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, and allows for adoption on a prospective basis, with a retrospective option. The Company is currently evaluating the potential impact of the adoption of ASU 2023-09 on its unaudited interim condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires incremental disclosures about specific expense categories, including but not limited to, purchases of inventory, employee compensation, depreciation, amortization, and selling expenses. The amendments are effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied either prospectively or retrospectively. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In January 2025, the FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”), which provides guidance on the measurement of credit losses for accounts receivable and contract assets. The standard aims to improve the accuracy of credit loss estimates by requiring entities to consider historical loss experience, current conditions, and reasonable and supportable forecasts. ASU 2025-05 is effective for annual periods beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of ASU 2025-05 on its unaudited interim condensed consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the unaudited interim condensed consolidated balance sheets, statements of income and comprehensive loss, and statements of cash flows.

F-16

3. SEGMENT INFORMATION

The Company has one reportable segment: sale of corporate uniform products. Segment was identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”, the Chief Executive Officer of the Company) assesses the performance of the business. The sale of corporate uniform products segment generated revenue by customized design and manufacturing services and delivery of the finished product to the customer at their specified location. All assets of the Company are located in Hong Kong.

Geographical revenue is based on the final location where the Company sells the product or where the customer/partner is located.

	For the six-month periods ended June 30,
	2025		2024
Hong Kong	$4,525,375	98%	$4,466,829	98%
Macau	12,527	1%	35,398	1%
Taiwan	1,254	1%	2,017	1%
Total	$4,539,156	100%	$4,504,244	100%

Key financial performance measures of the segments are as follows:

	For the six-month periods ended June 30,
	2025	2024
Revenues
– External	$4,511,346	$4,328,298
– Related parties	27,810	175,946
Total revenues	4,539,156	4,504,244

Cost of revenues	(3,064,540)	(3,122,460)
Gross profit	1,474,616	1,381,784

Operating expenses
Selling and marketing expenses	(101,905)	(88,108)
Staff salaries and welfares	(403,653)	(365,726)
Lease expenses	(51,188)	(47,241)
Legal and professional fees	(263,497)	—
Depreciation expenses	(2,167)	(14,795)
Other general and administrative expenses	(72,416)	(172,884)
Total expenses	(894,826)	(688,754)

Other income (expenses)
Bank interest income	217	709
Interest expense	(21,399)	(22,043)
Total other income (expenses), net	(21,182)	(21,334)

Income before income tax expense	$558,608	$671,696

	As of June 30, 2025	As of December 31, 2024
Total assets	$4,105,139	$3,674,319
Total liabilities	(1,896,370)	(1,743,518)

Net assets	$2,208,769	$1,930,801

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Accounts receivable	$2,727,107	$2,734,276
Allowance for expected credit losses	(92,971)	(130,204)
Total accounts receivable, net	$2,634,136	$2,604,072

Movements of allowance for expected credit losses were as follows:

	As of
	June 30, 2025	December 31, 2024
Balance, beginning of the period/year	$130,204	$67,927
Expected credit losses (reversed) recognized	(37,233)	62,277
Balance, end of the period/year	$92,971	$130,204

F-17

5. INVENTORIES, NET

Inventories, net consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Finished goods	$238,644	$253,219

Inventory write-down expense was nil and nil for the six-month periods ended June 30, 2025 and 2024, respectively.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of
	June 30, 2025	December 31, 2024
Motor vehicles	$147,948	$147,948
Less: accumulated depreciation	(145,782)	(143,615)
Property and equipment, net	$2,166	$4,333

Depreciation expenses for the six-month periods ended June 30, 2025 and 2024, were $2,167 and $14,795, respectively.

7. BANK BORROWINGS

Bank borrowings were analyzed as follows:

	As of
	June 30, 2025	December 31, 2024
Bank borrowings – secured	$824,230	$516,048

F-18

Bank borrowings as of June 30, 2025 and December 31, 2024 were as follows:

						Balance as of
Lender	Type	Maturity date	Currency	Weighted average interest rate as of June 30, 2025	Weighted average interest rate as of December 31, 2024	June 30, 2025	December 31, 2024
The Bank of East Asia (“BEA”) (Note 1)	Term loan	June 4, 2026 or on demand	HK$	3.56%	3.56%	$27,299	$40,634
BEA (Note 2)	Term loan	July 19, 2028 or on demand	HK$	3.63%	3.63%	244,902	282,513
Standard Chartered Bank (Hong Kong) Limited (Note 3)	Term loan	March 21, 2030 or on demand	HK$	4.56%	—	462,662	—
OCBC Wing Hang Bank Limited (“OCBC”) (Note 4 and Note 6)	Term loan	February 22, 2025 or on demand	HK$	—	6.81%	—	33,371
Standard Chartered Bank (Hong Kong) Limited (Note 4)	Term loan	September 30, 2025 or on demand	HK$	4.08%	4.08%	14,008	40,379
Bank of China (Hong Kong) Limited (Note 5)	Term loan	April 23, 2026 or on demand	HK$	5.69%	5.69%	75,359	119,151
Total						$824,230	$516,048

Notes:

(1) The banking facility was secured as follows:

(a)	HK$1,000,000 personal guarantee by Ms. Fong; and
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC Insurance Limited (“HKMC”).

(2) The banking facility was secured as follows:

(a)	HK$3,000,000 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(3) The banking facility was secured as follows:

(a)	HK$3,756,571 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

F-19

(4) The banking facility was secured as follows:

(a)	HK$1,700,000 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(5) The banking facility was secured as follows:

(a)	Personal guarantee by Ms. Fong with guarantee amount of unlimited extend; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(6) The loan is fully repaid at its maturity date.

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Accrued salaries	$56,529	$—
Accrued long service payment provision	83,110	78,096
Accrued unused annual leave	8,976	8,747
Others	57,619	50,000
Total	$206,234	$136,843

9. RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

The Company entered into leases for uses of corporate office in Hong Kong.

The Company’s operating ROU assets and lease liabilities recognized in the unaudited interim condensed consolidated balances sheets consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Operating lease ROU assets
Cost	$633,167	$633,167
Less: accumulated amortization	(578,060)	(526,872)
Total	$55,107	$106,295

F-20

	As of
	June 30, 2025	December 31, 2024
Operating lease liabilities
Current portion	$56,564	$103,467
Non-current portion	—	—
Total	$56,564	$103,467

	As of
	June 30, 2025	December 31, 2024
Operating leases:
Weighted average remaining lease term (years)	0.53	1.03
Weighted average discount rate (Note)	3.5%	3.5%

Note:	The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments as the implicit rate cannot be readily determined.

During the six-month periods ended June 30, 2025 and 2024, the Company incurred operating lease expenses of approximately $51,188 and $47,241, respectively.

10. FINANCE LEASE LIABILITIES

On November 11, 2020, the Company entered into a finance lease agreement with a financial institution in Hong Kong to lease a motor vehicle for 60 months for $21,667. The lease required monthly lease payments of $431 from December 13, 2020 through November 13, 2025. The Company placed this vehicle into service in September 2020; accordingly, it has been capitalized.

The Company’s finance lease ROU assets and lease liabilities recognized in the unaudited interim condensed consolidated balances sheets consisted of the following:

	As of
	June 30, 2025	December 31, 2024
Finance lease assets:
Cost	$21,667	$21,667
Less: accumulated amortization	(19,501)	(17,694)
	$2,166	$3,973

	As of
	June 30, 2025	December 31, 2024
Finance lease liabilities:
Current finance lease obligation	$2,119	$4,587

	As of
	June 30, 2025	December 31, 2024
Finance lease:
Weighted average remaining lease term (years)	0.53	1.03
Weighted average discount rate	3.85%	3.85%

For the six-month periods ended June 30, 2025 and 2024, the Company incurred finance lease expenses of approximately $417 and $417, respectively.

11. DISAGGREGATED REVENUES

The following table sets forth a breakdown of gross profit and gross profit margin for the six-month periods ended June 30, 2025 and 2024, respectively:

	For the six-month periods ended June 30,
	2025				2024
Category	Revenues	Cost of revenues	Gross profit	Gross profit margin	Revenues	Cost of revenues	Gross profit	Gross profit margin
Uniforms	$4,520,450	$(3,050,209)	$1,470,241	33%	$4,429,546	$(3,067,302)	$1,362,244	31%
Safety tools	18,706	(14,331)	4,375	23%	74,698	(55,158)	19,540	26%
Total	$4,539,156	$(3,064,540)	$1,474,616	32%	$4,504,244	$(3,122,460)	$1,381,784	31%

F-21

12. INCOME TAX

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

Hong Kong

Angie International Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

The income tax provision consists of the following components:

	For the six-month periods ended June 30,
	2025	2024
Current tax expenses	$66,662	$95,193
Deferred income tax expenses (credit)	5,026	(5,019)
Total income taxes expenses	$71,688	$90,174

A reconciliation of the provision for income taxes determined at the Hong Kong statutory income tax rate to the Company’s effective income tax rate is as follows:

	For the six-month period ended June 30,
	2025	%	2024	%
Income before income tax expense	$558,608		$671,696

Income tax rate in the Cayman Islands, permanent tax holiday	—	0.0%	—	0.0%
Tax at Hong Kong statutory tax rate of 16.5%	92,170	16.5%	110,830	16.5%
Tax effect on non-deductible expenses	708	0.1%	615	0.0%
Tax effect on non-taxable income	(36)	(0.0)%	(117)	(0.0)%
Tax effect on tax concession	(21,154)	(3.8)%	(21,154)	(3.1)%
Income tax expense	$71,688	12.8%	$90,174	13.4%

Deferred tax assets

Movements of deferred tax assets, which arisen from temporary differences of allowance for expected credit losses and provision for employee benefits were as follows:

	Allowance for expected credit losses	Provision for employee benefits	Valuation allowance	Total
As of January 1, 2024	$11,207	$16,216	$—	$27,423
Recognized in statements of income and comprehensive income	5,589	(2,817)	—	2,772
As of June 30, 2024	$16,796	$13,399	$—	$30,195

As of January 1, 2025	$21,484	$14,329	$—	$35,813
Recognized in statements of income and comprehensive income	(6,144)	760	—	(5,384)
As of June 30, 2025	$15,340	$15,089	$—	$30,429

The Company did not recognize any valuation allowance against its deferred tax assets as management believes the Company will be able to fully utilize the assets in the foreseeable future.

As of June 30, 2025 and December 31, 2024, the Group had no tax loss carry forwards.

Deferred tax liabilities

Movements of deferred tax liabilities, which arisen from temporary difference of depreciation allowance were as follows:

Depreciation allowance
As of January 1, 2024	$5.403
Recognized in statements of income and comprehensive income	(2,247)
As of June 30, 2024	$3,156

As of January 1, 2025	$715
Recognized in statements of income and comprehensive income	(358)
As of June 30, 2025	$357

Deferred tax assets, net
As of June 30, 2024	$27,039
As of June 30, 2025	$30,072

F-22

13. RELATED PARTY BALANCES AND TRANSACTIONS

Relationships with related parties

Name	Relationship
Ms. Fong	Director of the Company
International Safety Equipment Limited	Entity controlled by the spouse of Mr. Fong
Angie International (Macau) Limited	Entity controlled by Ms. Fong

Related party transaction consists of the following:

		For the six-month period ended June 30,
Name	Nature	2025	2024
Ms. Fong	Constructive dividend	$208,952	$739,714
International Safety Equipment Limited	Sale of products	$18,706	$158,646
Angie International (Macau) Limited	Sale of products	$9,104	$17,300

Related party balance consists of the following:

		As of
Name	Nature	June 30, 2025	December 31, 2024
International Safety Equipment Limited	Receivables from customer	$18,706	$231,669
Angie International (Macau) Limited	Receivables from customer	9,104	—
Ms. Fong	Share transfer for reorganization	$(1,282)	$(1,282)

Remuneration to key management for the six-month periods ended June 30, 2025 and 2024 were:

	For the six-month periods ended June 30,
	2025	2024
Salaries and other short term employee benefits	$38,461	$44,872
Payments to defined contribution pension schemes	1,154	1,154
Total	$39,615	$46,026

14. RISKS AND UNCERTAINTIES

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, and accounts receivable.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Accounts receivable

The Company has designed credit policies with an objective to minimize their exposure to credit risk. The accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations of customers and generally requires certain amounts of deposits after signing the contract. The Company periodically evaluates the creditworthiness of the existing customers by determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

F-23

Concentration risk

Customer concentrations

The following table summarizes customers comprising 10% or more of revenue for the six-month periods ended June 30, 2025 and 2024:

	2025	2024
Customer B	16%	—%

Except for this, no other customers accounted for more than 10% of revenue for the six-month periods ended June 30, 2025 and 2024.

The following table summarizes customers comprising 10% or more of accounts receivable as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Customer B	24%	—
Customer A	*	13%

Except for this, no other customers accounted for more than 10% of accounts receivable as of June 30, 2025 and December 31, 2024.

*As of June 30, 2025, customer A accounted for less than 10% of total balance of accounts receivable.

Vendor concentrations

The following table summarizes vendors comprising 10% or more of total purchase for the six-month periods ended June 30, 2025 and 2024:

	2025	2024
Vendor C	31%	32%
Vendor B	34%	22%
Vendor A	21%	29%
Vendor D	*	13%

Except for these, no other vendors accounted for more than 10% of total purchase for the six-month periods ended June 30, 2025 and 2024.

*Vendor D accounted for less than 10% of total purchase for the period ended June 30, 2025.

The following table summarizes vendors comprising 10% or more of accounts payable as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Vendor D	*	61%
Vendor A	20%	22%
Vendor C	14%	11%
Vendor B	23%	—
Vendor E	26%	—

Except for these, no other vendors accounted for more than 10% of accounts payable as of June 30, 2025 and December 31, 2024.

* As of June 30, 2025, vendor D accounted for less than 10% of total balance of accounts payable.

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact on the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in HK$ which is the functional currency of the operating subsidiary.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

F-24

Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

15. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 6, 2025.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company completed a re-organizing transaction resulting in 13,750,000 ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented.

Constructive dividend

The Company declared a constructive dividend of $208,952 and $739,714 for the six-month periods ended June 30, 2025 and 2024, respectively.

16. SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after June 30, 2025 up through September 12, 2025, which is the date that these unaudited interim condensed consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

F-25

17. PARENT COMPANY ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Angie Holdings Limited.

Condensed balance sheets

	As of
	June 30, 2025	December 31, 2024
ASSETS
Non-current assets:
Deferred offering costs	$50,000	$—
Interests in a subsidiary	1,282	1,282
Total non-current assets	51,282	1,282
TOTAL ASSETS	$51,282	$1,282

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Amount due to a subsidiary	$51,600	$—
Amount due to a related party	1,282	1,282
Total current liabilities	52,882	1,282

TOTAL LIABILITIES	52,882	1,282

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares $0.0001 par value per share; 200,000,000 shares authorized; 13,750,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024*	1,375	1,375
Subscription receivable	(1,375)	(1,375)
Retained earnings	(1,600)	—
Total shareholders’ equity	(1,600)	—

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,282	$1,282

*	Retrospectively restated for effect of share reorganization (see Note 1)

Condensed statements of loss

	For the six-month periods ended June 30,
	2025	2024

General and administrative expenses	$(1,600)	$—
Income tax expense	—	—

Net loss	$(1,600)	$—

Condensed statements of cash flows

	For the six-month periods ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(1,600)	$—
Change in operating assets and liabilities:
Amount due to a subsidiary	51,600	—
Cash provided by operating activities	50,000	—

Cash flows from financing activities
Deferred offering cost	(50,000)	—
Cash used in financing activities	(50,000)	—

Net change in cash, cash equivalents	—	—
Cash, cash equivalents at beginning of the period	—	—
Cash, cash equivalents at the end of the period	$—	$—

(i)	Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on March 6, 2025 and as a holding company.

In the condensed parent company only financial statements, the Company’s investment in subsidiary stated at cost of acquisition in Angie International Limited. Those condensed parent company only financial statements should be read in connection with the unaudited interim condensed consolidated financial statements and notes hereto.

The condensed parent company only financial statements are presented as if the incorporation of the Company and its acquisition of subsidiaries had taken place.

(ii)	Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company only financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Angie Holdings Limited exceed 25% of the consolidated net assets of Angie Holdings Limited. The Company generates revenues from its wholly owned subsidiary in Hong Kong. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends is not restricted. In this connection, the restricted net assets of the subsidiaries of Angie Holdings Limited do not exceed 25% of the consolidated net assets of Angie Holdings Limited and accordingly the above condensed parent company only financial information of Angie Holdings Limited is presented for supplementary reference.

As of June 30, 2025 and December 31, 2024, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stock or guarantees of the Company, except for those that have been separately disclosed in the unaudited interim condensed consolidated financial statements, if any.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Angie Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Angie Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2024 and 2023 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

May 27, 2025

F-27

ANGIE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$167,246	$228,364
Accounts receivable, net	2,604,072	2,136,488
Accounts receivable – related parties, net	231,669	—
Deposits, prepayments and other receivables, net	35,289	—
Inventories, net	253,219	162,857
Total current assets	3,291,495	2,527,709

Non-current assets:
Property and equipment, net	4,333	33,923
Right-of-use assets, net	106,295	4,261
Rental deposits	17,538	26,923
Deferred tax assets, net	35,098	22,020
Deferred offering costs	219,560	—
Total non-current assets	382,824	87,127
TOTAL ASSETS	$3,674,319	$2,614,836

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank borrowings	$516,048	$802,932
Accounts payable	369,220	147,907
Accrued expenses and other payables	136,843	163,189
Amount due to a related party	1,282	1,282
Income tax payable	612,071	301,038
Finance lease liabilities	4,587	9,276
Operating lease liabilities	103,467	4,342
Total current liabilities	1,743,518	1,429,966

TOTAL LIABILITIES	1,743,518	1,429,966

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares $0.0001 par value per share; 200,000,000 shares authorized as of December 31, 2023 and 2024; 13,750,000 shares issued and outstanding as of December 31, 2023 and 2024*	1,375	1,375
Subscription receivable	(1,375)	(1,375)
Retained earnings	1,930,801	1,184,870
Total shareholders’ equity	1,930,801	1,184,870
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,674,319	$2,614,836

*	Retrospectively restated for the effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-28

ANGIE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2024	2023
Revenues
– External	$10,027,964	$11,140,034
– Related parties	287,962	—
Total revenues	10,315,926	11,140,034

Cost of revenues	(7,109,172)	(7,646,916)
Gross profit	3,206,754	3,493,118

Operating expenses
Selling and marketing expenses	205,064	380,140
Staff salaries and welfares	755,944	840,694
Lease expenses	97,723	152,528
Legal and professional fees	100,228	7,585
Depreciation expenses	29,590	29,589
Other general and administrative expenses	76,244	4,896
Total expenses	1,264,793	1,415,432

Other income (expenses)
Bank interest income	1,228	1,523
Interest expense	(38,469)	(45,646)
Government subsidies	102,533	—
Other income, net	957	128
Total other income (expenses), net	66,249	(43,995)

Income before income tax expense	2,008,210	2,033,691

Income tax expense	(290,852)	(313,360)

Net income	$1,717,358	$1,720,331

Basic and diluted net income per share*	$0.12	$0.13
Weighted average number of shares outstanding - basic and diluted*	13,750,000	13,750,000

*	Retrospectively restated for the effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-29

ANGIE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	Ordinary shares
	Number of shares*	Amount	Subscription receivable	Retained earnings	Total shareholders’ equity
Balance as of January 1, 2023	13,750,000	$1,375	$(1,375)	$655,160	$655,160
Net income	—	—	—	1,720,331	1,720,331
Constructive dividend	—	—		(1,190,621)	(1,190,621)

Balance as of December 31, 2023	13,750,000	$1,375	$(1,375)	$1,184,870	$1,184,870
Net income	—	—	—	1,717,358	1,717,358
Constructive dividend	—	—	—	(971,427)	(971,427)

Balance as of December 31, 2024	13,750,000	$1,375	$(1,375)	$1,930,801	$1,930,801

*	Retrospectively restated for effect of share reorganization (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

ANGIE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Amount in U.S. dollar, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,717,358	$1,720,331
Adjustment to reconcile net income to cash generated from operating activities:
Depreciation of property and equipment	29,590	29,589
Provision for (reversal of) allowance of expected credit losses	62,277	(18,855)
Reversal of unused annual leave	(7,726)	(5,725)
Reversal of long service payment	(3,708)	(31,379)
Deferred tax credit	(13,078)	(4,638)
Change in operating assets and liabilities:
Accounts receivable	(761,530)	(17,004)
Inventories	(90,362)	62,094
Deposits, prepayments and other receivables	(35,289)	—
Rental deposits	9,385	—
Accounts payable	221,313	(1,238,456)
Accrued expenses and other payables	(14,912)	53,800
Operating lease liabilities	(2,909)	(3,040)
Income tax payable	311,033	317,998
Net cash generated from operating activities	1,421,442	864,715

Cash flows from investing activities	—	—
Net cash generated from investing activities	—	—

Cash flows from financing activities
Proceeds from bank borrowings	—	558,161
Repayment of bank borrowings	(286,884)	(390,350)
Finance lease	(4,689)	(4,593)
Repayment to related party	—	(241,205)
Constructive dividend	(971,427)	(1,190,621)
Deferred offering costs	(219,560)	—
Net cash used in financing activities	(1,482,560)	(1,268,608)
Net change in cash and cash equivalents	(61,118)	(403,893)
Cash and cash equivalents at the beginning of the year	228,364	632,257
Cash and cash equivalents at the end of the year	$167,246	$228,364

Supplementary cash flows information
Cash paid for interest expense	$38,469	$45,646
Cash paid for income taxes expense	$—	$—
Supplemental schedule of non-cash investing and financing activities:
Initial recognition of operating lease liabilities related to right-of-use assets	$199,757	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-31

ANGIE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Business

Angie Holdings Limited (the “Company”), through its wholly-owned subsidiary, is engaged in one-stop corporate uniform solution services, offering a full suite of services in the corporate uniform supply chain, including product design and development, raw material sourcing and quality control in Hong Kong.

Corporate Structure

The Company’s wholly-owned subsidiary, Angie International Limited (“Angie International”), is a company incorporated in Hong Kong with limited liability in June 2015. The equity interest of Angie International was ultimately 100% held as to by Ms. Mei Yuk Fong (“Ms. Fong”), Director and Chief Operating Officer of the Company, prior to the Group Reorganization (see below).

Group Reorganization

In connection with its proposed initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved:

(1)	On March 6, 2025, the Company was incorporated in the Cayman Islands with limited liability and an authorized share capital of $20,000 divided into 200,000,000 of a par value of $0.0001 each. From March 12, 2025 to April 11, 2025, one ordinary share was allotted, issued and transferred to Visionary Value Investments Limited, a company controlled by Mr. Wai Sing Fong (“Mr. Fong”), Chairman and Chief Executive Officer of the Company, and the sibling of Ms. Fong, through a series of transactions.

(2)	On April 15, 2025, Ms. Fong sold, and the Company purchased from Ms. Fong, a total of 10,000 ordinary shares of Angie International (representing the entire issued share capital of Angie International), for a consideration of HK$10,000. After the acquisition, the Company became the sole shareholder of Angie International.

The Company, together with its wholly-owned subsidiary, is effectively controlled by the same shareholder group, Mr. Fong and Ms. Fong, at 100% before the Reorganization and ultimately held as to 92% after the Reorganization. As such, the Reorganization is considered as a recapitalization of entities under common control. The Company has retroactively restated all shares and per share data for all the periods presented.

F-32

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. The results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be substantially the same as the results of operations for the period after the date of Reorganization.

The effects of all inter-company transactions are eliminated in consolidation. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

Upon the Group Reorganization and as of the date of these financial statements, details of the subsidiary company are as follows:

Name	Place of incorporation	Date of incorporation	Business engaged in	Effective ownership as of December 31, 2024	Effective ownership as of December 31, 2023
Angie International Limited	Hong Kong	June 11, 2015	Design and trading of corporate uniform products	100%	100%

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All significant inter-company balances and transactions between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

F-33

Foreign currency translation and transaction and convenience translation

The Company uses United States dollar (“$”) as reporting currency. The functional currency of the Company incorporated in the Cayman Islands and its subsidiaries incorporated in BVI is $, and the functional currency of its subsidiary in Hong Kong is Hong Kong dollar (“HK$”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Exchange gains and losses resulting from currency translation are recorded as other comprehensive income (losses) in the consolidated statements of income and comprehensive income.

	As of December 31,
	2024	2023
Year-end spot rate	7.7677	7.8109

	For the years ended December 31,
	2024	2023
Average rate	7.7677	7.8109

Cash and cash equivalents

Cash and cash equivalents consist of deposit placed with banks, which are unrestricted as to withdrawal and use. The Company does not have any cash equivalents as of December 31, 2024 and 2023. The Company’s cash is held at well capitalized financial institutions, but they are not FDIC insured; however, management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable, net

Accounts receivable, net are recorded at the net invoice amount less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides a provision for credit loss accounts. The Company grants credit to customers, without collateral, under normal payment terms. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for expected credit losses.

In establishing the required provision for expected credit loss accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the allowance for the expected credit loss is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against the allowance for expected credit losses after all means of collection have been exhausted and that the likelihood of collection is not probable.

F-34

Allowance for expected credit losses

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2023, the first day of the Company’s fiscal year and applied to Accounts receivable and other financial instruments. The adoption of this guidance did not materially impact on the net earnings and financial position and had no impact on the cash flows.

Deposits, prepayments and other receivables, net

Deposits, prepayments and other receivables, net consist of rental and other deposits. Accrued sales mainly referring to goods delivered to customers without issuance of invoices. These advances are unsecured and reviewed periodically to determine whether their carrying value has become impaired.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statements of income and comprehensive income. As of December 31, 2024 and 2023, the Company has incurred deferred offering costs of $219,560 and nil, respectively.

Inventories, net

Inventories, representing finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in-first-out method. We evaluate the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable value on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers.

Property and equipment, net

Property and equipment, net are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification	Estimated useful life
Office equipment	5 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures on maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

F-35

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of input that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Based on the short-term nature of cash and cash equivalents, accounts receivable, accounts payable, and other payables have determined that the carrying value approximates their fair values. The carrying amount of operating lease liabilities and finance lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates. The fair value of the Company’s short-term and long-term debt approximated the carrying value as of December 31, 2024 and 2023, as the weighted average interest rate on these short term and long-term debts approximated the market rate for similar debts.

Operating leases

ROU assets represent the right to use underlying assets for the lease terms and lease liabilities represent the obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate is not readily determinable for the operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components; therefore, it will account for lease components and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Finance leases

The Company classify a lease as a finance lease when the lease meets any of the following criteria at lease commencement:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;
●	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise;
●	The lease term is for a major part of the remaining economic life of the underlying asset;
●	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments in accordance with ASC 842 paragraph 842-10-30-5(f) equals or exceeds substantially all of the fair value of the underlying asset;
●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

The lease term includes rental holidays and options to extend or terminate the lease when we are reasonably certain that it will exercise that option, if any. We do not recognize finance lease assets or lease liabilities for renewal periods unless it is determined that we are reasonably certain of renewing the lease at inception or when a triggering event occurs. The lease assets for finance leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. The finance lease expense, including interest and amortization expense of finance lease are presented separately. Interest expense is determined by using the effective interest method. Amortization expense is recorded on a straight-line basis of the finance lease assets. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

F-36

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Accounts payable

Accounts payable represent trade payables to vendors.

Accrued expenses and other payables

Accrued expenses and other payables primarily include, accrued salary, long service payment provision, unused annual leave, accrued expenses, and other payables for the operation in the ordinary course of business.

Revenue recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent ASUs that modified ASC 606 on April 1, 2017, using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. We derive revenue principally from sales of corporate uniform products. Revenue from contracts with customers is recognized using the following five steps:

Revenue from contracts with customers is recognized using the following five steps:

1.	identify the contract(s) with a customer;
2.	identify the performance obligations in the contract;
3.	determine the transaction price;
4.	allocate the transaction price to the performance obligations in the contract; and
5.	recognize revenue when (or as) the entity satisfies a performance obligation.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until we identify a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. We have addressed whether various goods and services promised to the customer represent distinct performance obligations.

Transaction price is the amount of consideration in the contract to which we expect to be entitled in exchange for transferring the promised goods or services. The transaction price is fixed and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if we do not receive a separate identifiable benefit from the customer. Revenue is recognized at a point in time. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

F-37

The Company currently generates its revenue by the following source:

(a)	Sale of corporate uniform products

The Company recognizes revenue from the sale of corporate uniform products. It offers customized design and manufacturing services to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. There is only one performance obligation as a series of services on this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e. customers do not obtain any benefits other than the finished products). The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

(b)	Sale of safety tools

The Company recognizes revenue from the sale of safety tools. It sources and sells safety tools to customers. The Company typically receives purchase orders from the customers, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The Company’s sales are recorded as revenue at a point in time and the shipping term is freight on board destination. The performance obligation is the delivery of safety tools to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. The Company determined that the Company is the principal to the transaction for its goods and services and revenue is recognized on a gross basis based on the transfer of control to the customer. The Company is primarily responsible for fulfilling the promise to deliver the product and bears risk of loss while the inventory is in-transit to the customer. The Company has not adjusted the transaction price for significant financing since the time period between the transfer of goods and payment is less than one year. The Company has elected the practical expedient to not disclose the consideration allocated to the remaining performance obligations and an explanation of when those amounts are expected to be recognized as revenue since the duration of the contracts is less than one year. Typical payment terms set forth in the purchase order range from 30 to 90 days from invoice date and no deposits are required.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less. Costs that relate directly to a contract include cost of purchasing of products from suppliers. We elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfilment activity and present as transportation costs in selling and marketing expenses. Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced are expensed when the advertising event takes place.

The Company does not have a sale refund policy and does not accept any return of products; the transaction price does not include variable consideration provision for the right of return. Instead, the Company offers exchange of defective products. For the years ended December 31, 2024 and 2023, the Company is not aware of any material claims against the Company in relation to the goods sold. As of December 31, 2024 and 2023, the provisions for warranty cost were $8,356 and $9,283, respectively.

Cost of revenues

Cost of revenues consists of material costs, and other indirect costs.

Selling and marketing expenses

Selling and marketing expenses primarily consist of freight cost, advertising and promotion expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs, depreciation, professional services fees, utilities, office expense, and expenses related to general operations.

Shipping, handling and insurance costs

Shipping and handling costs are expensed as incurred. Outbound shipping, handling and insurance costs associated with shipping and delivery of the products to customers are recorded in selling and marketing expenses.

Government subsidies

Government subsidies are recognized as income in other income. Such amounts are recognized in the consolidated statements of income and comprehensive income upon receipt and when all conditions attached to the grants, such as companies are required to stay at the same level of employment, are fulfilled. Such subsidies are presented under other income. During the years ended December 31, 2024 and 2023 and up the date of this prospectus, the Company recognized government subsidies of $102,533 and nil in the other income of consolidated statements of income and comprehensive income.

Bank interest income

Bank interest income is mainly generated from savings deposits with a period of less than one year and is recognized on an accrual basis using the effective interest method.

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Interest expenses

Interest expenses represent bank loan interest expenses for supporting general business operation.

Income taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2024 and 2023 and up to the date of this prospectus.

Employee benefits

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and HK$1,500 of the employee’s monthly income over HK$30,000.

The Company is obligated to make severance payments and long service payments for its employees on cessation of employment in certain circumstances under the Ordinance. The Ordinance currently allows employers to offset the severance or long service payments to an employee against accrued benefits derived from the contributions it has made to the employee in the MPF Scheme.

However, the Legislative Council has passed the Employment and Retirement Schemes Legislation (Offsetting Arrangement) (Amendment) Bill 2023 on June 9, 2023 to abolish the use of the accrued benefits of employers’ mandatory contributions under the MPF System to offset severance payment and long service payment. The Hong Kong government has announced that the abolition will take effect on May 1, 2025. Accrued benefits derived from employers’ voluntary MPF contributions as well as gratuities based on length of service can continue to be used to offset severance payment and long service payment. Expected contributions to the long service payment obligation by the Company as of December 31, 2024 and 2023 are $78,096 and $81,804, respectively, in the accrued expenses and other payables of consolidated balance sheets.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

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Comprehensive income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income, (“ASC 220”). ASC 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company’s subsidiaries not using the $ as the Company’s functional currency.

Subscription receivable

Subscription receivable from shareholders is recorded as a contra- equity.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. There were no material commitments or contingencies as of December 31, 2024 and 2023.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the chief operating decision maker (“CODM”) has been identified as the Company’s Chief Executive Officer. The CODM has determined that the Company operates as a single operating segment and uses net income (loss) and operating income (loss) as measures of profit or loss on a consolidated basis when making decisions regarding resource allocation and performance assessment. The Company’s key financial metrics used by the CODM help make key operating decisions, include significant acquisitions and allocation of budget between cost of revenues, sales and marketing, general and administrative and research and development expenses.

Information regarding the Company’s net income (loss) and operating income (loss) is disclosed in the Consolidated Statements of Comprehensive Income. Segment expenses and other items are reviewed by the CODM on the same basis as presented in the Consolidated Statements of Comprehensive Income. The CODM does not separately evaluate performance or allocate resources based on segment assets. As a result, asset information by segment is not presented.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2024 and 2023, there were no dilutive shares.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Recently adopted accounting standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all periods presented in the consolidated financial statements. The Company adopted ASU 2023-07 on January 1, 2024. The adoption of the ASU 2023-07 did not have a material impact on financial disclosures.

New accounting standards not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements — Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires incremental disclosures about specific expense categories, including but not limited to, purchases of inventory, employee compensation, depreciation, amortization and selling expenses. The amendments are effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted and the amendments may be applied either prospectively or retrospectively. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of loss and comprehensive loss and cash flows.

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3. SEGMENT INFORMATION

The Company has one reportable segment: sale of corporate uniform products. Segment was identified based on the Company’s internal reporting and how the chief operating decision maker (“CODM”, the Chief Executive Officer of the Company) assesses the performance of the business. The sale of corporate uniform products segment generated revenue by customized design and manufacturing services and delivery of the finished product to the customer at their specified location. All assets of the Company are located in Hong Kong.

Geographical revenue is based on the final location where the Company sells the product or where the customer/partner is located.

	For the years ended December 31,
	2024		2023
Hong Kong	$10,259,947	98%	$11,111,632	98%
Macau	52,889	1%	25,551	1%
Taiwan	3,090	1%	2,851	1%
Total	$10,315,926	100%	$11,140,034	100%

Key financial performance measures of the segments are as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
Revenues
– External	$10,027,964	$11,140,034
– Related parties	287,962	—
Total revenues	10,315,926	11,140,034

Cost of revenues	(7,109,172)	(7,646,916)
Gross profit	3,206,754	3,493,118

Operating expenses
Selling and marketing expenses	(205,064)	(380,140)
Staff salaries and welfares	(755,944)	(840,694)
Lease expenses	(97,723)	(152,528)
Legal and professional fee	(100,228)	(7,585)
Depreciation expenses	(29,590)	(29,589)
Other general and administrative expenses	(76,244)	(4,896)
Total expenses	(1,264,793)	(1,415,432)

Other income (expenses)
Bank interest income	1,228	1,523
Interest expense	(38,469)	(45,646)
Government subsidies	102,533	—
Other income, net	957	128
Total other income (expenses), net	66,249	(43,995)

Income before income tax	$2,008,210	$2,033,691

	As of December 31, 2024	As of December 31, 2023
Total assets	$3,674,319	$2,614,836
Total liabilities	(1,743,518)	(1,429,966)

Net assets	$1,930,801	$1,184,870

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2024	2023
Accounts receivable	$2,734,276	$2,204,415
Allowance for expected credit losses	(130,204)	(67,927)
Total accounts receivable, net	$2,604,072	$2,136,488

Movements of allowance for expected credit losses were as follows:

	As of December 31,
	2024	2023
Balance, beginning of the year	$67,927	$86,782
Expected credit losses recognized (reversed)	62,277	(18,855)
Balance, end of the year	$130,204	$67,927

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5. INVENTORIES, NET

Inventories, net consisted of the following:

	As of December 31,
	2024	2023
Finished goods	$253,219	$162,857

Inventory write-down expense was nil and nil for the years ended December 31, 2024 and 2023.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31,
	2024	2023
Motor vehicles	$147,948	$147,948
Less: accumulated depreciation	(143,615)	(114,025)
Property and equipment, net	$4,333	$33,923

Depreciation expenses for the years ended December 31, 2024 and 2023, were $29,590 and $29,589, respectively.

7. BANK BORROWINGS

Bank borrowings were analyzed as follows:

	As of December 31,
	2024	2023
Bank borrowings – secured	$516,048	$802,932

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Bank borrowings as of December 31, 2024 and 2023 were as follows:

						Balance as of December 31,
Lender	Type	Maturity date	Currency	Weighted average interest rate as of December 31, 2023	Weighted average interest rate as of December 31, 2024	2024	2023
The Bank of East Asia (“BEA”) (Note 1)	Term loan	June 4, 2026 or on demand	HK$	3.56%	3.56%	$40,634	$66,536
BEA (Note 2)	Term loan	July 19, 2028 or on demand	HK$	3.63%	3.63%	282,513	355,138
BEA (Note 3 and Note 6)	Term loan	January 21, 2024 or on demand	HK$	3.56%	3.56%	—	3,795
OCBC Wing Hang Bank Limited (“OCBC”) (Note 4 and Note 7)	Term loan	February 22, 2025 or on demand	HK$	6.81%	6.81%	33,371	80,535
Standard Chartered Bank (Hong Kong) Limited (Note 4)	Term loan	September 30, 2025 or on demand	HK$	4.08%	4.08%	40,379	93,905
Bank of China (Hong Kong) Limited (Note 5)	Term loan	April 23, 2026 or on demand	HK$	5.69%	5.69%	119,151	203,023
Total						$516,048	$802,932

Notes:

(1) The banking facility was secured as follows:

(a)	HK$1,000,000 personal guarantee by Ms. Fong; and
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC Insurance Limited (“HKMC”).

(2) The banking facility was secured as follows:

(a)	HK$3,000,000 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(3) The banking facility was secured as follows:

(a)	HK$1,208,000 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

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(4) The banking facility was secured as follows:

(a)	HK$1,700,000 personal guarantee by Ms. Fong; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(5) The banking facility was secured as follows:

(a)	Personal guarantee by Ms. Fong with guarantee amount of unlimited extend; and;
(b)	Guaranteed under the SME Financing Guarantee Scheme, which is fully guaranteed by HKMC.

(6) The loan is fully repaid at its maturity date.

(7) Subsequent to the year ended December 31, 2024, the loan is fully repaid at its maturity date.

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of December 31,
	2024	2023
Accrued salaries	$—	$49,806
Accrued long service payment provision	78,096	81,804
Accrued unused annual leave	8,747	16,473
Others	50,000	15,106
Total	$136,843	$163,189

9. RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

The Company entered into leases for uses of corporate office in Hong Kong.

The Company’s operating ROU assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of December 31,
	2024	2023
Operating lease ROU assets
Cost	$633,167	$433,409
Less: accumulated amortization	(526,872)	(429,148)
Total	$106,295	$4,261

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	As of December 31,
	2024	2023
Operating lease liabilities
Current portion	$103,467	$4,342
Non-current portion	—	—
Total	$103,467	$4,342

	As of December 31,
	2024	2023
Operating leases:
Weighted average remaining lease term (years)	1.03	0.03
Weighted average discount rate (Note)	3.5%	7.84%

Note:	The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments as the implicit rate cannot be readily determined.

During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, the Company incurred operating lease expenses of approximately $97,723 and $152,528, respectively.

The maturity analysis of the Company’s non-cancelable lease obligations as of December 31, 2024 is as follows:

Operating leases
Year ending December 31, 2025	$105,231
Total undiscounted lease obligations	105,231
Less: imputed interest	(1,764)
Operating lease liabilities recognized in the consolidated balance sheet	$103,467

10. FINANCE LEASE LIABILITIES

On November 11, 2020, the Company entered into a finance lease agreement with a financial institution in Hong Kong to lease a motor vehicle for 60 months for $21,667. The lease required monthly lease payments of $431 from December 13, 2020 through November 13, 2025. The Company placed this vehicle into service in September 2020; accordingly, it has been capitalized.

The Company’s finance lease ROU assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of December 31,
	2024	2023
Finance lease assets:
Cost	$21,667	$21,667
Less: accumulated amortization	(17,694)	(13,361)
	$3,973	$8,306

	As of December 31,
	2024	2023
Finance lease liabilities:
Current finance lease obligation	$4,587	$9,276

	As of December 31,
	2024	2023
Finance lease:
Weighted average remaining lease term (years)	1.03	0.03
Weighted average discount rate	3.85%	3.85%

For the years ended December 31, 2024 and 2023, the Company incurred finance lease expenses of approximately $834 and $834, respectively.

11. DISAGGREGATED REVENUES

The following table sets forth a breakdown of gross profit and gross profit margin for the years ended December 31, 2024 and 2023, respectively:

	For the years ended December 31,
	2024				2023
Category	Revenues	Cost of revenues	Gross profit	Gross profit margin	Revenues	Cost of revenues	Gross profit	Gross profit margin
Uniforms	$10,164,859	$(7,000,358)	$3,164,501	31%	$10,992,122	$(7,539,609)	$3,452,513	31%
Safety tools	151,067	(108,814)	42,253	28%	147,912	(107,307)	40,605	27%
Total	$10,315,926	$(7,109,172)	$3,206,754	31%	$11,140,034	$(7,646,916)	$3,493,118	31%

12. OTHER INCOME (EXPENSE), NET

Other income (expense), net consisted of the following:

	For the years ended December 31,
	2024	2023
Interest expense	$(38,469)	$(45,646)
Bank interest income	1,228	1,523
Government subsidies (note a)	102,533	—
Other income, net	957	128
Total	$66,249	$(43,995)

Note:

(a)	The amount represented to the government subsidies provided by the Hong Kong Government, for eligible research and development projects for the year ended December 31, 2024. The purpose of these initiatives is to motivate companies to pursue overseas business opportunities and actively engage in the development of new products. There were no unfulfilled conditions nor other contingencies attached to the government subsidies.

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13. INCOME TAX

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, no Cayman Islands withholding tax will be imposed upon payments of dividends by this entity to its shareholders.

Hong Kong

Angie International Limited is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

The income tax provision consists of the following components:

	For the years ended December 31,
	2024	2023
Current tax expenses	$303,930	$317,998
Deferred income tax expenses	(13,078)	(4,638)
Total income taxes expenses	$290,852	$313,360

A reconciliation of the provision for income taxes determined at the Hong Kong statutory income tax rate to the Company’s effective income tax rate is as follows:

	For the years ended December 31,
	2024	%	2023	%
Income before income tax expense	$2,008,210		$2,033,691

Income tax rate in the Cayman Islands, permanent tax holiday	—	0.0%	—	0.0%
Tax at Hong Kong statutory tax rate of 16.5%	331,355	16.5%	335,559	16.5%
Tax effect on non-taxable income	(19,349)	(1.0)%	(1,045)	(0.1)%
Tax effect on tax concession	(21,154)	(1.0)%	(21,154)	(1.0)%
Income tax expense	$290,852	14.5%	$313,360	15.4%

Deferred tax assets

Movements of deferred tax assets, which arisen from temporary differences of allowance for expected credit losses and provision for employee benefits were as follows:

	Allowance for expected credit losses	Provision for employee benefits	Valuation allowance	Total
As of January 1, 2023	$14,319	$11,983	$—	$26,302
Recognized in statements of income and comprehensive income	(3,112)	4,233	—	1,121
As of December 31, 2023	11,207	16,216	—	27,423
Recognized in statements of income and comprehensive income	10,277	(1,887)	—	8,390
As of December 31, 2024	$21,484	$14,329	$—	$35,813

The Company did not recognize any valuation allowance against its deferred tax assets as management believes the Company will be able to fully utilize the assets in the foreseeable future.

As of December 31, 2024 and 2023, the Group had no tax loss carry forwards.

Deferred tax liabilities

Movements of deferred tax liabilities, which arisen from temporary difference of depreciation allowance were as follows:

Depreciation allowance
As of January 1, 2023	$8,920
Recognized in statements of income and comprehensive income	(3,517)
As of December 31, 2023	5,403
Recognized in statements of income and comprehensive income	(4,688)
As of December 31, 2024	$715

Deferred tax assets, net
As of December 31, 2023	$22,020
As of December 31, 2024	$35,098

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14. RELATED PARTY BALANCES AND TRANSACTIONS

Relationships with related parties

Name	Relationship
Ms. Fong	Director of the Company
International Safety Equipment Limited	Entity controlled by the spouse of Mr. Fong
Angie International (Macau) Limited	Entity controlled by Ms. Fong

Related party transaction consists of the following:

		For the years ended December 31,
Name	Nature	2024	2023
Ms. Fong	Constructive dividend	$971,427	$1,190,621
International Safety Equipment Limited	Sale of products	$270,662	$—
Angie International (Macau) Limited	Sale of products	$17,300	$—

Related party balance consists of the following:

		As of December 31,
Name	Nature	2024	2023
International Safety Equipment Limited	Receivables from customer	$231,669	$—
Ms. Fong	Share transfer for reorganization	$(1,282)	$(1,282)

Remuneration to key management for the years ended December 31, 2024 and 2023 were:

	For the years ended December 31,
	2024	2023
Salaries and other short term employee benefits	$83,333	$69,872
Payments to defined contribution pension schemes	2,308	2,308
Total	$85,641	$72,180

15. RISKS AND UNCERTAINTIES

Credit risk

The Company’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, and accounts receivable.

Bank balances

The Company believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Company’s Hong Kong subsidiary is located.

Accounts receivable

The Company has designed credit policies with an objective to minimize their exposure to credit risk. The accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations of customers and generally requires certain amounts of deposits after signing the contract. The Company periodically evaluates the creditworthiness of the existing customers by determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

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Concentration risk

Customer concentrations

The following table summarizes customers comprising 10% or more of revenue for the years ended December 31, 2024 and 2023:

	2024	2023
Customer A	10%	11%

Except for this, no other customers accounted for more than 10% of revenue for the years ended December 31, 2024 and 2023.

The following table summarizes customers comprising 10% or more of accounts receivable as of December 31, 2024 and 2023:

	2024	2023
Customer A	13%	17%

Except for this, no other customers accounted for more than 10% of accounts receivable as of December 31, 2024 and 2023.

Vendor concentrations

The following table summarizes vendors comprising 10% or more of total purchase for the years ended December 31 2024 and 2023:

	2024	2023
Vendor A	28%	33%
Vendor B	30%	28%
Vendor C	28%	24%

Except for these, no other vendors accounted for more than 10% of total purchase for the years ended December 31, 2024 and 2023.

The following table summarizes vendors comprising 10% or more of accounts payable as of December 31 2024 and 2023:

	2024	2023
Vendor D	61%	18%
Vendor A	22%	31%
Vendor C	11%	16%
Vendor B	—	24%

Except for these, no other vendors accounted for more than 10% of accounts payable as of December 31, 2024.

Interest rate risk

The Company is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank borrowings and bank balances. The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact on the financial instruments. The Company is not exposed to significant transactional foreign currency risk since almost all of its transactions, assets and liabilities are denominated in HK$ which is the functional currency of the operating subsidiary.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

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Market and geographic risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

16. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on March 6, 2025.

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company completed a re-organizing transaction resulting in 13,750,000 ordinary shares outstanding that have been retroactively restated to the beginning of the first period presented.

Constructive dividend

The Company declared a constructive dividend of $971,427 and $1,190,621 for the years ended December 31, 2024 and 2023 respectively, which had no tax consequences.

17. SUBSEQUENT EVENT

The Company performed the Group Reorganization as detailed in Note 1 above.

The Company evaluated all events and transactions that occurred after December 31, 2024 up through May 27, 2025, which is the date that these consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these consolidated financial statements.

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18. PARENT COMPANY ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Angie Holdings Limited.

Condensed balance sheets

	As of December 31,
	2024	2023
ASSETS
Non-current assets:
Interests in a subsidiary	$1,282	$1,282
Total non-current assets	1,282	1,282
TOTAL ASSETS	$1,282	$1,282

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Amount due to a related party	$1,282	$1,282
Total current liabilities	1,282	1,282

TOTAL LIABILITIES	1,282	1,282

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares $0.0001 par value per share; 200,000,000 shares authorized; 13,750,000 shares issued and outstanding as of December 31, 2024 and 2023*	1,375	1,375
Subscription receivable	(1,375)	(1,375)
Total shareholders’ equity	—	—

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,282	$1,282

*	Retrospectively restated for effect of share reorganization (see Note 1)

(i)	Basis of Presentation

The Company was incorporated under the laws of the Cayman Islands as a limited company on March 6, 2025 and as a holding company.

In the condensed parent company only financial statements, the Company’s investment in subsidiary stated at cost of acquisition in Angie International Limited. Those condensed parent company only financial statements should be read in connection with the consolidated financial statements and notes hereto.

The condensed parent company only financial statements are presented as if the incorporation of the Company and its acquisition of subsidiaries had taken place.

(ii)	Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company only financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Angie Holdings Limited exceed 25% of the consolidated net assets of Angie Holdings Limited. The Company generates revenues from its wholly owned subsidiary in Hong Kong. The abilities of the Company’s subsidiaries in Hong Kong to pay dividends is not restricted. In this connection, the restricted net assets of the subsidiaries of Angie Holdings Limited do not exceed 25% of the consolidated net assets of Angie Holdings Limited and accordingly the above condensed parent company only financial information of Angie Holdings Limited is presented for supplementary reference.

As of December 31, 2024 and 2023, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stock or guarantees of the Company, except for those that have been separately disclosed in the consolidated financial statements, if any.

The Company was set up on March 6, 2025 and hence no condensed statements of income (loss) and comprehensive income (loss) and cash flows statement were presented.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles that will become effective immediately prior to the completion of this offering, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The Underwriting Agreement also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. The underwriter was involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Mr. Wai Sing Fong(1)	March 12, 2025	1	USD	0.0001
Visionary Value Investments Limited(2)	April 11, 2025	1	USD	0.0001
Visionary Value Investments Limited(3)	April 14, 2025	11,754,999	USD	1,175.4999
Stellar Wealth Development Limited(3)	April 14, 2025	665,000	USD	66.5
Nexus Capital Development Limited(3)	April 14, 2025	1,330,000	USD	133
Quantum Value Investments Limited(4)	April 16, 2025	665,000	US$	66.5
Jaxton Ocean Capital Development Limited(5)	April 17, 2025	450,000	US$	45

1.	On March 12, 2025, Ogier Global Subscriber (Cayman) Limited, the subscriber transferred one (1) Ordinary Share to Mr. Fong.
2.	On April 11, 2025, Mr. Fong transferred one (1) Ordinary Share to Visionary Value Investments Limited.
3.	On April 14, 2025, 11,754,999 Ordinary Shares, 665,000 Ordinary Shares, 1,330,000 Ordinary Shares were allotted and issued to Visionary Value Investments Limited, Stellar Wealth Development Limited and Nexus Capital Development Limited.
4.	On April 16, 2025, Visionary Value Investments Limited transferred 665,000 Ordinary Shares to Quantum Value Investments Limited.
5.	On April 17, 2025, Visionary Value Investments Limited to transfer 450,000 Ordinary Shares to Jaxton Ocean Capital Development Limited

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Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

(iii)	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iv)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles, as currently in effect
3.2*	Form of Amended and Restated Memorandum and Articles (to be effective in connection with the completion of this offering)
4.1*	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters
8.2*	Opinion of Hong Kong counsel regarding certain legal matters and tax matters of the subsidiary in Hong Kong
10.1*	Form of Director Agreement between the registrant and its directors
10.2*	Form of Independent Director Agreement between the registrant and its independent directors
10.3*	Form of Employment Agreement between the registrant and its officers
10.4*#	Subcontracting Agreement with Guangzhou Liwan District Jiabaishang Clothing Store
10.5*#	Subcontracting Agreement with Guangzhou Baiyun District Yizhou Garment Factory
10.6*#	Subcontracting Agreement with Guangzhou Jialong Clothing Company Limited
10.7*#	Agreement with the Hong Kong Research Institute of Textiles and Apparel Limited dated March 28, 2022
15.1**	Letter in lieu of consent for review report of WWC, P.C.
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Hong Kong counsel (included in Exhibit 8.2)
23.4*	Consent of Frost & Sullivan Limited
23.5**	Consent of Independent Directors
24.1*	Power of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics
99.2*	Audit Committee Charter
99.3*	Nominating Committee Charter
99.4*	Compensation Committee Charter
107**	Calculation of Filing Fee Table

**	Previously filed.
*	To be filed by amendment.
#	Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 24, 2025.

ANGIE HOLDINGS LIMITED

By :	/s/ Wai Sing FONG
Name:	Wai Sing FONG
Title :	Chairman of the Board and Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wai Sing FONG	Chairman of the Board and Director and Chief Executive Officer	September 24, 2025
Name: Wai Sing FONG

/s/ Mei Yuk FONG	Chief Operating Officer and Director	September 24, 2025
Name: Mei Yuk FONG

/s/ Wing Hang CHAN	Chief Financial Officer	September 24, 2025
Name: Wing Hang CHAN	(Principal Accounting and Financial Officer)

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Angie Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on September 24, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By :	/s/ Colleen A. De Vries
Name :	Colleen A. De Vries
Title :	Senior Vice President on behalf of Cogency Global Inc.

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